     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 19, 2001.

                                                    REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                             DURA OPERATING CORP.*
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             DELAWARE                             3714                            38-2961431
 (STATE OR OTHER JURISDICTION OF      (PRIMARY STANDARD INDUSTRIAL             (I.R.S. EMPLOYER
  INCORPORATION OR ORGANIZATION)         CLASSIFICATION NUMBER)              IDENTIFICATION NO.)

                            ------------------------

                         DURA AUTOMOTIVE SYSTEMS, INC.*
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             DELAWARE                             3714                            38-3185711
 (STATE OR OTHER JURISDICTION OF      (PRIMARY STANDARD INDUSTRIAL             (I.R.S. EMPLOYER
  INCORPORATION OR ORGANIZATION)         CLASSIFICATION NUMBER)              IDENTIFICATION NO.)

                 4508 IDS CENTER, MINNEAPOLIS, MINNESOTA 55402

                           TELEPHONE: (612) 342-2311
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANTS' PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                                 DAVID R. BOVEE

        VICE PRESIDENT, CHIEF FINANCIAL OFFICER AND ASSISTANT SECRETARY
                         DURA AUTOMOTIVE SYSTEMS, INC.
                 2791 RESEARCH DRIVE, ROCHESTER HILLS, MI 48309
                           TELEPHONE: (248) 299-7500
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                            ------------------------

                                   COPIES TO:

                             DENNIS M. MYERS, ESQ.
                                KIRKLAND & ELLIS
                             200 E. RANDOLPH DRIVE
                            CHICAGO, ILLINOIS 60601
                           TELEPHONE: (312) 861-2000

* The companies listed on the next page are also included in this Form S-4 Registration Statement as additional Registrants.
                            ------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: The exchange will occur as soon as practicable after the effective date of this Registration Statement.
     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------
                                                                              PROPOSED MAXIMUM
              TITLE OF EACH CLASS OF                      AMOUNT TO            OFFERING PRICE           AMOUNT OF
            SECURITIES TO BE REGISTERED                 BE REGISTERED           PER UNIT(2)        REGISTRATION FEE(1)
------------------------------------------------------------------------------------------------------------------------
Series D 9% Senior Subordinated Notes due 2009.....      $458,500,000               100%               $114,625(1)
------------------------------------------------------------------------------------------------------------------------
Guarantees on Senior Subordinated Notes(2).........           --                     --                    (3)
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------

(1) Calculated in accordance with Rule 457 under the Securities Act of 1933, as amended.
(2) All subsidiary guarantors are wholly owned subsidiaries of the Registrant and have each guaranteed the Notes being registered.
(3) Pursuant to Rule 457(n), no separate fee is payable with respect to the guarantees being registered hereby.
                            ------------------------
THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                                              JURISDICTION OF     I.R.S. EMPLOYER
EXACT NAME OF ADDITIONAL REGISTRANTS*                            FORMATION       IDENTIFICATION NO.
-------------------------------------                         ---------------    ------------------
Adwest Electronics, Inc.....................................    Delaware             38-3223055
Atwood Automotive Inc. .....................................    Michigan             38-2112709
Atwood Mobile Products, Inc. ...............................    Illinois             38-4334203
Dura Automotive Systems Cable Operations, Inc...............    Delaware             38-3383557
Dura Automotive Systems of Indiana, Inc.....................    Indiana              35-1188181
Mark I Molded Plastics of Tennessee, Inc....................   Tennessee             62-1109669
Universal Tool & Stamping Company Inc.......................    Indiana              35-0797817

---------------
* The address for each of the additional Registrants is c/o Dura Automotive Systems, Inc., 2791 Research Drive, Rochester Hills, Michigan 48309. The primary standard industrial classification number for each of the additional Registrants is 3714.

THIS INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SEC IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL NOR IS IT AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

                   SUBJECT TO COMPLETION, DATED JULY 19, 2001

PROSPECTUS                                                           [DURA LOGO]

                              DURA OPERATING CORP.
                               EXCHANGE OFFER FOR

                                  $300,000,000
                 SERIES B 9% SENIOR SUBORDINATED NOTES DUE 2009
                                      AND
                                  $158,500,000
                 SERIES C 9% SENIOR SUBORDINATED NOTES DUE 2009

--------------------------------------------------------------------------------

      WE ARE OFFERING TO EXCHANGE AN AGGREGATE PRINCIPAL AMOUNT OF UP TO:

- $300,000,000 OF OUR NEW SERIES D 9% SENIOR SUBORDINATED NOTES DUE 2009 FOR A LIKE AMOUNT OF OUR OUTSTANDING SERIES B 9% SENIOR SUBORDINATED NOTES DUE 2009; AND

- $158,500,000 OF OUR NEW SERIES D 9% SENIOR SUBORDINATED NOTES DUE 2009 FOR A LIKE AMOUNT OF OUR OUTSTANDING SERIES C 9% SENIOR SUBORDINATED NOTES DUE 2009.

                        MATERIAL TERMS OF EXCHANGE OFFER

- The terms of the exchange notes to be issued in the exchange offer are substantially identical to the outstanding series B notes. The terms of the exchange notes are also substantially identical to the outstanding series C notes, except that certain transfer restrictions and registration rights relating to the outstanding series C notes will not apply to the exchange notes.

- Expires 5:00 p.m., New York City time,                , 2001, unless extended.

- We believe that, subject to certain exceptions, the exchange notes may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act.

- Based on the advice of counsel, the exchange of the outstanding notes will not be a taxable exchange for U.S. federal income tax purposes.

- The exchange offer is subject to customary conditions, including the condition that the exchange offer will not violate applicable law or any applicable interpretation of the Staff of the SEC.

- We will not receive any proceeds from the exchange offer.

- We intend to apply to list the exchange notes on the Luxembourg Stock Exchange in accordance with the rules of such exchange.

--------------------------------------------------------------------------------

   FOR A DISCUSSION OF CERTAIN FACTORS THAT YOU SHOULD CONSIDER BEFORE PARTICIPATING IN THIS EXCHANGE OFFER, SEE "RISK FACTORS" BEGINNING ON PAGE 8 OF THIS PROSPECTUS.

     NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THE NOTES TO BE DISTRIBUTED IN THE EXCHANGE OFFER, NOR HAVE ANY OF THESE ORGANIZATIONS DETERMINED THAT THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                           , 2001

     UNTIL           , 2001, ALL DEALERS THAT BUY, SELL OR TRADE THE EXCHANGE
NOTES, WHETHER OR NOT PARTICIPATING IN THE EXCHANGE OFFER, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS REQUIREMENT IS IN ADDITION TO THE DEALERS' OBLIGATIONS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS AND SUBSCRIPTIONS.

     WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE ANY INFORMATION OR REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU MUST NOT RELY ON ANY UNAUTHORIZED INFORMATION. THIS PROSPECTUS DOES NOT OFFER TO SELL OR SOLICIT ANY OFFER TO BUY ANY NOTES IN ANY JURISDICTION WHERE THE OFFER, SOLICITATION OR SALE IS UNLAWFUL. THE INFORMATION IN THIS PROSPECTUS IS CURRENT AS OF THE DATE IT BEARS.

                            ------------------------

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
Prospectus Summary..........................................    1
Risk Factors................................................    8
Use of Proceeds.............................................   16
The Exchange Offer..........................................   17
Capitalization..............................................   25
Selected Historical Financial Data..........................   26
Description of Notes........................................   28
Certain United States Federal Tax Considerations............   66
Plan of Distribution........................................   70
Legal Matters...............................................   72
Independent Public Accountants..............................   72
General Information.........................................   72

     In this prospectus, unless the context otherwise requires, we refer to Dura Operating Corp. as the "issuer." Dura Operating Corp. is a wholly owned subsidiary of Dura Automotive Systems, Inc., which we refer to in this prospectus as "Parent." The terms "the Company," "Dura," "we," "us" and "our" and other similar terms mean Parent and all of its subsidiaries, including the issuer.

              CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

     This prospectus, including information we have incorporated into this prospectus by reference, contains forward-looking statements that are subject to risks and uncertainties. You should not place undue reliance on those statements because they speak only as of the date of this prospectus. Forward-looking statements include information concerning our possible or assumed future results of operations. These statements often include words such as "believe," "expect," "anticipate," "intend," "plan," "estimate," or similar expressions. These statements are based on assumptions that we have made in light of our experience in the industry as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate in the circumstances. As you read and consider this prospectus, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties and assumptions. Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. These factors include:

     - general economic or business conditions affecting the automotive industry (which is dependent on consumer spending), either nationally or regionally, being less favorable than expected;

     - our failure to develop or successfully introduce new products;

     - increased competition in the automotive components supply market;

     - unforeseen problems associated with international sales, including gains and losses from foreign currency exchange;

     - implementation of or changes in the laws, regulations or policies governing the automotive industry that could negatively affect the automotive components supply industry;

     - changes in general economic conditions in the United States and Europe;

     - exposure to product liability claims; and

     - various other factors beyond our control.

     All future written and oral forward-looking statements made by us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. Except for our ongoing obligations to disclose material information as required by the federal securities laws, we do not have any obligation or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future or to reflect the occurrence of unanticipated events. YOU SHOULD ALSO READ CAREFULLY THE FACTORS DESCRIBED IN THE "RISK FACTORS" SECTION OF THIS PROSPECTUS.

                         MARKET, RANKING AND OTHER DATA

     The data included in this prospectus regarding markets and ranking, including the size of certain product markets and our position and the position of our competitors within these markets, are based on independent industry publications, reports from government agencies or other published industry sources and our estimates based on our management's knowledge and experience in the markets in which we operate. Our estimates have been based on information obtained from our customers, distributors, suppliers, trade and business organizations and other contacts in the markets in which we operate. We believe these estimates to be accurate as of the date of this prospectus. However, this information may prove to be inaccurate because of the method by which we obtained some of the data for our estimates or because this information cannot always be verified with complete certainty due to the limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties inherent in a survey of market size. In addition, consumption patterns and consumer preferences can and do change. As a result, you should be aware that market, ranking and other similar data included in this prospectus, and estimates and beliefs based on such data, may not be reliable.

                      WHERE YOU CAN FIND MORE INFORMATION

     We are subject to the information requirements of the Securities and Exchange Act of 1934 and file periodic reports and other information with the SEC. These reports and other information may be inspected and copied at prescribed rates at the Public Reference Room of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549 and should be available for inspection and copying at the regional offices of the SEC located at 7 World Trade Center, Suite 1375, New York, New York 10048 and at Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661. Information on the operation of the Public Reference Room of the SEC may be obtained by calling the SEC at 1-800-SEC-0330. The SEC also maintains a Web site that contains reports and other information that we have filed electronically. The address of the site is http://www.sec.gov.

     We will provide you without charge a copy of the exchange notes, the indenture governing the exchange notes and the registration rights agreement relating to our outstanding series C notes. You may request copies of these documents by contacting us at: Dura Automotive Systems, Inc., 4508 IDS Center, Minneapolis, Minnesota 55402 or calling us at (612) 342-2311, Attention:
Investor Relations.

                           INCORPORATION BY REFERENCE

     This prospectus represents only a summary of the information presented in this prospectus, and incorporates by reference certain documents we have filed with the SEC.

     The following documents are incorporated by reference into this prospectus:

     1. Annual Report on Form 10-K for the fiscal year ended December 31, 2000;

     2. Proxy Statement on Schedule 14A filed with the SEC on April 17, 2001;

     3. Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2001;

     4. the audited financial statements as of and for the fiscal year ended January 2, 1999 of Excel Industries, Inc., filed as Exhibit 99.A to the Current Report on Form 8-K/A, filed with the SEC on June 18, 1999;

     5. the audited financial statements as of and for the year ended June 30, 1998 and the unaudited financial statements as of and for the period ended December 31, 1998 of Adwest Automotive Plc, filed as Exhibit 99.B to the Current Report on Form 8-K/A, filed with the SEC on June 18, 1999; and

     6. all documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before termination of the exchange offer.

     References in this prospectus to this prospectus will be deemed to include the documents incorporated by reference, which are an integral part of this prospectus. You should obtain and review carefully copies of the documents incorporated by reference. Any statement contained in the documents incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in a subsequently dated document incorporated by reference or in this prospectus modifies or supersedes the statement. Information that we file later with the SEC will automatically update the information incorporated by reference and the information in this prospectus. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Any person obtaining a copy of this prospectus may obtain without charge, upon written request, a copy of the documents incorporated by reference. See "Where You Can Find More Information."

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                               PROSPECTUS SUMMARY

     This summary contains basic information about our company and this exchange offer. This summary does not contain all of the information that may be important to you in deciding whether to participate in the exchange offer. We encourage you to read the entire prospectus, including the financial data and the information described under the heading "Risk Factors" and the other documents to which we have referred you, prior to deciding whether to participate in the exchange offer.

                                  THE COMPANY

     We are the world's largest independent designer and manufacturer of cockpit sub-systems for the global automotive industry. We are also a leading global supplier of seat mechanisms and structures, engineered assemblies, glass systems, door modules and mobile products. Our products include:

     - Cockpit Sub-Systems -- light duty and heavy duty automotive cables, transmission gear shifter systems (manual and automatic), electronic and traditional park brake systems, adjustable and traditional pedal systems, electronic throttle controls, steering columns and components and cross car beams;

     - Seat Mechanisms -- 2, 4, 6 and 8-way power and manual seat adjusters, complete seat structures and seat recliner assemblies;

     - Engineered Assemblies -- underbody spare tire carriers, jacks and stowage systems, hood and tailgate latch systems, hood/deck and door hinges, engine control products, injection molded plastic products and thixomolded magnesium components;

     - Glass Systems -- glass encapsulated windows, manual and power backlite assemblies, roof and side trim, 1, 2 or 3-sided glass modules, liftgate modules, drop-door glass, hidden hardware glass and integrated greenhouse systems;

     - Door Modules -- door hardware modules, aluminum and steel body-in-white door structures, side impact beams, power and manual window lift systems and anti-pinch window systems; and

     - Mobile Products -- components and systems for the recreational vehicle market, including water heaters, heating systems, cooking appliances, window systems, seating, doors and other hardware.

     We sell our products to every major North American, Japanese and European automotive original equipment manufacturer, or "OEM," including Ford, GM, DaimlerChrysler, Volkswagen, BMW, PSA (Peugeot and Citroen), Renault, Toyota, Nissan and Honda. We have 77 manufacturing and product development facilities located in the United States, Australia, Brazil, Canada, the Czech Republic, France, Germany, Mexico, Portugal, Spain and the United Kingdom. We also have a presence in China, India and Japan through alliances, joint ventures or technical licenses.

     Our revenues have increased from $129.3 million in 1993 to $2.6 billion in 2000, representing a compound annual growth rate of approximately 54%. Over this same period, our operating income margin has improved from 2.8% of revenues to 7.1% of revenues. This is the result of our successful acquisition strategy, organic growth and disciplined manufacturing efficiency and productivity initiatives related to both existing and acquired operations.

                             COMPETITIVE STRENGTHS

     We believe that we possess a number of competitive strengths, including:

     - Well Positioned to Take Advantage of Market Trends: We believe that we are well positioned to meet the demands of OEMs for fewer, full-service and globally positioned suppliers due to our advanced design capabilities, ability to supply complete systems and integrated modules, and our global production capabilities.

     - Strong OEM Partnerships: We have formed strong partnerships with our major OEM customers due to our high level of product quality, customer service and product design and engineering capabilities.

     - Well Positioned on Popular Product Platforms: We manufacture products for many of the most popular car, light truck and sport utility vehicle models, including all of the top ten selling vehicles in North America for 2000.

     - Significant Acquisition Experience: Our leadership team, the members of which have an average of 20 years of experience in the automotive supply industry, has successfully completed 15 acquisitions and two joint ventures over the last five years.

                                  BUSINESS STRATEGY

     Our primary business objective is to capitalize on the consolidation, system sourcing and globalization trends in the automotive supply industry in order to continue to be the leading provider of the component parts and systems that we supply to OEMs worldwide. Our operating strategy includes implementing strategic initiatives designed to improve on operations, capitalizing on opportunities to reduce costs and improve operational efficiency from prior acquisitions and fostering a decentralized, participatory management system. We believe that we can continue to grow by increasing our ability to provide complete systems and modules to our OEM customers, increasing volume by adding new customers and strengthening existing customer relationships by broadening our range of products, continuing to expand our manufacturing operations into new geographic markets and continuing to pursue selective acquisitions, joint ventures and strategic alliances.

                               COMPANY BACKGROUND

     Parent is a corporation organized under the laws of Delaware. Our principal executive offices are located at 4508 IDS Center, Minneapolis, Minnesota 55402, and our telephone number is (612) 342-2311.

                         PURPOSE OF THE EXCHANGE OFFER

     On June 22, 2001, we sold, through a private placement exempt from the registration requirements of the Securities Act of 1933, $158.5 million in aggregate principal amount of our Series C Senior Subordinated Notes due 2009, which we refer to in this prospectus as the outstanding series C notes. We had previously sold on April 22, 1999 $300.0 million in aggregate principal amount of our Series A Senior Subordinated Notes due 2009, all of which were subsequently exchanged for a like principal amount of our registered Series B Senior Subordinated Notes due 2009, which we refer to in this prospectus as our outstanding series B notes. We refer to our outstanding series B notes and our outstanding series C notes collectively as the outstanding notes in this prospectus.

     Simultaneously with the private placement of our outstanding series C notes, we entered into a registration rights agreement with the initial purchasers of the outstanding series C notes. Under the registration rights agreement, we are required to use our reasonable best efforts to cause a registration statement for substantially identical notes to become effective on or before November 19, 2001. We refer to the notes to be registered under this exchange offer registration statement as exchange notes in this prospectus. The registration rights agreement requires us to pay liquidated damages to the holders of the outstanding series C notes from December 19, 2001 until the exchange offer is consummated. The exchange offer is intended to satisfy the rights of holders of our outstanding series C notes under the registration rights agreement. After the exchange offer, holders of outstanding series C notes will no longer be entitled to any exchange or registration rights with respect to their outstanding series C notes.

     Holders of our outstanding series B notes may also exchange their outstanding series B notes in the exchange offer. We have agreed to permit the exchange of our outstanding series B notes for exchange notes in order to create a single series of debt securities having a total outstanding principal amount that is greater than that of either the outstanding series B notes or the outstanding series C notes.

                         SUMMARY OF THE EXCHANGE OFFER

The Exchange Offer............   We are offering to exchange $458.5 million of
                                 the exchange notes, which have been registered under the Securities Act, for the $458.5 million in aggregate principal amount of our outstanding notes. In order to be exchanged, an outstanding note must be properly tendered and accepted. All outstanding notes that are validly tendered and not validly withdrawn will be exchanged. We will issue the exchange notes promptly after the expiration of the exchange offer.

Resales.......................   We believe that the exchange notes issued in
                                 the exchange offer may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act provided that:

                                 - the exchange notes are being acquired in the
                                   ordinary course of your business;

                                 - you are not participating, do not intend to
                                   participate, and have no arrangement or
                                   understanding with any person to participate, in the distribution of the exchange notes issued to you in the exchange offer; and

                                 - you are not an affiliate of ours.

                                 If any of these conditions are not satisfied and you transfer any exchange notes issued to you in the exchange offer without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from registration of your exchange notes from these requirements, you may incur liability under the Securities Act. We will not assume, nor will we indemnify you against, any such liability.

                                 Each broker-dealer that is issued exchange notes in the exchange offer for its own account in exchange for outstanding notes that were acquired by that broker-dealer as a result of market-making or other trading activities, must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the exchange notes. A broker-dealer may use this prospectus for an offer to resell, resale or other transfer of the exchange notes issued to it in the exchange offer. See "Plan of Distribution."

Record Date...................   We mailed this prospectus and the related
                                 exchange offer documents to registered holders
                                 of outstanding notes on                , 2001.

Expiration Date...............   The exchange offer will expire at 5:00 p.m.,
                                 New York City time,             , 2001, unless
                                 we decide to extend the expiration date.

Conditions to the Exchange
Offer.........................   The exchange offer is not subject to any
                                 condition other than that the exchange offer not violate applicable law or any applicable interpretation of the Staff of the SEC.

Procedures for Tendering
Outstanding Securities........   If the notes you own are held of record by Cede
                                 & Co., as nominee of The Depositary Trust
                                 Company, or "DTC", in book-entry form, you may tender your outstanding notes in accordance with DTC's Automated Tender Offer Program, known as "ATOP". In so doing, you will be agreeing to be bound by the terms of the letter of transmittal. ATOP allows you to electronically transmit your acceptance of the exchange offer to DTC instead of physically completing and delivering a letter of transmittal to the exchange agent. As part of the book-entry transfer, DTC will facilitate the exchange of your notes and update your account to reflect the issuance of the exchange notes to you.

                                 To tender your outstanding notes by a means other than book-entry transfer, a letter of transmittal must be completed and signed according to the instructions contained in the letter of transmittal. The letter of transmittal and any other documents required by the letter of transmittal must be delivered to the exchange agent by mail, facsimile, hand delivery or overnight carrier. In addition, you must deliver the outstanding notes to the exchange agent or comply with the procedures for guaranteed delivery. See "The Exchange Offer -- Procedures for Tendering Outstanding Notes" for more information.

                                 Do not send letters of transmittal and
                                 certificates representing outstanding notes to us. Send these documents only to the exchange agent. See "The Exchange Offer -- Exchange Agent" for more information.

Special Procedures for
Beneficial Owners.............   If you are the beneficial owner of book-entry
                                 interests and your name does not appear on a security position listing of DTC as the holder of the book-entry interests or if you are a beneficial owner of outstanding notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender the book-entry interests or outstanding notes in the exchange offer, you should contact the person in whose name your book-entry interests or outstanding notes are registered promptly and instruct that person to tender on your behalf.

Withdrawal Rights.............   You may withdraw the tender of your outstanding
                                 notes at any time prior to 5:00 p.m., New York
                                 City time on             , 2001.

Federal Income Tax
Considerations................   Based on the advice of counsel, the exchange of
                                 outstanding notes will not be a taxable event for United States federal income tax purposes.

Use of Proceeds...............   We will not receive any proceeds from the
                                 issuance of exchange notes pursuant to the exchange offer. We will pay all of our expenses incident to the exchange offer.

Exchange Agent................   U.S. Bank Trust National Association is serving
                                 as the principal exchange agent in connection with the exchange offer. Kredietbank S.A.
                                 Luxembourgeoise Societe Anonyme is serving as Luxembourg exchange agent in connection with the exchange offer.

                     SUMMARY OF TERMS OF THE EXCHANGE NOTES

     The form and terms of the exchange notes are the same as the form and terms of the outstanding series B notes. The form and terms of the exchange notes are also the same as the form and terms of the outstanding series C notes, except that the exchange notes will be registered under the Securities Act. As a result, unlike the outstanding series C notes, the exchange notes will not bear legends restricting their transfer and will not contain the registration rights and liquidated damage provisions contained in the outstanding series C notes. The exchange notes will represent the same debt as the outstanding notes. The exchange notes will be governed by the indenture under which the series C notes were issued. We use the term notes in this prospectus to refer collectively to the outstanding notes and the exchange notes.

Issuer........................   Dura Operating Corp., a Delaware corporation.

Securities....................   $458.5 million in principal amount of Series D
                                 9% Senior Subordinated Notes due 2009.

Maturity......................   May 1, 2009.

Interest......................   Annual rate: 9%.

                                 Payment frequency: every six months on May 1 and November 1.

                                 First payment: November 1, 2001.

Ranking.......................   The exchange notes will be senior subordinated
                                 debt of the issuer. Accordingly, they will rank:

                                 - behind all of the senior debt of the issuer;

                                 - equally with all existing and future
                                   subordinated, unsecured debt of the issuer that does not expressly provide that it is subordinated to the exchange notes;

                                 - ahead of all future debt of the issuer that
                                   expressly provides that it is subordinated to the exchange notes; and

                                 - behind all of the liabilities (including
                                   trade payables) of the issuer's non-guarantor subsidiaries.

                                 As of March 31, 2001, after giving effect to the offering of the outstanding series C notes and the application of the net proceeds of that offering, the exchange notes would have been subordinated to approximately $627.7 million of senior debt of the issuer and would have been effectively subordinated to approximately $950.2 million of liabilities of the issuer's non-guarantor subsidiaries.

Guarantees....................   The exchange notes will be unconditionally
                                 guaranteed on a senior subordinated basis by Parent and by each material existing and future domestic subsidiary of the issuer.

                                 As of March 31, 2001, after giving effect to the offering of the outstanding series C notes and the application of the net proceeds of that offering, the guarantees would have been subordinated to approximately $627.7 million of senior debt of Parent and the subsidiary guarantors as a result of their respective guarantees of our existing senior credit facility.

Optional Redemption...........   On or after May 1, 2004, the issuer may redeem
                                 some or all of the exchange notes at any time at the redemption prices described in the section "Description of Notes" under the heading "Optional Redemption."

                                 Prior to May 1, 2002, the issuer may redeem up to 35% of the notes with the proceeds of certain public offerings of the common equity of Parent at the price listed in the section "Description of Notes" under the heading "Optional Redemption."

Mandatory Offer to
Repurchase....................   If the issuer sells certain assets or if the
                                 issuer or Parent experience specific kinds of changes in control, the issuer must offer to repurchase the exchange notes at the prices listed in the section "Description of Notes."

Basic Covenants of
Indenture.....................   The issuer issued the outstanding series C
                                 notes, and will issue the exchange notes, under an indenture, dated June 22, 2001, with U.S.
                                 Bank Trust National Association, as trustee.
                                 The outstanding series B notes were issued under a prior indenture with the trustee, dated
                                 April 22, 1999, which is the same in all material respects as the indenture under which the exchange notes will be issued. The indenture, among other things, restricts the ability of the issuer and its restricted subsidiaries to:

                                 - borrow money;

                                 - pay dividends on stock or repurchase stock;

                                 - make investments;

                                 - use assets as security in other transactions;
                                   and

                                 - sell certain assets or merge with or into
                                   other companies.

                                 The covenants are subject to certain
                                 significant exceptions. See "Description of
                                 Notes -- Certain Covenants."

YOU SHOULD REFER TO THE SECTION ENTITLED "RISK FACTORS" FOR AN EXPLANATION OF CERTAIN RISKS OF PARTICIPATING IN THE EXCHANGE OFFER.

                                  RISK FACTORS

     You should read and consider carefully each of the following factors, as well as the other information contained in or incorporated by reference into this prospectus, before making a decision to participate in the exchange offer.

RISKS RELATING TO THE EXCHANGE OFFER

BECAUSE THERE IS NO PUBLIC MARKET FOR THE NOTES, YOU MAY NOT BE ABLE TO SELL YOUR NOTES

     The exchange notes will be registered under the Securities Act, but will constitute a new issue of securities with no established trading market, and there can be no assurance as to:

     - the liquidity of any trading market that may develop;

     - the ability of holders to sell their exchange notes; or

     - the price at which the holders would be able to sell their exchange notes.

If a trading market were to develop, the exchange notes might trade at higher or lower prices than their principal amount or purchase price, depending on many factors, including prevailing interest rates, the market for similar securities and our financial performance.

     We do not intend to list the notes on any trading exchange or to do anything to facilitate the development of a trading market for the notes. We understand that the initial purchasers presently intend to make a market in the notes. However, they are not obligated to do so, and any market-making activity with respect to the notes may be discontinued at any time without notice. In addition, any market-making activity will be subject to the limits imposed by the Securities Act and the Securities Exchange Act, and may be limited during the exchange offer or the pendency of an applicable shelf registration statement.

     In addition, any outstanding note holder who tenders in the exchange offer for the purpose of participating in a distribution of the exchange notes may be deemed to have received restricted securities, and if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

YOUR OUTSTANDING NOTES WILL NOT BE ACCEPTED FOR EXCHANGE IF YOU FAIL TO FOLLOW THE EXCHANGE OFFER PROCEDURES

     We will issue exchange notes pursuant to this exchange offer only after a timely receipt of your outstanding notes, a properly completed and duly executed letter of transmittal and all other required documents. Therefore, if you want to tender your outstanding notes, please allow sufficient time to ensure timely delivery. If we do not receive your outstanding notes, letter of transmittal and other required documents by the expiration date of the exchange offer, we will not accept your outstanding notes for exchange. We are under no duty to give notification of defects or irregularities with respect to the tenders of outstanding notes for exchange. If there are defects or irregularities with respect to your tender of outstanding notes, we will not accept your outstanding notes for exchange.

IF YOU DO NOT EXCHANGE YOUR OUTSTANDING SERIES C NOTES, YOUR OUTSTANDING SERIES C NOTES WILL CONTINUE TO BE SUBJECT TO THE EXISTING TRANSFER RESTRICTIONS AND YOU MAY BE UNABLE TO SELL YOUR OUTSTANDING SERIES C NOTES

     We did not register the outstanding series C notes, nor do we intend to do so following the exchange offer. Outstanding series C notes that are not tendered will therefore continue to be subject to the existing transfer restrictions and may be transferred only in limited circumstances under the securities laws. If you do not exchange your outstanding series C notes, you will lose your right to have your outstanding series C notes registered under the federal securities laws. As a result, if you hold outstanding series C notes after the exchange offer, you may be unable to sell your outstanding series C notes.

THE EXCHANGE OFFER WILL REDUCE THE NUMBER OF OUTSTANDING SERIES B NOTES TRADED IN THE MARKET, WHICH MAY REDUCE THE LIQUIDITY AND MARKET VALUE OF YOUR OUTSTANDING SERIES B NOTES

     Any exchange of outstanding series B notes pursuant to the exchange offer will reduce the number of outstanding series B notes that would otherwise trade in the market. Depending on the number of outstanding series B notes exchanged, this could reduce the liquidity and market value of any outstanding series B notes that remain outstanding after the exchange offer.

YOUR INDIVIDUAL VOTING INTEREST AS A NOTE HOLDER UNDER THE INDENTURE MAY BE DILUTED FOLLOWING THE EXCHANGE OFFER

     In the event all of our outstanding series B notes and all of our outstanding series C notes are exchanged for exchange notes, there would be $458.5 million in aggregate principal amount of exchange notes outstanding. The exchange notes will be governed by the indenture that currently governs our outstanding series C notes. Following the exchange offer, any action under this indenture requiring the consent of a majority of the note holders will require the consent of the majority of all holders of exchange notes, as well as the holders of any of our outstanding series C notes that are not exchanged in the exchange offer. As a holder of outstanding notes, your individual voting interest may therefore be diluted following the exchange offer.

RISKS RELATED TO THE NOTES

  OUR BUSINESS MAY BE ADVERSELY IMPACTED AS A RESULT OF OUR SUBSTANTIAL LEVERAGE

     We have a significant amount of indebtedness. As of March 31, 2001, after giving effect to the offering of our outstanding series C notes and the application of the net proceeds of that offering, we would have had approximately $1,174.5 million of outstanding debt, $55.3 million of outstanding Trust Preferred Securities and approximately $442.1 million of stockholders' investment. Our ratio of earnings to fixed charges for the twelve months ended March 31, 2001 was 1.4 to 1.0. In addition, both the issuer and Parent are able to incur substantial additional indebtedness in the future. The terms of the indenture do not fully prohibit them from doing so. Our existing senior credit facility provides for revolving credit borrowings of up to $400 million, subject to certain financial covenants.

     Our indebtedness could have several important consequences to you, including but not limited to the following:

     - it may be difficult for the issuer to satisfy its obligations with respect to the notes;

     - our ability to obtain additional financing in the future for working capital, capital expenditures, potential acquisition opportunities, general corporate purposes or other purposes may be impaired;

     - a substantial portion of our cash flow from operations must be dedicated to the payment of principal and interest on our indebtedness;

     - we may be more vulnerable to economic downturns, may be limited in our ability to withstand competitive pressures and may have reduced flexibility in responding to changing business, regulatory and economic conditions; and

     - fluctuations in market interest rates will affect the cost of our borrowings to the extent not covered by interest rate hedge agreements because a portion of our indebtedness is payable at variable rates.

     Our ability to service our indebtedness will depend on our future performance, which will be affected by prevailing economic conditions and financial, business, regulatory and other factors. Certain of these factors are beyond our control. We believe that, based upon current levels of operations, we will be able to meet our debt service obligations when due. Significant assumptions underly this belief, including, among other things, that we will continue to be successful in implementing our business strategy and that there will be no material adverse developments in our business, liquidity or capital requirements. If we cannot generate sufficient cash flow from operations to service our indebtedness and to meet our other obligations and commitments, we might be required to refinance our debt or to dispose of assets to obtain funds for such purpose. There is no assurance that refinancings or asset dispositions could be effected on a timely basis or on satisfactory terms, if at all, or would be permitted by the terms of the indenture or the existing senior credit facility. In the event that we are unable to refinance the existing senior credit facility or raise funds through asset sales, sales of equity or otherwise, the issuer's ability to pay principal of, and interest on, the notes would be impaired.

  WE ARE SUBJECT TO SUBSTANTIAL RESTRICTIONS AND COVENANTS UNDER OUR FINANCING ARRANGEMENTS

     The indentures governing the notes and our existing senior credit facility contain numerous restrictive covenants, including, but not limited to, covenants that restrict the issuer's ability to incur indebtedness, pay dividends, create liens, sell assets and engage in certain mergers and acquisitions. In addition, the existing senior credit facility also requires us to maintain certain financial ratios. Our ability to comply with the covenants and other terms of the existing senior credit facility and the indentures and to satisfy our other respective debt obligations (including, without limitation, borrowings and other obligations under the existing senior credit facility) and the issuer's ability to make cash payments with respect to the notes will depend on our future operating performance. In the event that we fail to comply with the various covenants contained in the existing senior credit facility and the indentures governing the notes, as applicable, we would be in default thereunder, and in any such case, the maturity of substantially all of our long-term indebtedness could be accelerated.

     A default under the indentures governing the notes would also constitute an event of default under our existing senior credit facility. In the event of a default under our existing senior credit facility, the lenders under the existing senior credit facility could elect to declare all amounts borrowed under that facility, together with accrued interest, to be due and payable. If we were unable to repay those borrowings, these lenders could proceed against the assets of the issuer, which secure its borrowings under the existing senior credit facility. If the indebtedness under the existing senior credit facility were to be accelerated, the assets of the issuer might not be sufficient to repay that indebtedness and the notes in full. The existing senior credit facility prohibits the repayment, purchase, redemption, defeasance or other payment of any of the principal of the notes at any time prior to their stated maturity other than as described herein. See "Description of Notes."

  THE NOTES AND GUARANTEES ARE UNSECURED SENIOR SUBORDINATED OBLIGATIONS

     The indebtedness evidenced by the notes is an unsecured obligation of the issuer and the indebtedness evidenced by the parent guaranty and the subsidiary guarantees are unsecured obligations of Parent and the subsidiary guarantors, as the case may be. The payment of principal of, premium (if any), and interest on the notes is subordinated in right of payment to all senior indebtedness of the issuer, including the payment of the existing senior credit facility, and the payment of the parent guaranty and the subsidiary guarantees are subordinated in right of payment to all senior indebtedness of Parent and the subsidiary guarantors, as the case may be, including Parent's and the subsidiary guarantors' respective guarantees of the existing senior credit facility. As of March 31, 2001, after giving effect to the offering and the application of the net proceeds of the offering, senior indebtedness of the issuer would have been approximately $627.7 million and, as a result of their respective guarantees of the existing senior credit facility, senior indebtedness of Parent and the subsidiary guarantors would have been approximately $627.7 million.

     By reason of the subordination provisions of the indenture(s) governing the notes, in the event of insolvency, liquidation, reorganization, dissolution or other winding-up of the issuer, Parent or any of the subsidiary guarantors, holders of senior indebtedness of the issuer, Parent or any of the subsidiary guarantors, as the case may be, will have to be paid in full before the Issuer makes payments in respect of the notes, before Parent makes payments in respect of the parent guaranty or any of the subsidiary guarantors makes payment in respect of the subsidiary guarantees. In addition, no payment will be able to be made in respect of the notes during the continuance of a payment default under any "designated senior indebtedness" (as defined in the indentures). Therefore, if certain non-payment defaults exist with respect to designated senior indebtedness, the holders of such designated senior indebtedness will be able to prevent payments on the notes for certain periods of time. See "Description of Notes -- Subordination."

 PARENT'S SOLE SOURCE OF OPERATING INCOME IS DERIVED FROM THE ISSUER; YOU SHOULD NOT RELY ON THE PARENT GUARANTY IN EVALUATING AN INVESTMENT IN THE NOTES

     Parent has unconditionally guaranteed the notes on an unsecured, senior subordinated basis. Parent is a holding company whose sole source of operating income and cash flow is derived from the issuer and whose only material asset is the issuer's capital stock. Accordingly, Parent is dependent upon the earnings and cash flow of, and dividends and distributions from, the issuer to perform on the parent guaranty. As a result, the parent guaranty provides little, if any, additional credit support for the notes and investors should not rely on the parent guaranty in evaluating whether to invest in the notes.

 THE ISSUER CONDUCTS CERTAIN OF ITS OPERATIONS THROUGH SUBSIDIARIES AND NOT ALL OF THE ISSUER'S SUBSIDIARIES ARE SUBSIDIARY GUARANTORS

     The issuer conducts some of its domestic and substantially all of its international operations through subsidiaries. Distributions and intercompany transfers from the issuer's subsidiaries to the issuer may be restricted by covenants contained in debt agreements and other agreements to which these subsidiaries may be subject and may be restricted by other agreements entered into in the future and by applicable law. There can be no assurance that the operating results of the issuer's subsidiaries at any given time will be sufficient to make distributions to the issuer. In addition, the issuer does not own all of the equity interests of certain of its foreign subsidiaries, and consequently must share profits with certain minority shareholders.

     The subsidiary guarantors will include only the issuer's material domestic subsidiaries. As a result, the notes will be effectively subordinated to all existing and future liabilities (including trade payables) of our non-guarantor subsidiaries. As a result, any right of the issuer to participate in any distribution of assets of its non-guarantor subsidiaries upon the liquidation, reorganization or insolvency of any such subsidiary (and the consequential right of the holders of the notes to participate in the distribution of those assets) will be subject to the prior claims of such subsidiary's creditors. As of March 31, 2001, after giving effect to the offering of the outstanding series C notes and the application of the net proceeds of that offering, the notes would have been effectively subordinated to approximately $950.2 million of liabilities of the issuer's non-guarantor subsidiaries. For condensed consolidated guarantor and non-guarantor financial information, see note 15 to our 2000 consolidated financial statements and note 10 to our first quarter 2001 consolidated financial statements, each incorporated by reference in this prospectus.

 THE INTERNAL REVENUE SERVICE MAY ASSERT THAT THE OUTSTANDING SERIES C NOTES WERE ISSUED WITH ORIGINAL ISSUE DISCOUNT, WHICH COULD AFFECT THE VALUE OF THE EXCHANGE NOTES RECEIVED IN EXCHANGE FOR BOTH THE OUTSTANDING SERIES C NOTES AND THE OUTSTANDING SERIES B NOTES.

     We intend to take the position that the outstanding series C notes were not issued with original issue discount for federal income tax purposes and therefore that any exchange notes received in exchange for outstanding series C notes also will not have original issue discount. We cannot assure you, however, that the Internal Revenue Service, or "IRS", will not assert a contrary position. Each initial purchaser of the outstanding series C notes received a delayed draw special payment of 3.635% of the principal amount of such notes. The IRS may take a position that the issue price of the outstanding series C notes equaled the offering price reduced by the delayed draw special payment and the actual 1.75% issue discount (which actual discount would, standing alone, qualify for the de minimis exception), and, accordingly, the outstanding series C notes were issued with original issue discount. If the IRS were to take this position, the holders of the outstanding series C notes and any exchange notes received in exchange for the outstanding series C notes would be required to include the amount of original issue discount in gross income over the term of the notes based on a constant yield method. This means that the holders would be required to include amounts in gross income without a corresponding receipt of cash and that such notes would not be fungible for federal income tax purposes with our outstanding series B notes even after the exchange offer. In addition, a subsequent purchaser of an exchange note from a holder that participates in the exchange (or any further subsequent purchaser) would likely not be able to determine whether the purchased exchange note has original issue discount (since there is not likely to be any way to "trace" the exchange note to a particular outstanding note), which could adversely affect the value of the notes received in exchange for outstanding series B notes as well as for outstanding series C notes. We have not obtained any ruling from the IRS or any opinion of counsel on this matter. You are strongly urged to consult your own advisors regarding the determination of the original issue price of the outstanding series C notes and the federal, state, and foreign tax consequences of holding or disposing of a debt security issued with original issue discount.

 THERE IS NO ASSURANCE THAT THE ISSUER WILL BE ABLE TO PURCHASE THE NOTES UPON A CHANGE OF CONTROL

     If either the issuer or Parent undergoes a "change of control" (as defined in the indentures), we may need to refinance large amounts of our debt, including the debt under the notes and the existing senior credit facility. If a change of control occurs, we must offer to buy back the notes for a price equal to 101% of the notes' principal amount, plus any interest which has accrued and remains unpaid as of the repurchase date. We would fund any repurchase obligation with our available cash, cash generated from other sources such as borrowings, sales of equity, or funds provided by a new controlling person. However, we cannot assure you that there will be sufficient funds available for any required repurchases of the notes if a change of control occurs. In addition, the existing senior credit facility prohibits us from repurchasing the notes after a change of control until we first repay our debt to the existing senior credit facility in full. If we fail to repurchase the notes in that circumstance, we will go into default under both the notes and the existing senior credit facility. Any future debt which we incur may also contain restrictions on repayment which come into effect upon a change of control. If a change of control occurs, we cannot assure you that we will have sufficient funds to satisfy all of our debt obligations. These buyback requirements may also delay or make it harder for others to obtain control of Dura. In addition, certain important corporate events, such as leveraged recapitalizations, that would increase the level of our indebtedness, would not constitute a change of control under the indenture. See "Description of Notes -- Repurchase at the Option of Holders -- Change of Control."

 IF A COURT WERE TO FIND THAT THE ISSUANCE OF THE SUBSIDIARY GUARANTEES CONSTITUTED A FRAUDULENT CONVEYANCE, THAT COURT COULD AVOID THE SUBSIDIARY GUARANTORS' OBLIGATIONS UNDER THE SUBSIDIARY GUARANTEES

     Although standards may vary depending on the applicable law, generally under federal bankruptcy law and comparable provisions of state fraudulent transfer laws, if a court were to find that, among other things, at the time any subsidiary guarantor incurred the debt evidenced by the guarantee of the notes, such subsidiary guarantor:

     - intended to hinder, delay or defraud any present or future creditor or received less than reasonably equivalent value or fair consideration for the incurrence of such debt; and

     - the guarantor:

     - was insolvent or rendered insolvent by reason of such incurrence; or

     - was engaged in a business or transaction for which its remaining assets constituted unreasonably small capital; or

     - intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature.

In addition, any payment by a subsidiary guarantor could be voided and required to be returned to the subsidiary guarantor or to a fund for the benefit of the creditors of the subsidiary guarantor.

     The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a debtor would be considered insolvent if:

     - the sum of its debts, including allowance for contingent liabilities, were greater than the fair saleable value of all of its assets; or

     - if the present fair saleable value of its assets were less than the amount that would be required to pay the probable liability on its existing debts, including allowance for contingent liabilities, as they become absolute and mature; or

     - it could not pay its debts as they became due.

RISKS RELATING TO DURA AND THE AUTOMOTIVE SUPPLY INDUSTRY

 WE ARE DEPENDENT ON FORD, GM, DAIMLERCHRYSLER AND LEAR CORPORATION AS OUR LARGEST CUSTOMERS

     Our revenues from Ford, GM, DaimlerChrysler and Lear Corporation represented approximately 26%, 13%, 10% and 10%, respectively, of our revenues in 2000. The loss of Ford, GM, DaimlerChrysler, Lear Corporation or any other significant customer could have a material adverse effect on us. The contracts we have entered into with many of our customers provide for supplying the customers' requirements for a particular model, rather than for manufacturing a specific quantity of products. Such contracts range from one year to the life of the model, usually three to seven years, and do not require the purchase by the customer of any minimum number of parts. Therefore, the loss of any one of such customers or a significant decrease in demand for certain key models or group of related models sold by any of our major customers could have a material adverse effect on us. We are involved in claims relating to our products with certain of our significant customers. As a result of these claims, it is possible that our relationship with these customers could be adversely affected.

  CYCLICALITY AND SEASONALITY COULD ADVERSELY AFFECT US

     The automotive and recreational vehicle markets are highly cyclical and both markets are dependent on consumer spending. Economic factors adversely affecting automotive production and consumer spending could adversely impact us. The current weakness in the North American automotive and recreational vehicle markets has adversely affected our recent operating results. Recent production cuts announced by GM, Ford and DaimlerChrysler have adversely affected us. As a result, we expect to report lower operating results for the second quarter of 2001 as compared to the second quarter of 2000. In addition, our business is somewhat seasonal. We typically experience decreased revenues and operating income during the third calendar quarter of each year due to the impact of scheduled OEM plant shutdowns in July and August for vacations and new model changeovers.

  WE MAY BE UNABLE TO COMPLETE ADDITIONAL STRATEGIC ACQUISITIONS AND ALLIANCES

     The automotive component supply industry has undergone, and is likely to continue to experience, consolidation as OEMs seek to reduce costs and reduce their supplier base. In the near term, we intend to focus our efforts on making acquisitions and establishing strategic alliances that do not significantly increase our leverage position. There can be no assurance that we will find attractive acquisition candidates or successfully integrate acquired businesses into our existing business. If the expected synergies from such acquisitions do not materialize or we fail to successfully integrate new businesses into our existing businesses, our results of operations could be adversely affected. To the extent that we may be considered as an acquisition candidate by a third party, certain provisions in our restated certificate of incorporation and our amended and restated by-laws may inhibit a change in control.

  WE ARE SUBJECT TO CERTAIN RISKS ASSOCIATED WITH OUR FOREIGN OPERATIONS

     We have significant operations in Europe, Canada and Latin America. Certain risks are inherent in international operations, including:

     - the difficulty of enforcing agreements and collecting receivables through certain foreign legal systems;

     - foreign customers may have longer payment cycles than customers in the United States;

     - tax rates in certain foreign countries may exceed those in the United States and foreign earnings may be subject to withholding requirements or the imposition of tariffs, exchange controls or other restrictions;

     - general economic and political conditions in countries where we operate may have an adverse effect on our operations in those countries;

     - the difficulties associated with managing a large organization spread throughout various countries; and

     - required compliance with a variety of foreign laws and regulations.

     As we continue to expand our business globally, our success will be dependent, in part, on our ability to anticipate and effectively manage these and other risks. We cannot assure you that these and other factors will not have a material adverse effect on our international operations or our business as a whole. In addition, we generate a significant portion of our revenues and incur a significant portion of our expenses in currencies other than U.S. dollars. To the extent that we are unable to match revenues received in foreign currencies with costs paid in the same currency, exchange rate fluctuations in any such currency could have an adverse effect on our financial results. The weakening of the European currencies in relation to the U.S. dollar had a negative impact on our revenues in 2000 and the first quarter of 2001.

  WE MAY BE ADVERSELY IMPACTED BY WORK STOPPAGES AND OTHER LABOR MATTERS

     As of March 31, 2001, approximately 53% of our employees were unionized. We cannot assure you that we will not encounter strikes, further unionization efforts or other types of conflicts with labor unions or our employees. Any of these factors may have an adverse effect on us or may limit our flexibility in dealing with our workforce.

     In addition, many OEMs and their suppliers have unionized work forces. Work stoppages or slow-downs experienced by OEMs or their suppliers could result in slow-downs or closures of assembly plants where our products are included in assembled vehicles. In the event that one or more of our customers experiences a material work stoppage, such work stoppage could have a material adverse effect on our business.

  WE MAY BE ADVERSELY AFFECTED BY ENVIRONMENTAL AND SAFETY REGULATIONS TO WHICH WE ARE SUBJECT

     We are subject to the requirements of federal, state, local and foreign environmental and occupational health and safety laws and regulations. We cannot assure you that we operate at all times in complete compliance with all such requirements. We could be subject to potentially significant fines and penalties for any noncompliance that may occur. We have made and will continue to make capital and other expenditures to comply with environmental requirements. We are also subject to laws requiring the cleanup of contamination. Some of our operations generate hazardous substances. If a release of hazardous substances occurs at or from any of our current or former properties or at a landfill or another location where we have disposed of wastes, we may be held liable for the contamination, and the amount of such liability could be material. We are currently addressing environmental contamination matters at certain facilities, including facilities in Mancelona, Michigan, Butler, Indiana, and Rotenberg, Einbeck and Dusseldorf, Germany, which could result in material expenditures.

 CERTAIN STOCKHOLDERS CURRENTLY CONTROL ALL MATTERS SUBMITTED TO A STOCKHOLDER VOTE

     Onex Corporation, Alkin Co. and certain other stockholders associated with Dura or Hidden Creek beneficially own all of our outstanding shares of Class B common stock, representing approximately 69% of the combined voting power of our outstanding common stock as of May 31, 2001. Each share of Class B common stock has ten votes, as compared to one vote for each share of Class A common stock. As a result of such stock ownership, these stockholders are able to control the vote on all matters submitted to a vote of the holders of our common stock, including the election of directors, amendments to our restated certificate of incorporation and by-laws and approval of significant corporate mergers. Such consolidation of voting power could also have the effect of delaying, deterring or preventing a change in control of Dura that might be otherwise beneficial to you as a debtholder.

 WE MAY BE ADVERSELY AFFECTED BY PRODUCT LIABILITY CLAIMS

     We face an inherent business risk of exposure to product liability claims in the event that the failure of our products results, or is alleged to result, in property damage, bodily injury and/or death. We cannot assure you that we will not experience any material product liability losses in the future or that we will not incur significant costs to defend these claims. In addition, if any Dura-designed products are or are alleged to be defective, we may be required to participate in a recall involving those products. Each OEM has its own policy regarding product recalls and other product liability actions relating to its suppliers. However, as suppliers become more integrally involved in the vehicle design process and assume more vehicle assembly functions, OEMs are increasingly looking to their suppliers for contribution when faced with product recalls, product liability or warranty claims. We cannot assure you that the future costs associated with providing product warranties will not be material. A successful product liability claim brought against us in excess of available insurance coverage or a requirement to participate in any product recall may have a material adverse effect on our results of operations or financial condition.

     In late 1994, Ford issued a recall of a series of manual-transmission Ford vehicles, including F-Series pickups, Broncos, Rangers and Explorers, to repair the self-adjust parking brakes originally manufactured by the brake and cable business of Alkin Co. The types of alleged failures that prompted the F-Series recall have also led to a number of claims and lawsuits filed against Ford. Ford has maintained that Dura or Alkin Co. is responsible for all damages or liabilities incurred by Ford as a result of these claims and lawsuits. One lawsuit filed against Ford and Alkin Co. resulted in a July 1998 award of punitive damages against Ford of more than $151 million (which has subsequently been reduced to $69 million). Ford is appealing this decision. If Ford is unsuccessful on appeal, Ford may seek contribution from Dura for all or part of any final judgment against it. We are not presently aware of any other open self-adjust parking brake claims against Ford with respect to which Ford may elect to seek contribution from Dura. The agreement relating to the acquisition of Alkin's brake and cable business provides that we are liable for claims arising out of accidents that take place on or after August 31, 1994 and that we will be liable for other claims only to the extent any losses by Alkin relating to such claims are not paid by Alkin's insurance policies (either because they are not over the deductible amount, because Alkin's policy limits have been exceeded or because they are not covered by Alkin's insurance policies for other reasons). We maintain insurance against product liability claims, but there can be no assurance that such coverage will be adequate for liabilities ultimately incurred or that it will continue to be available on terms acceptable to us. In November 1996, one of our insurance carriers brought a declaratory judgment that the umbrella and excess liability policies that it had issued to Onex did not provide coverage for an allegedly defective parking brake manufactured prior to August 31, 1994.

     In March 1999, we were notified by Ford of its decision to institute a recall of certain of its vehicles, including Explorers, Mountaineers, Rangers, Mustangs and F-Series pickups, relating to the speed control cable. Ford has reported that certain of such vehicles could be equipped with a speed control cable that could interfere with the speed control pulley and thus result in a "stuck" throttle. In June 1999, Ford notified us that as many as 987,839 vehicles could be affected at an alleged cost of up to $60 per vehicle. In October 1999, Ford announced that it was voluntarily recalling all 1998-1999 Ford Explorers and Mountaineers (approximately 972,000 vehicles) to replace the auxiliary hood latches. Ford contends that we failed to provide adequate corrosion protection, thereby allowing the secondary latch to remain open, which may potentially lead to hoods flying open. Ford projects that the recall will cost Ford approximately $23 million. Although we deny full liability related to the speed control and secondary hood latch recalls, in June 2000, we settled the two product recall matters through a cost sharing agreement with Ford. We agreed to pay $40 million ($20 million in July 2000, followed by three equal payments totaling $20 million in July 2001, July 2002 and July 2003) to resolve Ford's claims relating to these recalls.

 WE OPERATE IN THE HIGHLY COMPETITIVE AUTOMOTIVE SUPPLY INDUSTRY

     The automotive component supply industry is highly competitive. Some of our competitors are companies, or divisions or subsidiaries of companies, that are larger and have greater financial and other resources than we do. In addition, with respect to certain of our products, some of our competitors are divisions of our OEM customers. There can be no assurance that our products will be able to compete successfully with the products of these other companies.

     We principally compete for new business both at the beginning of the development of new models and upon the redesign of existing models by our major customers. New model development generally begins two to five years prior to the marketing of such models to the public. The failure to obtain new business on new models or to retain or increase business on redesigned existing models could adversely affect our business.

     In addition, there is substantial and continuing pressure from the major OEMs to reduce costs, including the cost of products purchased from outside suppliers such as Dura. If we are unable to generate sufficient production cost savings in the future to offset price reductions, our gross margin could be adversely affected.

  TECHNOLOGICAL AND REGULATORY CHANGES MAY ADVERSELY AFFECT US

     Changes in legislative, regulatory or industry requirements or competitive technologies may render certain of our products obsolete. Our ability to anticipate changes in technology and regulatory standards and to develop and introduce new and enhanced products successfully on a timely basis will be a significant factor in our ability to grow and to remain competitive. We cannot assure you that we will be able to achieve the technological advances that may be necessary for us to remain competitive or that certain of our products will not become obsolete. We are also subject to the risks generally associated with new product introductions and applications, including lack of market acceptance, delays in product development and failure of products to operate properly.

                                USE OF PROCEEDS

     This exchange offer is intended to satisfy certain of our obligations under the registration rights agreement. We will not receive any cash proceeds from the issuance of the exchange notes. In consideration for issuing the exchange notes contemplated in this prospectus, we will receive outstanding notes in like principal amount, the form and terms of which are the same as the form and terms of the exchange notes, except as otherwise described in this prospectus.

     We used all of the approximately $147.1 million of net proceeds from the sale of the outstanding series C notes to reduce the borrowings outstanding under the revolving credit facility of our existing senior credit facility.

                               THE EXCHANGE OFFER

PURPOSE OF THE EXCHANGE OFFER

     Simultaneously with the sale of the outstanding series C notes, we entered into a registration rights agreement with the initial purchasers of the outstanding series C notes. Under this registration rights agreement, we agreed to file a registration statement that, when effective, would enable the holders of the outstanding notes to exchange the outstanding notes for registered notes with terms identical in all material respects. We also agreed to use our reasonable best efforts to cause that registration statement to become effective with the SEC within 150 days of the issuance of the outstanding series C notes. A copy of the registration rights agreement has been filed as an exhibit to the registration statement of which this prospectus is a part.

     We are conducting the exchange offer to satisfy our contractual obligations under the registration rights agreement. The form and terms of the exchange notes are the same as the form and terms of the outstanding series B notes. The form and terms of the exchange notes are also the same as the form and terms of the outstanding series C notes, except that the registered securities will be registered under the Securities Act, and holders of the exchange notes will not be entitled to the payment of any additional amounts pursuant to the terms of the registration rights agreement, as described below.

     The registration rights agreement provides that, promptly after the registration statement has been declared effective, we will offer to holders of outstanding notes the opportunity to exchange their outstanding notes for exchange notes having a principal amount, interest rate, maturity date and other terms substantially identical to the principal amount, interest rate, maturity date and other terms of their outstanding notes. We will keep the exchange offer open for at least 20 business days (or longer if we are required to by applicable law) after the date notice of the exchange offer is mailed to the holders of securities and use our reasonable best efforts to complete the exchange offer no later than 30 days after the effective date of the registration statement. The exchange notes will be accepted for clearance through The Depository Trust Company ("DTC"), Clearstream, Luxembourg and the Euroclear System with new CUSIP and ISIN numbers.

     Based on existing interpretations of the Securities Act by the staff of the SEC, we believe that the holders of the exchange notes (other than holders who are broker-dealers) may freely offer, sell and transfer the exchange notes. However, holders of outstanding notes who are affiliates of Dura, who intend to participate in the exchange offer for the purpose of distributing the exchange notes, or who are broker-dealers who purchased the notes from us for resale, may not freely offer, sell or transfer the exchange notes, may not participate in the exchange offer and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any offer, sale or transfer of the exchange notes.

     Each holder of outstanding notes who is eligible to and wishes to participate in the exchange offer will be required to represent that it is not an affiliate of Dura, that it is not a broker-dealer tendering outstanding notes directly acquired from us for its own account and that it acquired the outstanding notes and will acquire the exchange notes in the ordinary course of its business and that it has no arrangement with any person to participate in the distribution of the exchange notes. In addition, any broker-dealer who acquired the outstanding notes for its own account as a result of market-making or other trading activities must deliver a prospectus (which may be the prospectus contained in the registration statement if the broker-dealer is not reselling an unsold allotment of outstanding notes) meeting the requirements of the Securities Act in connection with any resales of the exchange notes. We will agree to allow such broker-dealers and the initial purchasers, if subject to similar prospectus delivery requirements, to use the prospectus contained in the registration statement or a similar prospectus in connection with the resale of exchange notes for a period of 180 days from the issuance of the exchange notes.

     We will promptly notify the holders of outstanding series C notes if we are not permitted to conduct the exchange offer because of a change in SEC rules, the exchange offer is not completed within 180 days of the issuance of the outstanding series C notes or the exchange notes issued in the exchange offer in exchange for outstanding series C notes are not freely tradeable (other than because the holder is an affiliate of Dura or is a person that must deliver a prospectus in connection with the resale). In any of these cases, we will file a shelf registration covering resales of such affected outstanding series C notes (or the affected exchange notes issued in exchange for outstanding series C notes) on or prior to the later of the 60th day after the issuance of the outstanding series C notes or the 30th day after such filing obligation arises, use our reasonable best efforts to cause the shelf registration statement to be declared effective on or prior to the 90th day after such filing obligation arises and use our reasonable best efforts to keep effective the shelf registration statement until the earlier of two years from issuance of the outstanding series C notes or the time when all of such securities have been sold thereunder. Holders of outstanding series B notes, or exchange notes received in exchange for outstanding series B notes, will not in any event be entitled to sell such securities pursuant to a shelf registration statement.

     In the event that a shelf registration statement is filed, we will provide to each affected holder copies of the prospectus that is a part of the shelf registration statement, notify each affected holder when the shelf registration statement has become effective and take certain other actions as are required to permit unrestricted resales of the affected securities. A holder that sells notes pursuant to the shelf registration statement will be required to be named as a selling security holder in the prospectus and to deliver a prospectus to purchasers. A selling holder will also be subject to certain of the civil liability provisions under the Securities Act in connection with sales and will be bound by the provisions of the registration rights agreement that are applicable to it, including certain indemnification rights and obligations.

     If:

          (1) we are permitted under SEC rules to conduct the exchange offer and the exchange offer registration statement is not declared effective on or prior to the 150th day following our issuance of the outstanding series C notes; or

          (2) the exchange offer is not consummated on or prior to the 180th day following our issuance of the outstanding series C notes; or

          (3) the shelf registration statement is not declared effective on or prior to the required dates; or

          (4) the shelf registration statement or the exchange offer registration statement is declared effective but thereafter ceases to be effective or useable in connection with resales during the period specified in the registration agreement;

(any of such dates in clauses (1) through (4) being referred to a "registration default"), additional amounts will accrue on the affected outstanding series C notes (or the affected exchange notes issued in exchange for outstanding series C notes) from and including the day immediately following the date of such registration default until it is cured, in each case at a rate equal to 0.50% per year. The additional amount payable will increase by an additional .50% over the stated rate on such notes at the beginning of each subsequent 90-day period until all registration defaults have been cured. However, the aggregate additional amounts payable will in no event be more than 1.0% per year. Upon the filing of the registration statement, the effectiveness of the exchange offer registration statement, the consummation of the exchange offer or the effectiveness of the shelf registration statement, as the case may be, the additional amounts will cease to accrue from the date of filing, effectiveness or consummation, as the case may be. If and for so long as the exchange notes are listed on the Luxembourg Stock Exchange and the rules of such exchange so require, the Luxembourg Stock Exchange will be notified in the case of any increase in the rate of interest on the outstanding series C notes (or the affected exchange notes issued in exchange for the outstanding series C notes), and such notice will be published in a daily newspaper of general circulation in Luxembourg (which is expected to the Luxembourg Wort). Holders of outstanding series B notes, or exchange notes received in exchange for outstanding series B notes, shall not in any event be entitled to receive any additional amounts.

     Following the consummation of the exchange offer, holders of outstanding series C notes who were eligible to participate in the exchange offer, but who did not tender their outstanding notes, will not have any further registration rights and the outstanding series C notes will continue to be subject to restrictions on transfer. Accordingly, the liquidity of the market for the outstanding series C notes could be adversely affected.

TERMS OF THE EXCHANGE OFFER

     Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, we will accept any and all outstanding notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer. We will issue $1,000 principal amount of exchange notes in exchange for each $1,000 principal amount of outstanding notes accepted in the exchange offer. Holders may tender some or all of their outstanding notes pursuant to the exchange offer. However, outstanding notes may be tendered only in integral multiples of $1,000.

     The form and terms of the exchange notes are the same as the form and terms of the outstanding notes except that:

          (1) the exchange notes bear a Series D designation and a different CUSIP number from the outstanding series B notes and the outstanding series C notes;

          (2) unlike the outstanding series C notes, the exchange notes have been registered under the Securities Act and will therefore not bear legends restricting their transfer; and

          (3) the holders of the exchange notes will be deemed to have agreed to be bound by the provisions of the registration rights agreement and each exchange note will bear a legend to that effect.

The exchange notes will evidence the same debt as the outstanding notes and will be entitled to the benefits of the indenture.

     As of the date of this prospectus, $300.0 million aggregate principal amount of the outstanding series B notes were outstanding and $158.5 million aggregate principal amount of the outstanding series C notes were outstanding.
We have fixed the close of business on           , 2001 as the record date for
the exchange offer for purposes of determining the persons to whom this prospectus and the letter of transmittal will be mailed initially.

     Holders of outstanding notes do not have any appraisal or dissenters' rights under the General Corporation Law of Delaware, or the indentures governing the outstanding notes in connection with the exchange offer. We intend to conduct the exchange offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the SEC.

     We will be deemed to have accepted validly tendered outstanding notes when, as and if we have given oral or written notice of our acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders for the purpose of receiving the exchange notes from us.

     If any tendered outstanding notes are not accepted for exchange because of an invalid tender, the occurrence of specified other events set forth in this prospectus or otherwise, the certificates for any unaccepted outstanding notes will be returned, without expense, to the tendering holder as promptly as practicable after the expiration date of the exchange offer.

     Holders who tender outstanding notes in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of outstanding notes pursuant to the exchange offer. We will pay all charges and expenses, other than transfer taxes in certain circumstances, in connection with the exchange offer. See "-- Fees and Expenses."

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

     The term "expiration date" will mean 5:00 p.m., New York City time, on
          , 2001, unless we, in our sole discretion, extend the exchange offer, in which case the term "expiration date" will mean the latest date and time to which the exchange offer is extended.

     In order to extend the exchange offer, we will notify the exchange agent of any extension by oral or written notice and will mail to the registered holders an announcement thereof, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

     We reserve the right, in our sole discretion, (1) to delay accepting any outstanding notes, to extend the exchange offer or to terminate the exchange offer if any of the conditions set forth below under "-- Conditions" have not been satisfied, by giving oral or written notice of any delay, extension or termination to the exchange agent or (2) to amend the terms of the exchange offer in any manner. Any delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice to the registered holders.

INTEREST ON THE EXCHANGE NOTES

     The exchange notes will bear interest from their date of issuance. Holders of outstanding notes that are accepted for exchange will receive, in cash, accrued interest thereon to, but not including, the date of issuance of the exchange notes. Such interest will be paid with the first interest payment on the exchange notes on November 1, 2001. Interest on the outstanding notes accepted for exchange will cease to accrue upon issuance of the exchange notes.

     Interest on the exchange notes is payable semi-annually on each May 1 and November 1, commencing on November 1, 2001.

PROCEDURES FOR TENDERING

     Only a holder of outstanding notes may tender outstanding notes in the exchange offer. To tender in the exchange offer, a holder must complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal, have the signatures on the letter of transmittal guaranteed if required by the letter of transmittal or transmit an agent's message in connection with a book-entry transfer, and mail or otherwise deliver the letter of transmittal or the facsimile, together with the outstanding notes and any other required documents, to the exchange agent prior to 5:00 p.m., New York City time, on the expiration date. To be tendered effectively, the outstanding notes, letter of transmittal or an agent's message and other required documents must be completed and received by the exchange agent at the address set forth below under "Exchange Agent" prior to 5:00 p.m., New York City time, on the expiration date. Delivery of the outstanding notes may be made by book-entry transfer in accordance with the procedures described below. Confirmation of the book-entry transfer must be received by the exchange agent prior to the expiration date.

     The term "agent's message" means a message, transmitted by a book-entry transfer facility to, and received by, the exchange agent forming a part of a confirmation of a book-entry, which states that the book-entry transfer facility has received an express acknowledgment from the participant in the book-entry transfer facility tendering the outstanding notes that the participant has received and agrees: (1) to participate in ATOP; (2) to be bound by the terms of the letter of transmittal; and (3) that we may enforce the agreement against the participant.

     By executing the letter of transmittal, each holder will make to us the representations set forth above in the fifth paragraph under the heading
"-- Purpose of the Exchange Offer."

     The tender by a holder and our acceptance thereof will constitute agreement between the holder and us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal or agent's message.

     THE METHOD OF DELIVERY OF OUTSTANDING NOTES AND THE LETTER OF TRANSMITTAL OR AGENT'S MESSAGE AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND SOLE RISK OF THE HOLDER. AS AN ALTERNATIVE TO DELIVERY BY MAIL, HOLDERS MAY WISH TO CONSIDER OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. NO LETTER OF TRANSMITTAL OR OUTSTANDING NOTES SHOULD BE SENT TO US. HOLDERS MAY REQUEST THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR NOMINEES TO EFFECT THE ABOVE TRANSACTIONS FOR THEM.

     Any beneficial owner whose outstanding notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct the registered holder to tender on the beneficial owner's behalf. See "Instructions to Registered Holder and/or Book-Entry Transfer Facility Participant from Beneficial Owner" included with the letter of transmittal.

     Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by a member of the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchange Medallion Program (the "Medallion System") unless the outstanding notes tendered pursuant to the letter of transmittal are tendered
(1) by a registered holder who has not completed the box entitled "Special Registration Instructions" or "Special Delivery Instructions" on the letter of transmittal or (2) for the account of a member firm of the Medallion System. In the event that signatures on a letter of transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, the guarantee must be by a member firm of the Medallion System.

     If the letter of transmittal is signed by a person other than the registered holder of any outstanding notes listed in this prospectus, the outstanding notes must be endorsed or accompanied by a properly completed bond power, signed by the registered holder as the registered holder's name appears on the outstanding notes with the signature thereon guaranteed by a member firm of the Medallion System.

     If the letter of transmittal or any outstanding notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, offices of corporations or others acting in a fiduciary or representative capacity, the person signing should so indicate when signing, and evidence satisfactory to us of its authority to so act must be submitted with the letter of transmittal.

     We understand that the exchange agent will make a request promptly after the date of this prospectus to establish accounts with respect to the outstanding notes at DTC for the purpose of facilitating the exchange offer, and subject to the establishment of this account, any financial institution that is a participant in DTC's system may make book-entry delivery of outstanding notes by causing DTC to transfer the outstanding notes into the exchange agent's account with respect to the outstanding notes in accordance with DTC's procedures for the transfer. Although delivery of the outstanding notes may be effected through book-entry transfer into the exchange agent's account at DTC, unless an agent's message is received by the exchange agent in compliance with ATOP, an appropriate letter of transmittal properly completed and duly executed with any required signature guarantee and all other required documents must in each case be transmitted to and received or confirmed by the exchange agent at its address set forth below on or prior to the expiration date, or, if the guaranteed delivery procedures described below are complied with, within the time period provided under the procedures. Delivery of documents to DTC does not constitute delivery to the exchange agent.

     All questions as to the validity, form, eligibility, including time of receipt, acceptance of tendered outstanding notes and withdrawal of tendered outstanding notes will be determined by us in our sole discretion, which determination will be final and binding. We reserve the absolute right to reject any and all outstanding notes not properly tendered or any outstanding notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right in our sole discretion to waive any defects, irregularities or conditions of tender as to particular outstanding notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of outstanding notes must be cured within the time we determine. Although we intend to notify holders of defects or irregularities with respect to tenders of outstanding notes, neither we, the exchange agent nor any other person will incur any liability for failure to give the notification. Tenders of outstanding notes will not be deemed to have been made until the defects or irregularities have been cured or waived. Any outstanding notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the exchange agent to the tendering holders, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date.

GUARANTEED DELIVERY PROCEDURES

     Holders who wish to tender their outstanding notes and (1) whose outstanding notes are not immediately available, (2) who cannot deliver their outstanding notes, the letter of transmittal or any other required documents to the exchange agent or (3) who cannot complete the procedures for book-entry transfer, prior to the expiration date, may effect a tender if:

          (A) the tender is made through a member firm of the Medallion System;

          (B) prior to the expiration date, the exchange agent receives from a member firm of the Medallion System a properly completed and duly executed Notice of Guaranteed Delivery by facsimile transmission, mail or hand delivery setting forth the name and address of the holder, the certificate number(s) of the outstanding notes and the principal amount of outstanding notes tendered, stating that the tender is being made thereby and guaranteeing that, within three New York Stock Exchange trading days after the expiration date, the letter of transmittal or facsimile thereof together with the certificate(s) representing the outstanding notes or a confirmation of book-entry transfer of the outstanding notes into the exchange agent's account at DTC, and any other documents required by the letter of transmittal will be deposited by the member firm of the Medallion System with the exchange agent; and

          (C) the properly completed and executed letter of transmittal or facsimile of the letter of transmittal, as well as the certificate(s) representing all tendered outstanding notes in proper form for transfer or a confirmation of book-entry transfer of the outstanding notes into the exchange agent's account at DTC, and all other documents required by the letter of transmittal are received by the exchange agent within five New York Stock Exchange trading days after the expiration date.

     Upon request to the exchange agent, a Notice of Guaranteed Delivery will be sent to holders who wish to tender their outstanding notes according to the guaranteed delivery procedures set forth above.

WITHDRAWAL OF TENDERS

     Except as otherwise provided in this prospectus, tenders of outstanding notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date.

     To withdraw a tender of outstanding notes in the exchange offer, a telegram, telex, letter or facsimile transmission notice of withdrawal must be received by the exchange agent at its address set forth in this prospectus prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer. Any notice of withdrawal must:

          (1) specify the name of the person having deposited the outstanding notes to be withdrawn;

          (2) identify the outstanding notes to be withdrawn, including the certificate number(s) and principal amount of the outstanding notes, or, in the case of outstanding notes transferred by book-entry transfer, the name and number of the account at DTC to be credited;

          (3) be signed by the holder in the same manner as the original signature on the letter of transmittal by which the outstanding notes were tendered, including any required signature guarantees, or be accompanied by documents of transfer sufficient to have the trustee with respect to the outstanding notes register the transfer of the outstanding notes into the name of the person withdrawing the tender; and

          (4) specify the name in which any outstanding notes are to be registered, if different from that of the person depositing the outstanding notes to be withdrawn.

All questions as to the validity, form and eligibility, including time of receipt, of the notices will be determined by us, and our determination will be final and binding on all parties. Any outstanding notes so withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer and no exchange notes will be issued with respect to withdrawn securities unless the outstanding notes so withdrawn are validly retendered. Any outstanding notes which have been tendered but which are not accepted for exchange will be returned to the holder without cost to the holder as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn outstanding notes may be retendered by following one of the procedures described above under "-- Procedures for Tendering" at any time prior to the expiration date.

CONDITIONS

     Notwithstanding any other term of the exchange offer, we will not be required to accept for exchange, or issue exchange notes for, any outstanding notes, and may terminate or amend the exchange offer as provided in this prospectus before the acceptance of the outstanding notes, if:

          (1) any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the exchange offer which, in our sole judgment, might materially impair our ability to proceed with the exchange offer or any material adverse development has occurred in any existing action or proceeding with respect to us or any of our subsidiaries; or

          (2) any law, statute, rule, regulation or interpretation by the Staff of the SEC is proposed, adopted or enacted, which, in our sole judgment, might materially impair our ability to proceed with the exchange offer or materially impair the contemplated benefits of the exchange offer to us; or

          (3) any governmental approval has not been obtained, which approval we will, in our sole discretion, deem necessary for the consummation of the exchange offer as contemplated by this prospectus.

     If we determine in our sole discretion that any of the conditions are not satisfied, we may (1) refuse to accept any outstanding notes and return all tendered outstanding notes to the tendering holders, (2) extend the exchange offer and retain all outstanding notes tendered prior to the expiration of the exchange offer, subject, however, to the rights of holders to withdraw the outstanding notes (see "-- Withdrawal of Tenders") or (3) waive the unsatisfied conditions with respect to the exchange offer and accept all properly tendered outstanding notes that have not been withdrawn.

EXCHANGE AGENT

     U.S. Bank Trust National Association has been appointed as principal exchange agent for the exchange offer. Questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for a Notice of Guaranteed Delivery should be directed to the principal exchange agent or the Luxembourg exchange agent addressed as follows:

                      U.S. BANK TRUST NATIONAL ASSOCIATION
                               180 E. 5th Street
                               St. Paul, MN 55101
                      Attn: Specialized Finance Department

                            Facsimile Transmission:
                                 (651) 244-1537

                           For Information Telephone:
                                1 (800) 934-6802

                KREDIETBANK S.A. LUXEMBOURGEOISE SOCIETE ANONYME
                           43, Boulevard Royal L-2955
                        Attn: Corporate Trust & Agencies
                       Luxembourg R.C. Luxembourg B 6395

                            Facsimile Transmission:
                               (352) 47 97 73 951

                           For Information Telephone:
                               (352) 74 97 39 33

     DELIVERY TO AN ADDRESS OTHER THAN SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

FEES AND EXPENSES

     We will bear the expenses of soliciting tenders. The principal solicitation is being made by mail; however, additional solicitation may be made by telegraph, telecopy, telephone or in person by our and our affiliates' officers and regular employees.

     We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to brokers, dealers or others soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses incurred in connection with these services.

     We will pay the cash expenses to be incurred in connection with the exchange offer. Such expenses include fees and expenses of the exchange agent and trustee, accounting and legal fees and printing costs, among others.

ACCOUNTING TREATMENT

     The exchange notes will be recorded at the same carrying value as the outstanding notes, which is face value, as reflected in our accounting records on the date of exchange. Accordingly, we will not recognize any gain or loss for accounting purposes as a result of the exchange offer. The expenses of the exchange offer will be deferred and charged to expense over the term of the exchange notes.

CONSEQUENCES OF FAILURE TO EXCHANGE

     The outstanding series C notes that are not exchanged for exchange notes pursuant to the exchange offer will remain restricted securities. Accordingly, the outstanding series C notes may be resold only:

          (1) to us upon redemption thereof or otherwise;

          (2) so long as the outstanding notes are eligible for resale pursuant to Rule 144A, to a person inside the United States whom the seller reasonably believes is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act in a transaction meeting the requirements of Rule 144A, in accordance with Rule 144 under the Securities Act, or pursuant to another exemption from the registration requirements of the Securities Act, which other exemption is based upon an opinion of counsel reasonably acceptable to us;

          (3) outside the United States to a foreign person in a transaction meeting the requirements of Rule 904 under the Securities Act; or

          (4) pursuant to an effective registration statement under the Securities Act,

in each case in accordance with any applicable securities laws of any state of the United States.

RESALE OF THE EXCHANGE NOTES

     With respect to resales of exchange notes, based on interpretations by the Staff of the SEC set forth in no-action letters issued to third parties, we believe that a holder or other person who receives exchange notes, whether or not the person is the holder (other than a person that is our affiliate within the meaning of Rule 405 under the Securities Act) in exchange for outstanding notes in the ordinary course of business and who is not participating, does not intend to participate, and has no arrangement or understanding with any person to participate, in the distribution of the exchange notes, will be allowed to resell the exchange notes to the public without further registration under the Securities Act and without delivering to the purchasers of the exchange notes a prospectus that satisfies the requirements of Section 10 of the Securities Act. However, if any holder acquires exchange notes in the exchange offer for the purpose of distributing or participating in a distribution of the exchange notes, the holder cannot rely on the position of the Staff of the SEC expressed in the no-action letters or any similar interpretive letters, and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction, unless an exemption from registration is otherwise available. Further, each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where the outstanding notes were acquired by the broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes.

                                 CAPITALIZATION

     The following table sets forth as of March 31, 2001: (1) our actual consolidated capitalization and (2) our as adjusted capitalization giving effect to the offering of the outstanding series C notes and the application of the net proceeds from that offering as set forth under "Use of Proceeds." This table should be read in conjunction with the audited and unaudited consolidated financial statements and related notes incorporated by reference in this prospectus.

                                                                  AS OF MARCH 31, 2001
                                                              ----------------------------
                                                                ACTUAL      AS ADJUSTED(1)
                                                              ----------    --------------
                                                                 (DOLLARS IN THOUSANDS)
Cash and cash equivalents...................................  $   10,080      $   10,080
                                                              ==========      ==========
Long-term debt, including current maturities:
  Existing Senior Credit Facility:
     Revolving credit facility..............................  $  261,863      $  114,745
     Tranche A term loan....................................     216,804         216,804
     Tranche B term loan....................................     272,247         272,247
  Other senior indebtedness.................................      23,914          23,914
                                                              ----------      ----------
     Total senior debt......................................     774,828         627,710
  9% senior subordinated notes due 2009(2)..................     388,308         388,308
  Series C 9% senior subordinated notes due 2009............          --         158,500
                                                              ----------      ----------
     Total subordinated debt................................     388,308         546,808
                                                              ----------      ----------
          Total debt........................................   1,163,136       1,174,518
                                                              ----------      ----------
Trust Preferred Securities(3)...............................      55,250          55,250
Stockholders' investment:
  Preferred Stock, $1.00 par value per share; 5,000,000
     shares authorized; none issued or outstanding..........          --              --
  Class A Common Stock, $0.01 par value per share;
     30,000,000 shares authorized; 14,402,593 shares issued
     and outstanding on an actual basis.....................         144             144
  Class B Common Stock, $0.01 par value per share;
     10,000,000 shares authorized; 3,312,354 shares issued
     and outstanding on an actual basis.....................          33              33
  Additional paid-in capital................................     341,580         341,580
  Treasury stock............................................      (1,383)         (1,383)
  Retained earnings.........................................     159,267         159,267
  Accumulated other comprehensive income (loss).............     (57,565)        (57,565)
                                                              ----------      ----------
     Total stockholders' investment.........................     442,076         442,076
                                                              ----------      ----------
          Total capitalization..............................  $1,660,462      $1,671,844
                                                              ==========      ==========

---------------
(1) As adjusted to give effect to the offering of the outstanding series C notes and the application of the net proceeds from that offering as set forth under "Use of Proceeds." Proceeds are net of discounts and commissions and the estimated expenses of the offering.

(2) In April 1999, the issuer sold $300.0 million in aggregate principal amount of its outstanding Series A 9% Senior Subordinated notes due 2009, which were subsequently exchanged for the outstanding series B notes, and an additional E100.0 million in aggregate principal of 9% senior subordinated notes due 2009. The Euro-denominated notes were translated into U.S. dollars as of March 31, 2001 using a rate of $.8831 = E1.00. On July 18, 2001, the exchange rate was $.8588 = E1.00.

(3) Represents the Trust Preferred Securities issued by the Dura Trust in March 1998. The sole assets of the Dura Trust are approximately $57.0 million principal amount of Parent's 7 1/2% Convertible Subordinated Debentures due March 31, 2028, which amount is the sum of the stated liquidation preference of the Trust Preferred Securities and the capital contributed by Parent in exchange for the common securities of the Dura Trust. Parent has guaranteed, on a subordinated basis, certain obligations of the Dura Trust under the Trust Preferred Securities.

                       SELECTED HISTORICAL FINANCIAL DATA

     The selected historical financial data set forth below as of December 31, 1996, 1997, 1998, 1999 and 2000 and for each of the years in the five-year period then ended have been derived from our audited consolidated financial statements. The summary historical financial data as of March 31, 2000 and 2001, for each of the three-month periods then ended are unaudited. In the opinion of management, the unaudited historical financial data below were prepared on the same basis as the audited historical financial data, except as disclosed in footnote 6 below, and include all adjustments, consisting only of normal, recurring adjustments, necessary for fair statement of this information.

     We have incorporated our consolidated financial statements as of December 31, 1999 and 2000 and for the years ended December 31, 1998, 1999 and 2000 by reference to our Annual Report on Form 10-K for the fiscal year ended December 31, 2000 and our consolidated financial statements as of March 31, 2001 and for the three-month periods ended March 31, 2000 and 2001 by reference to our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2001. You should read the following selected financial data together with the "Management's Discussion and Analysis of Results of Operations and Financial Condition" and the audited and unaudited consolidated financial statements and the related notes incorporated by reference into this prospectus.

                         DURA AUTOMOTIVE SYSTEMS, INC.

                                                      YEAR ENDED                            THREE MONTHS ENDED
                                                     DECEMBER 31,                                MARCH 31,
                               --------------------------------------------------------   -----------------------
                                 1996       1997       1998        1999         2000         2000         2001
                               --------   --------   --------   ----------   ----------   ----------   ----------
                                                             (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
Revenues.....................  $245,329   $449,111   $739,467   $2,200,385   $2,633,084   $  682,769   $  661,853
Gross profit.................    37,519     74,025    130,949      345,680      396,540      109,115       91,907
Operating income.............    19,326     37,610     71,256      175,809      188,140       58,156       44,646
Net income...................    10,128     16,642     26,024       41,220       41,777       16,460        9,218
Basic earnings per
  share(1)...................  $   1.57   $   1.89   $   2.43   $     2.53   $     2.39   $      .94   $      .52
                               ========   ========   ========   ==========   ==========   ==========   ==========
Diluted earnings per
  share(1)...................  $   1.57   $   1.88   $   2.37   $     2.46   $     2.35   $      .90   $      .52
                               ========   ========   ========   ==========   ==========   ==========   ==========

OTHER FINANCIAL DATA:
Depreciation and
  amortization...............  $  6,079   $ 12,303   $ 27,571   $   76,654   $   85,503   $   21,788   $   23,695
Capital expenditures, net....     6,260     16,242     31,822       80,469      110,132       27,771       15,176
EBITDA(2)....................    25,405     49,913     98,827      252,463      273,643       79,944       68,341
Adjusted EBITDA(3)...........    25,405     49,913     98,827      268,709      289,004       79,944       70,970
Ratio of earnings to fixed
  charges(4).................       5.7x       3.7x       2.8x         1.9x         1.6x         1.9x         1.5x

BALANCE SHEET DATA (AT END OF
  PERIOD):
Working capital..............    27,528     50,304   $ 63,766   $  162,949   $  169,005   $  188,680   $  149,635
Total assets.................   246,129    419,264    929,383    2,444,867    2,357,047    2,507,355    2,304,614
Total debt...................    77,456    180,322    331,906    1,231,022    1,225,214    1,256,572    1,163,136
Total stockholders'
  investment(5)..............    87,367    101,708    238,037      430,996      453,394      439,422      442,076

---------------
(1) Basic earnings per share were computed by dividing net income by the weighted average number of common shares outstanding during the year. Diluted earnings per share include (i) the effects of outstanding stock options and warrants using the treasury stock method and (ii) the conversion of the Trust Preferred Securities from their date of issuance on March 20, 1998.

(2) "EBITDA" is operating income plus depreciation and amortization. EBITDA does not represent and should not be considered as an alternative to net income or cash flow from operations as determined by generally accepted accounting principles, and our calculation thereof may not be comparable to that reported by other companies. We believe that it is widely accepted that EBITDA provides useful information regarding a company's ability to service and/or incur indebtedness. This belief is based, in part, on our negotiations with our lenders who have required that the interest payable under our existing senior credit facility be based, in part, on our ratio of consolidated senior funded indebtedness to EBITDA. EBITDA does not take into account our working capital requirements, debt service requirements and other commitments and, accordingly, is not necessarily indicative of amounts that may be available for discretionary use.

(3) "Adjusted EBITDA" equals EBITDA plus facility consolidation, product recall and other charges incurred by us of $16,246 in 1999, $15,361 in 2000 and $2,629 in the three months ended March 31, 2001.

(4) In calculating the ratio of earnings to fixed charges, earnings consist of income before income taxes plus fixed charges. Fixed charges consist of interest expense (which includes amortization of deferred financing costs and debt issuance costs) and one-third of rental expense, deemed representative of that portion of rental expense estimated to be attributable to interest.

(5) Effective January 1, 2001, we adopted Statement of Financial Accounting Standards (SFAS) No. 133, "Accounting for Derivative Instruments and Hedging Activities," as amended, which requires that all derivative instruments be reported on the balance sheet at fair value and establishes criteria for designation and effectiveness of transactions entered into for hedging purposes. The cumulative effect of adopting SFAS No. 133 was to increase other comprehensive income by $0.2 million, after tax. Comprehensive income reflects the change in equity of a business enterprise during a period from transactions and other events and circumstances from non-owner sources.

                              DESCRIPTION OF NOTES

     You can find the definitions of certain terms used in this description under the subheading "Certain Definitions."

     The issuer issued the outstanding series C notes, and will issue the exchange notes, under an indenture, dated June 22, 2001 (the "Indenture"), among itself, the guarantors and U. S. Bank Trust National Association, as trustee. The terms of the exchange notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended. The issuer issued the outstanding series B notes under an indenture, dated April 22, 1999 (the "Old Indenture"), among itself, the guarantors and the trustee. The Old Indenture is substantially the same as the Indenture.

     The following description is a summary of the material provisions of the Indenture. It does not restate the Indenture in its entirety. We urge you to read the Indenture because it, and not this description, will define your rights as holders of the exchange notes. Copies of the Indenture and the registration rights agreement are available as set forth above under "Where You Can Find More Information." Certain defined terms used in this description but not defined below under "-- Certain Definitions" have the meanings assigned to them in the Indenture.

     As of the date of the Indenture, all of the issuer's material domestic subsidiaries will be "Restricted Subsidiaries." However, under the circumstances described below under the subheading "-- Certain Covenants -- Designation of Restricted and Unrestricted Subsidiaries," the issuer is permitted to designate certain of its subsidiaries as "Unrestricted Subsidiaries." The Unrestricted Subsidiaries will not be subject to many of the restrictive covenants in the Indenture. The Unrestricted Subsidiaries will not guarantee the notes.

BRIEF DESCRIPTION OF THE NOTES AND THE GUARANTEES

  The Notes

     - are general unsecured obligations of the issuer;

     - are subordinated in right of payment to all existing and future Senior Debt of the issuer;

     - are pari passu with all existing and future subordinated, unsecured Indebtedness of the issuer that does not expressly provide that it is subordinated to the notes; and

     - are unconditionally guaranteed by the guarantors.

  The Guarantees

     The notes are guaranteed by the Parent and all of the material Domestic Restricted Subsidiaries of the issuer.

     Each guaranty of the notes:

     - is a general unsecured obligation of the guarantor;

     - is subordinated in right of payment to all existing and future Senior Debt of the guarantor; and

     - is pari passu in right of payment with any future senior subordinated Indebtedness of the guarantor.

     Not all of our subsidiaries guaranteed the notes. In the event of a bankruptcy, liquidation or reorganization of any of these non-guarantor subsidiaries, these non-guarantor subsidiaries will pay the holders of their debts and their trade creditors before they will be able to distribute any of their assets to us. See "Risk Factors -- The Issuer Conducts Certain of its Operations Through Subsidiaries and Not All of the Issuer's Subsidiaries Are Subsidiary Guarantors."

PRINCIPAL, MATURITY AND INTEREST

     The Indenture provides for the issuance by the issuer of notes with a maximum aggregate principal amount of $600.0 million, of which $458.5 million will be issued in the exchange offer. The issuer may issue additional notes from time to time. Any offering of additional notes is subject to the covenant described below under the caption "-- Certain
Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock." The notes and any additional notes subsequently issued under the Indenture would be treated as a single class for all purposes under the Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. The notes will be issued in fully registered form, without coupons, in denominations of $1,000 and integral multiples thereof. The notes will mature on May 1, 2009.

     Interest on the notes accrues at the rate of 9% per annum and will be payable semi-annually in arrears on May 1 and November 1, commencing on November 1, 2001. The issuer will make each interest payment to the holders of record on the immediately preceding April 15 and October 15.

     Interest on the notes will accrue from May 1, 2001. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

METHODS OF RECEIVING PAYMENTS ON THE NOTES

     Payments of principal, premium and liquidated damages, if any, and interest will be made at the corporate trust office of the Paying Agent in New York City by United States dollar check drawn on, or, if a holder has given wire instructions to the issuer, by wire transfer to a United States dollar account maintained by the holder with a bank located in New York City. If and for so long as the exchange notes are listed on the Luxembourg Stock Exchange and the rules of such stock exchange so require, the issuer will maintain a Paying Agent in Luxembourg. If a payment date is not a business day (as defined in the Indenture) at a place of payment, payment may be made at that place on the next succeeding business day and no interest shall accrue for the intervening period.

PAYING AGENT AND REGISTRAR FOR THE NOTES

     The Trustee will initially act as principal paying agent and registrar at its corporate trust offices in the City of New York, State of New York. Kredietbank S.A. Luxembourgeoise Societe Anonyme will initially act as an additional paying agent in Luxembourg. The issuer may change the paying agent or registrar without prior notice to the Holders, and the issuer or any of its subsidiaries may act as paying agent or registrar; provided, however, that if and for so long as the exchange notes are listed on the Luxembourg Stock Exchange and the rules of such exchange so require, the issuer will publish notice of the change in the Transfer Agent in Luxembourg in a daily newspaper with general circulation in Luxembourg (which is expected to be the Luxembourg
Wort).

TRANSFER AND EXCHANGE

     A holder may transfer or exchange notes in accordance with the Indenture. The registrar and the Trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents and the issuer may require a holder to pay any taxes and fees required by law or permitted by the Indenture. The issuer is not required to transfer or exchange any note selected for redemption. Also, the issuer is not required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed.

     The registered holder of a note will be treated as the owner of it for all purposes.

SUBSIDIARY GUARANTEES

     The guarantors will jointly and severally guarantee the issuer's obligations under the notes. Each subsidiary guaranty will be subordinated to the prior payment in full of all Senior Debt of that guarantor. The obligations of each guarantor under its subsidiary guaranty are limited as necessary to prevent that subsidiary guaranty from constituting a fraudulent conveyance under applicable law. See "Risk Factors -- If a Court Were to Find That the Issuance of the Subsidiary Guarantees Constituted a Fraudulent Conveyance, That Court Could Avoid the Subsidiary Guarantors' Obligations under the Subsidiary Guarantees."

     A guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such guarantor is the surviving person), another person, other than the issuer or another guarantor, unless:

          (1) immediately after giving effect to that transaction, no Default or Event of Default exists; and

          (2) either:

             (a) the person acquiring the property in any such sale or disposition or the person formed by or surviving any such consolidation or merger assumes all the obligations of that guarantor under the Indenture, its subsidiary guaranty and the registration rights agreements pursuant to supplemental indenture and appropriate collateral documents satisfactory to the Trustee; or

             (b) the Net Proceeds of such sale or other disposition are applied in accordance with the "Asset Sale" provisions of the Indenture.

     The subsidiary guaranty of a guarantor will be released:

          (1) in connection with any sale or other disposition of all or substantially all of the assets of that guarantor (including by way of merger or consolidation) to a person that is not (either before or after giving effect to such transaction) a Restricted Subsidiary of the issuer, if the guarantor applies the Net Proceeds of that sale or other disposition in accordance with the "Asset Sale" provisions of the Indenture;

          (2) in connection with any sale of all of the Capital Stock of a guarantor to a person that is not (either before or after giving effect to such transaction) a Restricted Subsidiary of the issuer, if the issuer applies the Net Proceeds of that sale in accordance with the "Asset Sale" provisions of the Indenture; or

          (3) if the issuer properly designates any Restricted Subsidiary that is a guarantor as an Unrestricted Subsidiary.

     See "-- Repurchase at the Option of Holders -- Asset Sales."

PARENT GUARANTY

     The notes will be unconditionally guaranteed by Parent. The parent guaranty is subordinated to the prior payment in full of all Senior Debt of Parent. Parent may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate or merge with or into (whether or not Parent is the Surviving Person) another person unless immediately after giving effect to that transaction, no Default or Event of Default exists and the person acquiring the property in any such sale or disposition or the person formed by or surviving any such consolidation or merger assumes all obligations of Parent under the Indenture and the registration rights agreement pursuant to a supplemental indenture and appropriate collateral documents satisfactory to the Trustee.

SUBORDINATION

     The payment of principal, interest and premium and liquidated damages, if any, on the notes is subordinated to the prior payment in full of all Senior Debt of the issuer, including Senior Debt incurred after the date of the Indenture. As of March 31, 2001, after giving effect to the offering of the outstanding series C notes and the application of the net proceeds of that offering, the notes would have been subordinated to approximately $627.7 million of Senior Debt of the issuer.

     The holders of Senior Debt will be entitled to receive payment in full of all Obligations due in respect of Senior Debt (including interest after the commencement of any bankruptcy proceeding at the rate specified in the applicable Senior Debt) before the holders of notes will be entitled to receive any payment with respect to the notes (except that holders of notes may receive and retain Permitted Junior Securities and payments made from the trust described under "-- Legal Defeasance and Covenant Defeasance"), in the event of any distribution to creditors of the issuer:

          (1) in a liquidation or dissolution of the issuer;

          (2) in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the issuer or its property;

          (3) in an assignment for the benefit of creditors; or

          (4) in any marshaling of the issuer's assets and liabilities.

     The issuer also may not make any payment in respect of the notes (except in Permitted Junior Securities or from the trust described under "-- Legal Defeasance and Covenant Defeasance") if:

          (1) a payment default on Designated Senior Debt occurs and is continuing beyond any applicable grace period; or

          (2) any other default occurs and is continuing on any series of Designated Senior Debt that permits holders of that series of Designated Senior Debt to accelerate its maturity and the Trustee receives a notice of such default (a "Payment Blockage Notice") from the issuer or the holders of any Designated Senior Debt.

     Payments on the notes may and shall be resumed:

          (1) in the case of a payment default, upon the date on which such default is cured or waived; and

          (2) in case of a nonpayment default, the earlier of the date on which such nonpayment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior Debt has been accelerated.

     No new Payment Blockage Notice may be delivered unless and until:

          (1) 360 days have elapsed since the delivery of the immediately prior Payment Blockage Notice; and

          (2) all scheduled payments of principal, interest and premium and liquidated damages, if any, on the notes that have come due have been paid in full in cash.

     No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been cured or waived for a period of not less than 90 days.

     If the Trustee or any holder of the notes receives a payment in respect of the notes (except in Permitted Junior Securities or from the trust described under "-- Legal Defeasance and Covenant Defeasance") when:

          (1) the payment is prohibited by these subordination provisions; and

          (2) the Trustee or the holder has actual knowledge that the payment is prohibited;

the Trustee or the holder, as the case may be, shall hold the payment in trust for the benefit of the holders of Senior Debt. Upon the proper written request of the holders of Senior Debt, the Trustee or the holder, as the case may be, shall deliver the amounts in trust to the holders of Senior Debt or their proper representative.

     The issuer must promptly notify holders of Senior Debt if payment of the notes is accelerated because of an Event of Default.

     As a result of the subordination provisions described above, in the event of a bankruptcy, liquidation or reorganization of the issuer, holders of notes may recover less ratably than creditors of the issuer who are holders of Senior Debt. See "Risk Factors -- The Notes and Guarantees are Unsecured Senior Subordinated Obligations."

     "Designated Senior Debt" means:

          (1) any Indebtedness outstanding under the Credit Agreement; and

          (2) after payment in full of all Obligations under the Credit Agreement, any other Senior Debt of the issuer permitted under the Indenture the principal amount of which is $20.0 million or more and which has been designated by the issuer as "Designated Senior Debt."

     "Permitted Junior Securities" means:

          (1) Equity Interests in the issuer, Parent or any guarantor; or

          (2) debt securities that are subordinated to all Senior Debt and any debt securities issued in exchange for Senior Debt to substantially the same extent as, or to a greater extent than, the notes, the Parent Guaranty and the subsidiary guarantees are subordinated to Senior Debt under the Indenture.

     "Senior Debt" means:

          (1) all Indebtedness of the issuer, any guarantor, or Parent outstanding under Credit Facilities and all Hedging Obligations with respect thereto;

          (2) any other Indebtedness of the issuer or any guarantor permitted to be incurred under the terms of the Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the notes or any of the guarantees; and

          (3) all Obligations with respect to the items listed in the preceding clauses (1) and (2).

     Notwithstanding anything to the contrary in the preceding, Senior Debt will not include:

          (1) any liability for federal, state, local or other taxes owed or owing by the issuer;

          (2) any Indebtedness of the issuer or Parent to any of its subsidiaries or other Affiliates;

          (3) any trade payables; or

          (4) the portion of any Indebtedness that is incurred in violation of the Indenture.

OPTIONAL REDEMPTION

     At any time prior to May 1, 2002, the issuer may redeem up to 35% of the aggregate principal amount of the notes (calculated after giving effect to any issuance of additional notes under the Indenture) at a redemption price of 109% of the principal amount thereof, plus accrued and unpaid interest and liquidated damages, if any, to the redemption date, with the net cash proceeds of one or more Equity Offerings; provided that:

          (1) at least 65% of the aggregate principal amount of the notes remain outstanding immediately after the occurrence of each such redemption (excluding notes held by Parent, the issuer and their respective subsidiaries); and

          (2) the redemption must occur within 90 days of the date of the closing of any such Equity Offering.

     Except pursuant to the preceding paragraph, the notes will not be redeemable at the issuer's option prior to May 1, 2004. The issuer is not prohibited, however, from acquiring the notes by means other than a redemption, whether pursuant to an issuer tender or otherwise, assuming such acquisition does not otherwise violate the terms of the Indenture.

     After May 1, 2004, the issuer may redeem all or a part of the notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and liquidated damages, if any, thereon, to the applicable redemption date, if redeemed during the twelve-month period beginning on May 1 of the years indicated below:

YEAR                                                          PERCENTAGE
----                                                          ----------
2004........................................................    104.50%
2005........................................................    103.00%
2006........................................................    101.50%
2007 and thereafter.........................................    100.00%

     If and for so long as the exchange notes are listed on the Luxembourg Stock Exchange and the rules of such exchange so require, the issuer will cause a notice of redemption of the exchange notes to be published in a daily newspaper with general circulation in Luxembourg (which is expected to be the Luxembourg
Wort).

MANDATORY REDEMPTION

     The issuer is not required to make mandatory redemption or sinking fund payments with respect to the notes.

REPURCHASE AT THE OPTION OF HOLDERS

  Change of Control

     If a Change of Control occurs, each holder of notes will have the right to require the issuer to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of that holder's notes pursuant to a Change of Control Offer on the terms set forth in the Indenture. In the Change of Control Offer, the issuer will offer a Change of Control Payment in cash equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest and liquidated damages, if any, thereon, to the date of purchase. Within 30 days following any Change of Control, unless the issuer has exercised its right to redeem the notes as described under "-- Optional Redemption," the issuer will mail a notice to each holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase notes on the Change of Control Payment Date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the Indenture and described in such notice. The issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the Indenture, the issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the Indenture by virtue of such conflict.

     On the Change of Control Payment Date, the issuer will, to the extent lawful:

          (1) accept for payment all notes or portions thereof properly tendered pursuant to the Change of Control Offer;

          (2) deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions thereof so tendered; and

          (3) deliver or cause to be delivered to the Trustee the notes so accepted together with an Officers' Certificate stating the aggregate principal amount of notes or portions thereof being purchased by the issuer.

     The Paying Agent will promptly mail to each holder of notes so tendered the Change of Control Payment for such notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any; provided that each such new note will be in a principal amount of $1,000 or an integral multiple thereof.

     Prior to complying with any of the provisions of this "Change of Control" covenant, but in any event within 90 days following a Change of Control, the issuer will either repay all outstanding Senior Debt or obtain the requisite consents, if any, under all agreements governing outstanding Senior Debt to permit the repurchase of notes required by this covenant. If the issuer does not obtain such consents or repay such borrowings, the issuer will be prohibited from purchasing the notes. The issuer will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

     The provisions described above that require the issuer to make a Change of Control Offer following a Change of Control will be applicable regardless of whether any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the holders of the notes to require that the issuer repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

     The issuer will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the issuer and purchases all notes validly tendered and not withdrawn under such Change of Control Offer.

     The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the properties or assets of the issuer and its subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require the issuer to repurchase such notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the issuer and its subsidiaries taken as a whole to another person or group may be uncertain.

  ASSET SALES

     The issuer will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

          (1) the issuer (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of (as determined in good faith by the issuer);

          (2) such fair market value is determined by the issuer's Board of Directors and evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee; and

          (3) at least 75% of the consideration therefor received by the issuer or such Restricted Subsidiary is in the form of cash or cash equivalents. For purposes of this provision, each of the following shall be deemed to be cash:

             (a) any liabilities (as shown on the issuer's or such Restricted Subsidiary's most recent balance sheet) of the issuer or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the notes or any subsidiary guaranty) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the issuer or such restricted subsidiary from further liability;

             (b) any securities, notes or other obligations received by the issuer or any such Restricted Subsidiary from such transferee that are converted by the issuer or such Restricted Subsidiary into cash within 180 days after the consummation of such Asset Sale (to the extent of the cash received in that conversion); and

             (c) any Designated Noncash Consideration received by the issuer or any of its Restricted Subsidiaries in such Asset Sale; provided that the aggregate fair market value (as determined above) of such Designated Noncash Consideration, taken together with the fair market value at the time of receipt of all other Designated Noncash Consideration received pursuant to this clause (c) less the amount of Net Proceeds previously realized in cash from prior Designated Noncash Consideration is less than 5.0% of Total Assets at the time of the receipt of such Designated Noncash Consideration (with the fair market value of each item of Designated Noncash Consideration being measured at the time received and without giving effect to subsequent changes in value).

     Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the issuer may apply such Net Proceeds at its option:

          (1) to repay Senior Debt and, if such Senior Debt repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto;

          (2) to acquire all or substantially all of the assets of, or a majority of the Voting Stock of, another Permitted Business;

          (3) to make a capital expenditure; and/or

          (4) to acquire other long-term assets that are used or useful in a Permitted Business.

     Pending the final application of any such Net Proceeds, the Issuer may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited by the Indenture.

     Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph will constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $20.0 million, the issuer will make an Asset Sale Offer to all holders of notes and all holders of other Indebtedness that is pari passu with the notes containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount plus accrued and unpaid interest and liquidated damages, if any, to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the issuer may use such Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of notes and such other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the notes and such other pari passu Indebtedness to be purchased on a pro rata basis based on the principal amount of notes and such other pari passu Indebtedness tendered. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

     The issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with each repurchase of notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sales provisions of the Indenture, the issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of the Indenture by virtue of such conflict.

     The agreements governing the issuer's outstanding Senior Debt currently prohibit the issuer from purchasing any notes, and also provide that certain change of control or asset sale events with respect to the issuer would constitute a default under these agreements. Any future credit agreements or other agreements relating to Senior Debt to which the issuer becomes a party may contain similar restrictions and provisions. In the event a Change of Control or Asset Sale occurs at a time when the issuer is prohibited from purchasing notes, the issuer could seek the consent of its senior lenders to the purchase of notes or could attempt to refinance the borrowings that contain such prohibition. If the issuer does not obtain such a consent or repay such borrowings, the issuer will remain prohibited from purchasing notes. In such case, the issuer's failure to purchase tendered notes would constitute an Event of Default under the Indenture which would, in turn, constitute a default under such Senior Debt. In such circumstances, the subordination provisions in the Indenture would likely restrict payments to the holders of notes.

SELECTION AND NOTICE

     If less than all of the notes are to be redeemed at any time, the Trustee will select notes for redemption as follows:

          (1) if the notes are listed, in compliance with the requirements of the principal national securities exchange on which the notes are listed; or

          (2) if the notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate.

     No notes of $1,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address. Notices of redemption may not be conditional.

     If any note is to be redeemed in part only, the notice of redemption that relates to that note shall state the portion of the principal amount thereof to be redeemed. A new note in principal amount equal to the unredeemed portion of the original note will be issued in the name of the holder thereof upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on notes or portions of them called for redemption.

CERTAIN COVENANTS

  Restricted Payments

     The issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

          (1) declare or pay any dividend or make any other payment or distribution on account of the issuer's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the issuer or any of its Restricted Subsidiaries) or to the direct or indirect holders of the issuer's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the issuer or to the issuer or a Restricted Subsidiary of the issuer);

          (2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the issuer) any Equity Interests of the issuer or any direct or indirect parent of the issuer;

          (3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the notes or the subsidiary guarantees, except a payment of interest or principal at the Stated Maturity thereof; or

          (4) make any Restricted Investment (all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

             (1) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

             (2) the issuer would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption
        "-- Incurrence of Indebtedness and Issuance of Preferred Stock;" and

             (3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the issuer and its Restricted Subsidiaries after the Series A Original Issue Date

        (excluding Restricted Payments permitted by clauses (2), (3) and (4) of the next succeeding paragraph), is less than the sum, without duplication, of:

                (a) 50% of the Consolidated Net Income of the issuer for the period (taken as one accounting period) from March 31, 1999 to the end of the issuer's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus

                (b) 100% of the aggregate net cash proceeds or fair market value of Productive Assets received by the issuer since the Series A Original Issue Date as a contribution to its common equity capital or from the issue or sale of Equity Interests of the issuer (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of the issuer that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a subsidiary of the issuer), plus

                (c) to the extent that any Restricted Investment that was made after the date of the Indenture is sold for cash or otherwise liquidated or repaid for cash, the lesser of (i) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (ii) the initial amount of such Restricted Investment; plus

                (d) without duplication of any amounts included in clause (b) above, 100% of the aggregate Net Cash Proceeds or the fair market value of Productive Assets received by the issuer as common equity contributions by a holder of the Equity Interests of the issuer (excluding any net cash proceeds from an equity contribution which has been financed, directly or indirectly using funds (1) borrowed from the issuer or any of its subsidiaries, unless and until and to the extent such borrowing is repaid or (2) contributed, extended, guaranteed or advanced by the issuer or by any of its subsidiaries); plus

                (e) any dividends paid in cash or Productive Assets received by the issuer or a Restricted Subsidiary of the issuer after the Series A Original Issue Date from any Unrestricted Subsidiary to the extent that such dividends were not otherwise included in Consolidated Net Income; plus

                (f) to the extent that any Unrestricted Subsidiary is redesignated as a Restricted Subsidiary after the date of the Indenture, the fair market value of the issuer's Investment in such Subsidiary (which consists of cash or Productive Assets) as of the date of such redesignation.

     So long as no Default has occurred and is continuing or would be caused thereby, the preceding provisions will not prohibit:

          (1) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration, such payment would have complied with the provisions of the Indenture;

          (2) the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness of Parent, the issuer or any guarantor or of any Equity Interests of Parent, the issuer or any Restricted Subsidiary in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Issuer) of, Equity Interests of the issuer (other than Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (3)(b) of the preceding paragraph;

          (3) the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness of the issuer or any guarantor with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

          (4) the payment of any dividend by a Restricted Subsidiary of the issuer to the holders of its Equity Interests on a pro rata basis;

          (5) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of Parent, the Issuer or any Restricted Subsidiary of the issuer held by any employee, officer or director (in each case either current or former) of the Issuer (or any of its Restricted Subsidiaries') pursuant to any management equity subscription agreement or stock plan; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $5.0 million in any twelve-month period;

          (6) cash dividends or loans from the issuer to Parent for the purpose of permitting Parent to pay its ordinary operating expenses (including, without limitation, directors' fees, indemnification obligations, professional fees and expenses, etc.) in an aggregate amount not to exceed $5.0 million in any twelve-month period;

          (7) payments to Parent not to exceed $100,000 in any fiscal year, solely to enable Parent to make payments to holders of its Capital Stock in lieu of issuance of fractional shares of its Capital Stock;

          (8) repurchases of Capital Stock deemed to occur upon the exercise of stock options if such Capital Stock represents a portion of the exercise price thereof;

          (9) the declaration and payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Capital Stock) issued after the Series A Original Issue Date; provided that, at the time of such issuance, the issuer, after giving effect to such issuance on a pro forma basis, would have had a Fixed Charge Coverage Ratio of at least
     2.0 to 1.0;

          (10) other Restricted Payments in an aggregate amount not to exceed $10.0 million since the Series A Original Issue Date;

          (11) the distribution, as a dividend or otherwise, of shares of Capital Stock of any Unrestricted Subsidiary of the issuer;

          (12) cash dividends or loans from the issuer to Parent in amounts equal to amounts required for Parent to pay franchise taxes and Federal, state and local taxes to the extent such income taxes are attributable to the income of the issuer and its Restricted Subsidiaries; and

          (13) dividends from the issuer to Parent in an amount sufficient to pay dividends on Parent's 7 1/2% Convertible Trust Preferred Securities Due 2028, that are outstanding on the issue date of the notes.

     The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued to or by the issuer or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this covenant shall be determined by the Board of Directors whose resolution with respect thereto shall be delivered to the Trustee. The Board of Directors' determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the fair market value exceeds $10.0 million. Not later than the date of making any Restricted Payment, the issuer shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this "Restricted Payments" covenant were computed, together with a copy of any fairness opinion or appraisal required by the Indenture.

  Incurrence of Indebtedness and Issuance of Preferred Stock

     The issuer will not, and will not permit any of its subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt), and the issuer will not issue any Disqualified Stock and will not permit any of its subsidiaries to issue any shares of preferred stock; provided, however, that the issuer may incur Indebtedness (including Acquired Debt) or issue Disqualified

Stock, and the guarantors may incur Indebtedness (including Acquired Debt) or issue preferred stock, if, in each case, the Fixed Charge Coverage Ratio for the issuer's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or preferred stock is issued would have been at least 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the preferred stock or Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.

     The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

          (1) the incurrence by the issuer and any Restricted Subsidiary of Indebtedness and letters of credit under Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Issuer and its Restricted Subsidiaries thereunder) not to exceed $950.0 million less any mandatory prepayments actually made thereunder (to the extent, in the case of payments of revolving credit Indebtedness, that the corresponding commitments have been permanently reduced) or scheduled payments actually made thereunder;

          (2) the incurrence by the issuer and its Restricted Subsidiaries of the Existing Indebtedness;

          (3) the incurrence by the issuer and the guarantors of Indebtedness represented by the notes and the related guarantees to be issued on the date of the Indenture and the exchange notes and the related guarantees to be issued pursuant to the registration rights agreement (including the exchange notes and the related guarantees to be issued in exchange for the outstanding notes);

          (4) the incurrence by the issuer or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the issuer or such Restricted Subsidiary, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (4), not to exceed 5% of Total Assets at any time outstanding;

          (5) the incurrence by the issuer or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted by the Indenture to be incurred under the first paragraph of this covenant or clauses (2), (3),
     (4), (5), or (10) of this paragraph;

          (6) the incurrence by the issuer or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the issuer and any of its Restricted Subsidiaries; provided, however, that:

             (a) if the issuer or any guarantor is the obligor on such Indebtedness, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the notes, in the case of the issuer, or the guaranty of such guarantor, in the case of a guarantor; and

             (b) (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a person other than the issuer or a Restricted Subsidiary thereof and (ii) any sale or other transfer of any such Indebtedness to a person that is not either the issuer or a Restricted Subsidiary thereof; shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the issuer or such subsidiary, as the case may be, that was not permitted by this clause (6);

          (7) the incurrence by the issuer or any of its Restricted Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of the Indenture to be outstanding or to hedge exposure to foreign currency fluctuations or commodity price risk with respect to any commodity purchases;

          (8) (a) the guarantee by the issuer or any of the guarantors of Indebtedness of the issuer or a guarantor that was permitted to be incurred by another provision of this covenant; and

              (b) the guarantee by any Restricted Subsidiary of the issuer that is not a guarantor of Indebtedness of another Restricted Subsidiary of the issuer that is not a guarantor that was permitted to be incurred by another provision of this covenant;

          (9) the accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock: provided, in each such case, that the amount thereof is included in Fixed Charges of the issuer as accrued;

          (10) the incurrence by the issuer or any of the Restricted Subsidiaries of additional Indebtedness or Disqualified Stock in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (10), not to exceed $50.0 million;

          (11) the incurrence by the issuer's Unrestricted Subsidiaries of Non-Recourse Debt, provided, however, that if any such Indebtedness ceases to be Non-Recourse Debt of an Unrestricted Subsidiary, such event shall be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of the issuer that was not permitted by this clause (11);

          (12) the incurrence of Indebtedness (including letters of credit) in respect of workers' compensation claims, self-insurance obligations, performance, surety, bid or similar bonds and completion guarantees provided by the issuer or one of its Restricted Subsidiaries in the ordinary course of business and consistent with past practices;

          (13) Indebtedness arising from agreements of the issuer or a Restricted Subsidiary providing for indemnification, adjustment of purchase price, earn out or other similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Restricted Subsidiary, other than guarantees of Indebtedness incurred by any person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition; provided that the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by the issuer and its Restricted Subsidiaries in connection with such disposition;

          (14) the incurrence by a Securitization Entity of Indebtedness in a Qualified Securitization Transaction that is Non-Recourse Debt (except for Standard Securitization Undertakings) with respect to the issuer and its other Restricted Subsidiaries;

          (15) Indebtedness of the issuer evidenced by promissory notes subordinated to the notes and the exchange notes issued to employees of the issuer and its subsidiaries in lieu of cash payment for at any time Equity Interest of Parent being repurchased from such employees; provided; that the aggregate amount of such Indebtedness does not exceed $5.0 million at any one time outstanding;

          (16) guarantees of Indebtedness of any other person incurred by the issuer or a Restricted Subsidiary in the ordinary course of business in an aggregate principal amount not to exceed $5.0 million at any one time outstanding; and

          (17) Indebtedness consisting of take-or-pay obligations contained in supply agreements entered into by the issuer or its subsidiaries in the ordinary course.

  Limitation on Foreign Indebtedness

     The issuer will not permit any Restricted Subsidiary of the issuer that is not a guarantor to, directly or indirectly, incur any Indebtedness (including Acquired Indebtedness) unless:

          (1) after giving effect to the incurrence of such Indebtedness and the receipt of the application of the proceeds thereof;

             (a) if, as a result of the incurrence of such Indebtedness such Restricted Subsidiary will become subject to any restriction or limitation on the payment of dividends or the making of other distributions,

                (i) the Fixed Charge Coverage Ratio of Restricted Subsidiaries that are not guarantors (determined on a pro forma basis for the last four fiscal quarters for which financial statements are available at the date of determination) is greater than 2.5 to 1.0; and

                (ii) the issuer's Fixed Charge Coverage Ratio (determined on a pro forma basis for the last four fiscal quarters of the issuer for which financial statements are available at the date of determination) is greater than 2.0 to 1.0; and

             (b) in any other case, the issuer's Fixed Charge Coverage Ratio (determined on a pro forma basis for the last four fiscal quarters of the issuer for which financial statements are available at the date of determination) is greater than 2.0 to 1.0; and

          (2) no Default or Event of Default shall have occurred and be continuing at the time or as a consequence of the incurrence of such Indebtedness.

     In the event that any Indebtedness incurred pursuant to clause (1)(b) of the foregoing paragraph is proposed to be amended, modified or otherwise supplemented such that the payment of dividends or the making of other distributions becomes subject in any manner to any restriction or limitation, the issuer will not permit the Restricted Subsidiary to so amend, modify or supplement such Indebtedness unless such Indebtedness could be incurred pursuant to the terms of clause (1)(a) of the foregoing paragraph.

     All calculations required under the prior two paragraphs hereof shall be made in a manner consistent with the calculations required under the covenant described under "Incurrence of Indebtedness and Issuance of Preferred Stock."

  Liens

     The issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind on any asset now owned or hereafter acquired, except Permitted Liens.

 Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

     The issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

          (1) pay dividends or make any other distributions on its Capital Stock to the issuer or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to the issuer or any of its Restricted Subsidiaries;

          (2) make loans or advances to the issuer or any of its Restricted Subsidiaries; or

          (3) transfer any of its properties or assets to the issuer or any of its Restricted Subsidiaries.

     However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

          (1) Existing Indebtedness as in effect on the date of the Indenture;

          (2) the Indenture, the notes and the guarantees;

          (3) Indebtedness incurred by a Restricted Subsidiary that is not a guarantor in compliance with the provisions set forth under the caption "-- Limitation on Foreign Indebtedness."

          (4) applicable law, regulation or order;

          (5) any instrument governing Indebtedness or Capital Stock of a person acquired by the issuer or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any person, or the properties or assets of any person, other than the person, or the property or assets of the person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the Indenture to be incurred;

          (6) customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices;

          (7) purchase money obligations for property acquired in the ordinary course of business that impose restrictions on the property so acquired of the nature described in clause (3) of the preceding paragraph;

          (8) any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or other disposition;

          (9) Liens securing Indebtedness that limit the right of the debtor to dispose of the assets subject to such Lien;

          (10) provisions with respect to the disposition or distribution of assets or property in joint venture agreements, assets sale agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business;

          (11) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

          (12) customary provisions in agreements with respect to Permitted Joint Ventures;

          (13) Indebtedness incurred after the date of the Indenture in accordance with the terms of the Indenture; provided; that the restrictions contained in the agreements governing such new Indebtedness are, in the good faith judgment of the Board of Directors of the issuer, not materially less favorable, taken as a whole, to the holders of the notes than those contained in the agreements governing Indebtedness outstanding on the date of the Indenture;

          (14) any encumbrance or restriction of a Securitization Entity effected in connection with a Qualified Securitization Transaction; and

          (15) any encumbrances or restrictions imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (14) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Board of Directors, no more restrictive with respect to such dividend and other payment restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

  Merger, Consolidation or Sale of Assets

     The issuer may not, directly or indirectly: (1) consolidate or merge with or into another person (whether or not the issuer is the surviving corporation); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the issuer and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another person; unless:

          (1) either: (a) the issuer is the surviving corporation; or (b) the person formed by or surviving any such consolidation or merger (if other than the issuer) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made is a corporation, partnership, limited liability company or trust organized or existing under the laws of the United States, any state thereof or the District of Columbia;

          (2) the person formed by or surviving any such consolidation or merger (if other than the issuer) or the person to which such sale, assignment, transfer, conveyance or other disposition shall have been made assumes all the obligations of the issuer under the notes, the Indenture and the registration rights agreement pursuant to agreements reasonably satisfactory to the Trustee;

          (3) immediately after such transaction no Default or Event of Default exists; and

          (4) the issuer or the person formed by or surviving any such consolidation or merger (if other than the issuer), or to which such sale, assignment, transfer, conveyance or other disposition shall have been made will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "-- Incurrence of Indebtedness and Issuance of Preferred Stock."

     In addition, the issuer may not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other person. This "Merger, Consolidation or Sale of Assets" covenant will not apply to a sale, assignment, transfer, conveyance or other disposition of assets between or among the issuer and any of the guarantors.

  Transactions with Affiliates

     The issuer will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each, an "Affiliate Transaction"), unless:

          (1) such Affiliate Transaction is on terms that are no less favorable to the issuer or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the issuer or such Restricted Subsidiary with an unrelated person; and

          (2) the issuer delivers to the Trustee:

             (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors; and

             (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $15.0 million, an opinion as to the fairness to the issuer or the relevant Restricted Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

     The following items shall not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

          (1) any employment agreement entered into by the issuer or any of its Restricted Subsidiaries in the ordinary course of business and consistent with the past practice of the issuer or such Restricted Subsidiary;

          (2) transactions between or among the issuer and/or its Restricted Subsidiaries;

          (3) payment of reasonable directors fees to persons who are not otherwise Affiliates of the issuer;

          (4) sales of Equity Interests (other than Disqualified Stock) to Affiliates of the issuer; and

          (5) Restricted Payments that are permitted by the provisions of the Indenture described above under the caption "-- Restricted Payments;"

          (6) providing indemnity to officers, directors, or employees of the issuer or any of its subsidiaries as determined in good faith by the Board of Directors of the issuer;

          (7) the payment of customary management, consulting and advisory fees and related expenses to Hidden Creek Industries or its affiliates consistent with past practices, including, without limitation, in connection with acquisitions, divestitures or financings by Parent, the issuer or any of the issuer's Restricted Subsidiaries;

          (8) the existence of, or the performance by the issuer or any of its Restricted Subsidiaries of its obligations under the terms of, any agreement to which it is a party as of the date of the Indenture, and any similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by the issuer or any of its Restricted Subsidiaries of obligations under, any future amendment to any such existing agreement or under any similar agreement entered into after the date of the Indenture shall only be permitted by this clause to the extent that the terms of any such amendment or similar agreement are not disadvantageous to the holders in any material respect;

          (9) transactions effected as part of a Qualified Securitization Transaction;

          (10) transactions with customers, joint venture partners, clients and suppliers, in each case in the ordinary course of business and otherwise in compliance with the terms of the Indenture which are fair to the issuer or its Restricted Subsidiaries, in the reasonable determination of the Board of Directors of the issuer;

          (11) the grant of stock options, restricted stock or similar rights to the issuer's employees, directors and consultants pursuant to plans approved by the Board of Directors of the issuer; and

          (12) loans or advances to employees or consultants in the ordinary course of business and consistent with past practices, which are approved by a majority of the Board of Directors of the issuer in good faith.

  Additional Subsidiary Guarantees

     If the issuer or any of its Restricted Subsidiaries acquires or creates another material Domestic Restricted Subsidiary after the dates of the Indenture and the newly acquired or created material Domestic Restricted Subsidiary guarantees any obligations under any Credit Facility, then that newly acquired or created Domestic Restricted Subsidiary must become a guarantor and execute a supplemental indenture and deliver an Opinion of Counsel to the Trustee within 10 Business Days of the date on which it guaranteed any obligation under any of the Credit Facilities. If any subsidiary that is not a guarantor at any time guarantees Indebtedness of the issuer or a guarantor, the issuer will cause such subsidiary to simultaneously execute and deliver a supplemental indenture providing for the guaranty of the payment of the notes by such subsidiary.

  Designation of Restricted and Unrestricted Subsidiaries

     The Board of Directors of the issuer may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments owned by the issuer and its Restricted Subsidiaries in the subsidiary so designated will be deemed to be an Investment made as of the time of such designation and will either reduce the amount available for Restricted Payments under the first paragraph of the covenant described above under the caption "-- Restricted Payments" or reduce the amount available for future Investments under one or more clauses of the definition of Permitted Investments, as the issuer shall determine. That designation will only be permitted if such Investment would be permitted at that time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if the redesignation would not cause a Default.

  No Senior Subordinated Debt

     The issuer shall not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Indebtedness of the issuer and senior in any respect in right of payment to the notes. No guarantor shall incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Indebtedness of such guarantor and senior in any respect in right of payment to such guarantor's guaranty.

  Payments for Consent

     The issuer and Parent will not, and will not permit any of their subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any holder of notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the notes issued thereunder unless such consideration is offered to be paid and is paid to all holders of such notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

  Reports

     Whether or not required by the SEC, so long as any notes are outstanding, the issuer will furnish to the holders of notes, within five days of filing such reports with the SEC:

          (1) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the issuer were required to file such Forms, including a "Management's Discussion and Analysis of Results of Operations and Financial Condition" and, with respect to the annual information only, a report on the annual financial statements by the issuer's certified independent accountants; and

          (2) all current reports that would be required to be filed with the SEC on Form 8-K if the issuer were required to file such reports.

     In addition, following the consummation of the exchange offer contemplated by the registration rights agreement, whether or not required by the SEC, the issuer will file a copy of all of the information and reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the SEC's rules and regulations (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, the issuer and the guarantors have agreed that, for so long as any notes remain outstanding, they will furnish to the holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act. Reports and other filings made by Parent that include all of the information referred to in clauses (1) and (2) above with respect to Parent and its consolidated subsidiaries shall be deemed to satisfy the obligations of the issuer and/or the guarantors set forth above as long as such reports and filings include the information required by Rule 3-10 of Regulation S-X; provided that Parent does not have any business operations other than those conducted through the issuer.

EVENTS OF DEFAULT AND REMEDIES

     Each of the following is an Event of Default:

          (1) default for 30 days in the payment when due of interest on, or liquidated damages with respect to, any notes whether or not prohibited by the subordination provisions of the Indenture;

          (2) default in payment when due of the principal of, or premium, if any, on the notes whether or not prohibited by the subordination provisions of the Indenture;

          (3) failure by the issuer or any of its Restricted Subsidiaries to comply with the provisions described under the caption "-- Certain Covenants -- Merger, Consolidation or Sale of Assets;"

          (4) failure by the issuer or any of its Restricted Subsidiaries for 60 days after notice to comply with any of the other agreements in the Indenture;

          (5) default under any mortgage, Indenture or instrument under which there is issued and outstanding any Indebtedness for money borrowed by the issuer or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the issuer or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the dates of the Indenture, if that default:

             (a) is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default"); or

             (b) results in the acceleration of such Indebtedness prior to its express maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness the maturity of which has been so accelerated, aggregates $20.0 million or more;

          (6) failure by the issuer or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $20.0 million, which judgments are not paid, vacated, discharged, stayed or non-appealable for a period of 60 days, and in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed;

          (7) except as permitted by the Indenture, any guaranty shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any guarantor, or any Person acting on behalf of any guarantor, shall deny or disaffirm its obligations under its subsidiary guaranty or Parent, or any person acting on behalf of Parent, shall deny or disaffirm its obligations under the parent guaranty; and

          (8) certain events of bankruptcy or insolvency with respect to Parent, the issuer or any of its Significant Subsidiaries.

     In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the issuer, any subsidiary that is a Significant Subsidiary or any group of subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the then outstanding notes may declare all the notes to be due and payable immediately.

     Holders of the notes issued under the Indenture may not enforce the Indenture or the notes except as provided in the Indenture. Subject to certain limitations, holders of a majority in principal amount of the then outstanding notes issued under the Indenture may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from holders of the notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest or liquidated damages) if it determines that withholding notice is in their interest.

     The holders of a majority in aggregate principal amount of the notes issued under the Indenture then outstanding by notice to the Trustee may on behalf of the holders of all of the notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest or liquidated damages on, or the principal of, the notes.

     The issuer is required to deliver to the Trustee annually a statement regarding compliance with the Indenture. Upon becoming aware of any Default or Event of Default, the issuer is required to deliver to the Trustee a statement specifying such Default or Event of Default.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

     No director, officer, employee, incorporator or stockholder of Parent, the issuer or any guarantor, as such, shall have any liability for any obligations of the issuer or the guarantors under the notes, the Indenture, the subsidiary guarantees, the parent guaranty or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

     Under the Indenture, the issuer may, at its option and at any time, elect to have all of its obligations discharged with respect to any outstanding notes under such Indenture and all obligations of the guarantors discharged with respect to their guarantees ("Legal Defeasance") except for:

          (1) the rights of holders of outstanding notes to receive payments in respect of the principal of, or interest or premium and liquidated damages, if any, on such notes when such payments are due from the trust referred to below;

          (2) the issuer's obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

          (3) the rights, powers, trusts, duties and immunities of the Trustee, and the issuer's and the guarantor's obligations in connection therewith; and

          (4) the Legal Defeasance provisions of the Indenture.

     In addition, the issuer may, at its option and at any time, elect to have the obligations of the issuer and the guarantors released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with those covenants shall not constitute a Default or Event of Default with respect to the notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the notes.

     In order to exercise either Legal Defeasance or Covenant Defeasance:

          (1) the issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the holders of the notes, cash in U.S. Dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, or interest and premium and liquidated damages, if any, on such outstanding notes on the stated maturity or on the applicable redemption date, as the case may be, and the issuer must specify whether the notes are being defeased to maturity or to a particular redemption date;

          (2) in the case of Legal Defeasance, the issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that (a) the issuer has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

          (3) in the case of Covenant Defeasance, the issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the holders of such outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant

     Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

          (4) no Default or Event of Default shall have occurred and be continuing either: (a) on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit); or (b) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

          (5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture) to which the issuer or any of its subsidiaries is a party or by which the issuer or any of its subsidiaries is bound;

          (6) the issuer must have delivered to the Trustee an Opinion of Counsel to the effect that, assuming no intervening bankruptcy of the issuer or any guarantor between the date of deposit and the 91st day following the deposit and assuming that no holder is an "insider" of the issuer under applicable bankruptcy law, after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

          (7) the issuer must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by the issuer with the intent of preferring the holders of such notes over the other creditors of the issuer with the intent of defeating, hindering, delaying or defrauding creditors of the issuer or others; and

          (8) the issuer must deliver to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

AMENDMENT, SUPPLEMENT AND WAIVER

     Except as provided in the next three succeeding paragraphs, neither the Indenture nor the notes issued under the Indenture may be amended or supplemented without the consent of the holders of at least a majority in principal amount of the notes issued under the Indenture then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes), and any existing default or compliance with any provision of the Indenture or the notes may be waived with the consent of the holders of a majority in principal amount of the then outstanding notes issued under the Indenture (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes issued under the Indenture).

     Without the consent of each applicable holder affected, an amendment or waiver may not (with respect to any notes held by a non-consenting holder):

          (1) reduce the principal amount of notes whose holders must consent to an amendment, supplement or waiver;

          (2) reduce the principal of or change the fixed maturity of any note or alter the provisions with respect to the redemption of the notes (other than provisions relating to the covenants described above under the caption "-- Repurchase at the Option of Holders");

          (3) reduce the rate of or change the time for payment of interest on any note;

          (4) waive a Default or Event of Default in the payment of principal of, or interest or premium, or liquidated damages, if any, on the notes (except a rescission of acceleration of the notes by the holders of at least a majority in aggregate principal amount of the notes issued under the Indenture and a waiver of the payment default that resulted from such acceleration);

          (5) make any note payable in money other than that stated in the notes;

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

          (6) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of holders of notes to receive payments of principal of, or interest or premium or liquidated damages, if any, on the notes;

          (7) waive a redemption payment with respect to any note (other than a payment required by one of the covenants described above under the caption "-- Repurchase at the Option of Holders");

          (8) release any guarantor from any of its obligations under its guaranty or the Indenture, except in accordance with the terms of such Indenture; or

          (9) make any change in the preceding amendment and waiver provisions.

     In addition, any amendment to, or waiver of, the provisions of the Indenture relating to subordination that adversely affects the rights of the holders of the notes will require the consent of the holders of at least 75% in aggregate principal amount of notes then outstanding.

     Notwithstanding the preceding, without the consent of any holder of notes, the issuer, the guarantors and the Trustee may amend or supplement either Indenture or the notes:

          (1) to cure any ambiguity, defect or inconsistency;

          (2) to provide for uncertificated notes in addition to or in place of certificated notes;

          (3) to provide for the assumption of the issuer's obligations to holders of notes in the case of a merger or consolidation or sale of all or substantially all of the issuer's assets;

          (4) to make any change that would provide any additional rights or benefits to the holders of notes or that does not adversely affect the legal rights under the Indenture of any such holder; or

          (5) to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

SATISFACTION AND DISCHARGE

     The Indenture will be discharged and will cease to be of further effect as to all notes issued thereunder, when:

          (1) either:

             (a) all notes that have been authenticated (except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the issuer) have been delivered to the Trustee for cancellation; or

             (b) all notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise or will become due and payable within one year and the issuer or any guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of such holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on such notes not delivered to the Trustee for cancellation for principal, premium and liquidated damages, if any, and accrued interest to the date of maturity or redemption;

          (2) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the issuer or any guarantor is a party or by which the issuer or any guarantor is bound;

          (3) the issuer or any guarantor has paid or caused to be paid all sums payable by it under the Indenture; and

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

          (4) the issuer has delivered irrevocable instructions to the Trustee under the Indenture to apply the deposited money toward the payment of the notes at maturity or the redemption date, as the case may be.

     In addition, the issuer must deliver an Officers' Certificate and an Opinion of Counsel to the Trustee stating that all applicable conditions precedent to satisfaction and discharge have been satisfied.

CONCERNING THE TRUSTEE

     If the Trustee becomes a creditor of the issuer or any guarantor, the Indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.

     The holders of a majority in principal amount of the notes then outstanding under the Indenture will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur and be continuing, the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any holder of notes, unless such holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

BOOK-ENTRY; DELIVERY AND FORM

  The Global Notes

     The exchange notes will be issued in the form of one or more global notes in bearer form. The global notes will be deposited on the issue date with The Depositary Trust Company ("DTC") and registered in the name of Cede & Co., as nominee of DTC, or will remain in the custody of the trustee pursuant to the FAST Balance Certificate Agreement between DTC and the Trustee. Except as set forth below, the global notes may be transferred in whole, and not in part, solely to another nominee of DTC or a successor to DTC or its nominee. Ownership of beneficial interests in the global notes will be limited to persons that have accounts with DTC or persons that may hold interests through such participants. All interests in the global notes may be subject to the procedures and requirements of DTC and its direct and indirect participants, including Euroclear Bank S.A./N.V., as operator of the Euroclear System ("Euroclear), or Clearstream Banking, societe anonyme ("Clearstream").

  Certain Book-Entry Procedures for the Global Notes

     The descriptions of the operations and procedures of DTC, Euroclear and Clearstream set forth below are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to change by them from time to time. Neither we nor the Initial Purchasers take any responsibility for these operations or procedures, and investors are urged to contact the relevant system or its participants directly to discuss these matters.

     DTC has advised us that it is (1) a limited purpose trust company organized under the laws of the State of New York, (2) a "banking organization" within the meaning of the New York Banking Law, (3) a member of the Federal Reserve System,
(4) a "clearing corporation" within the meaning of the Uniform Commercial Code, as amended and (5) a "clearing agency" registered pursuant to Section 17A of the Securities Exchange Act of 1934. DTC was created to hold securities for its participants and facilitates the clearance and settlement of securities transactions between participants through electronic book-entry changes to the accounts of its participants, thereby eliminating the need for physical transfer and delivery of certificates. DTC's participants include securities brokers and dealers, including the Initial Purchasers, banks and trust companies, clearing corporations and certain other organizations. Indirect access to DTC's system is also

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

available to other entities such as banks, brokers, dealers and trust companies, referred to as "indirect participants," that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Investors who are not participants may beneficially own securities held by or on behalf of DTC only through participants or indirect participants.

     Pursuant to procedures established by DTC, upon deposit of each of the global notes, DTC will credit the accounts of participants designated by the Initial Purchasers with an interest in the global notes. Ownership of the notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC, with respect to the interests of participants, and the records of participants and the indirect participants, with respect to the interests of persons other than participants.

     The laws of some jurisdictions may require that some types purchasers of notes take physical delivery of the notes in definitive form. Accordingly, the ability to transfer interests in the notes represented by a global note to these persons may be limited. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants, the ability of a person having an interest in notes represented by a global note to pledge or transfer the interest to persons or entities that do not participate in DTC's system, or to otherwise take actions in respect of the interest, may be affected by the lack of a physical definitive note in respect of the interest.

     So long as DTC or its nominee is the registered owner of a global note, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the notes represented by the global note for all purposes under the Indenture. Except as provided below, owners of beneficial interests in a global note will not be entitled to have notes represented by the global note registered in their names, will not receive or be entitled to receive physical delivery of certificated notes, and will not be considered the owners or holders thereof under the Indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee under the Indenture. Accordingly, each holder owning a beneficial interest in a global note must rely on the procedures of DTC and, if the holder is not a participant or an indirect participant, on the procedures of the participant through which the holder owns its interest, to exercise any rights of a holder of notes under the Indenture or the global note.

     We understand that under existing industry practice, in the event that we request any action of holders of notes, or a holder that is an owner of a beneficial interest in a global note desires to take any action that DTC, as the holder of such global note, is entitled to take, DTC would authorize the participants to take the action and the participants would authorize holders owning through the participants to take the action or would otherwise act upon the instruction of the holders. Neither we nor the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of notes by DTC, or for maintaining, supervising or reviewing any records of DTC relating to the notes.

     Payments with respect to the principal of, and premium, if any, liquidated damages, if any, and interest on, any notes represented by a global note registered in the name of DTC or its nominee on the applicable record date will be payable by the trustee to or at the direction of DTC or its nominee in its capacity as the registered holder of the global note representing the notes under the Indenture. Under the terms of the Indenture, we may treat, and the trustee may treat, the persons in whose names the notes, including the global notes, are registered as the owners of the notes for the purpose of receiving payment on the notes and for any and all other purposes whatsoever. Accordingly, neither we nor the trustee has or will have any responsibility or liability for the payment of these amounts to owners of beneficial interests in the global note, including principal, premium, if any, liquidated damages, if any, and interest. Payments by the participants and the indirect participants to the owners of beneficial interests in the global notes will be governed by standing instructions and customary industry practice and will be the responsibility of the participants or the indirect participants and DTC.

     Transfers between participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds. Transfers between participants in Euroclear or Clearstream will be effected in the ordinary way in accordance with their respective rules and operating procedures.

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

     Subject to compliance with the transfer restrictions applicable to the Notes, cross-market transfers between the participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in the system in accordance with the rules and procedures and within the established deadlines (Brussels time) of the system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant global notes in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositaries for Euroclear or Clearstream.

     Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a global note from a participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day, which must be a business day for Euroclear and Clearstream, immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of the sale of an interest in a global note by or through a Euroclear or Clearstream participant to a participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC's settlement date.

     Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the global notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. Neither we nor the trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

  Certificated Notes

     If (1) we notify the trustee in writing that DTC, Euroclear or Clearstream is no longer willing or able to act as a depositary or clearing system for the notes or DTC ceases to be registered as a clearing agency under the Exchange Act, and a successor depositary or clearing system is not appointed within 90 days of this notice or cessation, (2) we, at our option, notify the trustee in writing that we elect to cause the issuance of notes in definitive form under the Indenture or (3) upon the occurrence and continuation of an event of default under the Indenture, then, upon surrender by DTC of the global notes, certificated notes will be issued to each person that DTC identifies as the beneficial owner of the notes represented by the global notes. Upon any such issuance, the trustee is required to register the certificated notes in the name of the person or persons or the nominee of any of these persons and cause the same to be delivered to these persons.

     Neither we nor the trustee shall be liable for any delay by DTC or any participant or indirect participant in identifying the beneficial owners of the related notes and each such person may conclusively rely on, and shall be protected in relying on, instructions from DTC for all purposes, including with respect to the registration and delivery, and the respective principal amounts, of the notes to be issued.

CERTAIN DEFINITIONS

     Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

     "Acquired Debt" means, with respect to any specified person:

          (1) Indebtedness of any other person existing at the time such other person is merged with or into or became a subsidiary of such specified person, whether or not such Indebtedness is incurred in

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

     connection with, or in contemplation of, such other person merging with or into, or becoming a subsidiary of, such specified person; and

          (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified person.

     "Affiliate" of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For purposes of this definition, "control," as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a person shall be deemed to be control. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" shall have correlative meanings.

     "Asset Sale" means:

          (1) the sale, lease, conveyance or other disposition of any assets or rights, other than sales or leases in the ordinary course of business consistent with past practices; provided that the sale, conveyance or other disposition of all or substantially all of the assets of the issuer and its subsidiaries taken as a whole will be governed by the provisions of the Indenture described above under the caption "-- Repurchase at the Option of Holders -- Change of Control" and/or the provisions described above under the caption "-- Certain Covenants -- Merger, Consolidation or Sale of Assets" and not by the provisions of the Asset Sale covenant; and

          (2) the issuance of Equity Interests by any of the issuer's Restricted Subsidiaries or the sale of Equity Interests in any of its subsidiaries.

     Notwithstanding the preceding, the following items shall not be deemed to be Asset Sales:

          (1) any single transaction or series of related transactions that involves assets having a fair market value of less than $5.0 million;

          (2) a transfer of assets between or among the issuer and its Restricted Subsidiaries;

          (3) an issuance of Equity Interests by a Restricted Subsidiary to the issuer or to another Restricted Subsidiary;

          (4) the sale, lease or license of property, plant, equipment, inventory, accounts receivable or other assets in the ordinary course of business;

          (5) the sale or other disposition of cash or cash equivalents;

          (6) a Restricted Payment or Permitted Investment that is permitted by the covenant described above under the caption "-- Certain
     Covenants -- Restricted Payments;"

          (7) the licensing of intellectual property; and

          (8) sales of receivables and related assets (including contract rights) of the type specified in the definition of "Qualified Securitization Transaction" to a Securitization Entity for the fair market value thereof, including consideration in the amount specified in the proviso to the definition of Qualified Securitization Transaction.

     "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" shall be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms "Beneficially Owns" and "Beneficially Owned" shall have a corresponding meaning.

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

     "board of directors" means:

          (1) with respect to a corporation, the board of directors of the corporation;

          (2) with respect to a partnership, the board of directors of the general partner of the partnership; and

          (3) with respect to any other person, the board or committee of such person serving a similar function.

     "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

     "Capital Stock" means:

          (1) in the case of a corporation, corporate stock;

          (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

          (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

          (4) any other interest or participation that confers on a person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing person.

     "cash equivalents" means:

          (1) United States dollars;

          (2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than twelve months from the date of acquisition;

          (3) certificates of deposit and eurodollar time deposits with maturities of twelve months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any lender party to the Credit Agreement or with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thompson Bank Watch Rating of "B" or better;

          (4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

          (5) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Rating Service and in each case maturing within twelve months after the date of acquisition;

          (6) money market funds at least 95% of the assets of which constitute cash equivalents of the kinds described in clauses (1) through (5) of this definition; and

          (7) Indebtedness with a rating of "A" or higher from Standard & Poor's Rating Service or "A-2" or higher from Moody's Investors Service, Inc.

     "Change of Control" means the occurrence of any of the following:

          (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the issuer and its Restricted Subsidiaries taken as a whole to any "person" (as that term is used in Section 13(d)(3) of the Exchange Act) other than a Principal or a Related Party of a Principal;

          (2) the adoption of a plan relating to the liquidation or dissolution of the issuer;

          (3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), other than the Principals and their Related Parties, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the issuer, measured by voting power rather than number of shares;

          (4) the first day on which a majority of the members of the board of directors of the issuer are not Continuing Directors;

          (5) the first day on which Parent ceases to own 100% of the outstanding Equity Interests of the issuer; or

          (6) the issuer consolidates with, or merges with or into, any person, or any person consolidates with, or merges with or into, the issuer, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the issuer or such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of the issuer outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee person (immediately after giving effect to such issuance).

     "Consolidated Cash Flow" means, with respect to any specified person for any period, the Consolidated Net Income of such person for such period plus:

          (1) an amount equal to any extraordinary loss plus any net loss realized by such person or any of its subsidiaries in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income; plus

          (2) provision for taxes based on income or profits of such person and its subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

          (3) consolidated interest expense of such person and its subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income; plus

          (4) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such person and its subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; minus

          (5) non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business, in each case, on a consolidated basis and determined in accordance with GAAP.

     Notwithstanding the preceding, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash expenses of, a subsidiary of the issuer shall be added to

Consolidated Net Income to compute Consolidated Cash Flow of the issuer only to the extent that a corresponding amount would be permitted at the date of determination to be dividended to the issuer by such subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that subsidiary or its stockholders.

     "Consolidated Net Income" means, with respect to any specified person for any period, the aggregate of the Net Income of such person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

          (1) the Net Income (but not loss) of any person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the specified person or a Wholly Owned Restricted Subsidiary thereof;

          (2) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

          (3) the Net Income of any person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded;

          (4) the cumulative effect of a change in accounting principles shall be excluded; and

          (5) the Net Income (but not loss) of any Unrestricted Subsidiary shall be excluded, whether or not distributed to the Specified Person or one of its subsidiaries.

     "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the issuer who:

          (1) was a member of such board of directors on the date of the Indenture; or

          (2) was nominated for election or elected to such board of directors with the approval of a majority of the Continuing Directors who were members of such board at the time of such nomination or election.

     "Credit Agreement" means that certain Amended and Restated Credit Agreement, dated as of March 19, 1999, by and among the issuer, Parent and various direct and indirect wholly owned subsidiaries of Parent and Bank of America National Trust and Savings Association as a lender and as agent, and certain other lenders, providing for up to $1,150 million of aggregate borrowings, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time.

     "Credit Facilities" means, one or more debt facilities (including, without limitation, the Credit Agreement) or commercial paper facilities, in each case with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

     "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

     "Designated Noncash Consideration" means any non-cash consideration (other than non-cash consideration that would constitute a Restricted Investment) received by the issuer or one of its Restricted Subsidiaries in connection with an Asset Disposition that is so designated as Designated Noncash

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Consideration pursuant to an Officers' Certificate executed by the principal executive officer and the principal financial officer of the issuer or such Restricted Subsidiary. Such Officers' Certificate shall state the basis of such valuation, which shall be a report of a nationally recognized investment banking firm with respect to the receipt in one or a series of related transactions of Designated Noncash Consideration with a fair market value in excess of $5.0 million.

     "Designated Preferred Stock" means preferred stock that is so designated as Designated Preferred Stock, pursuant to an Officers' Certificate executed by the principal executive officer and the principal financial officer of the issuer, on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in clause 3(b) of the first paragraph of the covenant described under the caption "-- Restricted Payments."

     "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the issuer to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the issuer may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption "-- Certain Covenants -- Restricted Payments."

     "Domestic Restricted Subsidiary" means any Restricted Subsidiary that was formed under the laws of the United States or any state thereof or the District of Columbia.

     "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

     "Equity Offering" means an offering by the issuer or Parent of shares of its Common Stock (however designated and whether voting or non-voting) and any and all rights, warrants or options to acquire such Common Stock; provided that, in the event of any Equity Offering by Parent, Parent contributes to the common equity capital of the Company (other than as Disqualified Stock) the net cash proceeds of such Equity Offering.

     "Existing Indebtedness" means the aggregate principal amount of Indebtedness of the issuer and its subsidiaries (other than Indebtedness under the Credit Agreement) in existence on the date of the Indenture, until such amounts are repaid.

     "Fixed Charges" means, with respect to any specified person for any period, the sum, without duplication, of:

          (1) the consolidated interest expense of such person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations; plus

          (2) the consolidated interest of such person and its Restricted Subsidiaries that was capitalized during such period; plus

          (3) any interest expense on Indebtedness of another person that is guaranteed by such person or any one of its Restricted Subsidiaries or secured by a Lien on assets of such person or any one of its Restricted Subsidiaries, whether or not such guaranty or Lien is called upon; plus

          (4) the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of preferred stock of such person or any of its Restricted Subsidiaries, other than dividends on

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

     Equity Interests payable solely in Equity Interests of the issuer (other than Disqualified Stock) or to the issuer or a Restricted Subsidiary of the issuer, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

     "Fixed Charge Coverage Ratio" means with respect to any specified person and its Restricted Subsidiaries for any period, the ratio of the Consolidated Cash Flow of such person for such period to the Fixed Charges of such person for such period. In the event that the specified person or any of its Restricted Subsidiaries incurs, assumes, guarantees, repays, repurchases or redeems any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom as if the same had occurred at the beginning of the applicable four-quarter reference period.

     In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

          (1) acquisitions that have been made by the specified person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be given pro forma effect as if they had occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated on a pro forma basis in accordance with Regulation S-X under the Securities Act (giving effect to any Pro Forma Cost Savings), but without giving effect to clause (3) of the proviso set forth in the definition of Consolidated Net Income;

          (2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded; and

          (3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect as of the Series A Original Issue Date.

     "guaranty" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

     "guarantors" means each of:

          (1) Parent; Universal Tool & Stamping Company Inc.; Dura Automotive Systems Cable Operations, Inc.; Adwest Electronics, Inc.; Dura Automotive Systems of Indiana, Inc.; Atwood Automotive Inc.; Mark I Molded Plastics of Tennessee, Inc.; and Atwood Mobile Products, Inc.

          (2) any other subsidiary that executes a guaranty in accordance with the provisions of the Indenture; and their respective successors and assigns.

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

     "Hedging Obligations" means, with respect to any specified person, the obligations of such person under:

          (1) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements; and

          (2) other agreements or arrangements designed to protect such person against fluctuations in interest rates and currency values.

     "Indebtedness" means, with respect to any specified person, any indebtedness of such person, whether or not contingent, in respect of:

          (1) borrowed money;

          (2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

          (3) banker's acceptances;

          (4) representing Capital Lease Obligations;

          (5) the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable; or

          (6) representing any Hedging Obligations, if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified person (whether or not such Indebtedness is assumed by the specified person) and, to the extent not otherwise included, the guarantee by the specified person of any indebtedness of any other person.

     The amount of any Indebtedness outstanding as of any date shall be:

          (1) the accreted value thereof, in the case of any Indebtedness issued with original issue discount; and

          (2) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

     "Investments" means, with respect to any person, all direct or indirect investments by such person in other persons (including Affiliates) in the forms of loans (including guarantees or other obligations), advances or capital contributions (excluding commissions, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the issuer or any Restricted Subsidiary of the issuer sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the issuer such that, after giving effect to any such sale or disposition, such person is no longer a Restricted Subsidiary of the issuer, the issuer shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption "-- Certain Covenants -- Restricted Payments." The acquisition by the issuer or any Restricted Subsidiary of the issuer of a person that holds an Investment in a third person shall be deemed to be an Investment by the issuer or such Restricted Subsidiary in such third person in an amount equal to the fair market value of the Investment held by the acquired person in such third person in an amount determined as provided in the final paragraph of the covenant described above under the caption "-- Certain Covenants -- Restricted Payments."

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

     "liquidated damages" means all liquidated damages owing pursuant to the registration rights agreement entered into on June 22, 2001 between the issuer, the guarantors and the Initial Purchasers.

     "Net Income" means, with respect to any specified person, the net income
(loss) of such person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

          (1) any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with: (a) any Asset Sale; or (b) the disposition of any securities by such person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such person or any of its Restricted Subsidiaries; and

          (2) any extraordinary gain or loss, together with any related provision for taxes on such extraordinary gain or loss.

     "Net Proceeds" means the aggregate cash proceeds received by the issuer or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of Indebtedness, other than under the Credit Agreement, secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

     "Non-recourse Debt" means Indebtedness:

          (1) as to which neither the issuer nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness),
     (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

          (2) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness of the issuer or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

          (3) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the issuer or any of its Restricted Subsidiaries.

     "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

     "Permitted Business" means the business conducted by the issuer and its Restricted Subsidiaries on the date hereof and businesses reasonably related thereto.

     "Permitted Investments" means:

          (1) any Investment in the issuer or in a Restricted Subsidiary;

          (2) any Investment in cash equivalents;

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

          (3) any Investment by the Issuer or any Restricted Subsidiary of the issuer in a person, if as a result of such Investment:

             (a) such person becomes a Restricted Subsidiary of the issuer; or

             (b) such person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated onto, the issuer or a Restricted Subsidiary of the issuer;

          (4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption
     "-- Repurchase at the Option of Holders -- Asset Sales";

          (5) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the issuer or Parent;

          (6) Hedging Obligations;

          (7) other Investments in any person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (7) that are at the time outstanding not to exceed the greater of (x) $50.0 million and (y) 5.0% of Total Assets;

          (8) Investments existing on the date of the Indenture and any amendment, modification, restatement, supplement, extension, renewal, refunding, replacement, refinancing, in whole or in part, thereof;

          (9) any Investment by the issuer or a subsidiary of the issuer in a Securitization Entity or any Investment by a Securitization Entity in any other person in connection with a Qualified Securitization Transaction; provided that any Investment in a Securitization Entity is in the form of a Purchase Money Note or any equity interest;

          (10) Investments in Permitted Joint Ventures of up to $25.0 million outstanding at any one time;

          (11) Investments in Unrestricted Subsidiaries an amount at any one time outstanding not to exceed $10.0 million; and

          (12) Investments in securities of trade creditors or customers received pursuant to a plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers.

     "Permitted Joint Venture" means an entity characterized as a joint venture (however structured) engaged in a Permitted Business and in which the issuer or a Restricted Subsidiary (a) owns at least 20% of the ownership interest or (b) has the right to receive at least 20% of the profits or distributions; provided that such joint venture is not a subsidiary.

     "Permitted Liens" means:

          (1) Liens of the issuer and any guarantor securing Indebtedness and other Obligations under Credit Facilities that were securing Senior Debt that was permitted by the terms of the Indenture to be incurred;

          (2) Liens in favor of the issuer or the guarantors;

          (3) Liens on property of a person existing at the time such person is merged with or into or consolidated with the issuer or any subsidiary of the issuer; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the person merged into or consolidated with the issuer or the subsidiary;

          (4) Liens on property existing at the time of acquisition thereof by the issuer or any subsidiary of the issuer, provided that such Liens were in existence prior to the contemplation of such acquisition;

          (5) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;
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

          (6) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (4) of the second paragraph of the covenant entitled "-- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock" covering only the assets acquired with such Indebtedness;

          (7) Liens existing on the date of the Indenture;

          (8) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

          (9) Liens incurred in the ordinary course of business of the issuer or any subsidiary of the issuer with respect to obligations that do not exceed $5.0 million at any one time outstanding;

          (10) Liens on assets of Unrestricted Subsidiaries that secure Non-Recourse Debt of Unrestricted Subsidiaries;

          (11) Liens on assets of a Restricted Subsidiary that is not a Guarantor that secures Indebtedness (including Acquired Indebtedness) incurred in compliance with the covenant described under "-- Limitation on Foreign Indebtedness."

          (12) judgment Liens not giving rise to an Event of Default;

          (13) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the issuer or any of its Restricted Subsidiaries, including rights of offset and set-off;

          (14) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customer duties in connection with the importation of goods;

          (15) Liens on assets transferred to a Securitization Entity or on assets of a Securitization Entity, in either case incurred in connection with a Qualified Securitization Transaction;

          (16) leases or subleases granted to others that do not materially interfere with the ordinary course of business of the issuer and its Restricted Subsidiaries;

          (17) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money).

          (18) Liens imposed by law, such as carriers', warehouseman's and mechanics' Liens in each case for sums not yet due or being contested in good faith;

          (19) Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the issuer or any guarantor to the extent such Indebtedness is permitted to be incurred in accordance with the covenant described under "-- Incurrence of Indebtedness and Issuance of Preferred Stock";

          (20) Liens securing Hedging Obligations as long as the related Indebtedness is, and is permitted to be, under the Indenture to be secured by a Lien on the same property securing the Hedging Obligations;

          (21) Liens on specific items of inventory or other goods and proceeds of any person securing such person's obligations with respect to bankers' acceptances issued or created for the account of such person to facilitate the purchase, shipment or storage of such inventory or other goods; and

          (22) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the issuer and its Restricted Subsidiaries in the ordinary course of business.

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     "Permitted Refinancing Indebtedness" means any Indebtedness of the issuer or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the issuer or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

          (1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest thereon and the amount of all expenses and premiums incurred in connection therewith);

          (2) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

          (3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the notes on terms at least as favorable to the Holders of notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

          (4) such Indebtedness is incurred either by the issuer or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

     "person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

     "Principals" means Onex DHC LLC, Alkin Co. and J2R Corporation.

     "Pro Forma Cost Savings" means, with respect to any period, the reduction in costs that occurred during the four-quarter period or after the end of the four-quarter period and on or prior to the Transaction Date that were directly attributable to an asset acquisition and calculated on a basis that is consistent with Article 11 of Regulation S-X under the Securities Act as in effect as of the Series A Original Issue Date.

     "Productive Assets" means assets that are used or useful in, or Capital Stock of any person engaged in, a Permitted Business.

     "Qualified Securitization Transaction" means any transaction or series of transactions pursuant to which the issuer or any of its Restricted Subsidiaries may sell, convey or otherwise transfer to (a) a Securitization Entity (in the case of a transfer by the Issuer or any of its Restricted Subsidiaries) and (b) any other person (in case of a transfer by a Securitization Entity), or may grant a security interest in, any accounts receivable or equipment (whether now existing or arising or acquired in the future) of the issuer or any of its Restricted Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such accounts receivable and equipment and other assets (including contract rights and all guarantees or other obligations in respect to such accounts receivable and equipment, proceeds of such accounts receivable and equipment and other assets (including contract rights) which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable and equipment, all of the foregoing for the purpose of providing working capital financing on terms that are more favorable to the issuer and its Restricted Subsidiaries than would otherwise be available at that time.

     "Related Party" means:

          (1) any controlling stockholder, 80% (or more) owned subsidiary, or immediate family member (in the case of an individual) of any Principal; or

          (2) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or persons beneficially holding an 80% or more controlling interest of which consist of any one or more Principals and/or such other persons referred to in the immediately preceding clause (1).

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     "Restricted Investment" means an Investment other than a Permitted
Investment.

     "Restricted Subsidiary" of a person means any subsidiary of the referent person that is not an Unrestricted Subsidiary.

     "Securitization Entity" means a Wholly Owned Subsidiary of the issuer (or another person in which the issuer or any subsidiary of the issuer makes an Investment and to which the issuer or any subsidiary of the issuer transfers accounts receivable or equipment and related assets) that engages in no activities other than in connection with the financing of accounts receivable or equipment and that is designated by the Board of Directors of the issuer (as provided below) as a Securitization Entity (a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by the issuer or any other Restricted Subsidiary (excluding guarantees of Obligations (other than the principal of, and interest on, Indebtedness)) pursuant to Standard Securitization Undertakings, (ii) is recourse to or obligates the issuer or any Restricted Subsidiary in any way other than pursuant to Standard Securitization Undertakings, (b) with which neither the issuer nor any Restricted Subsidiary has any material contract, agreement, arrangement or understanding other than on terms no less favorable to the issuer or such Restricted Subsidiary than those that might be obtained at the time from persons that are not Affiliates of the issuer, other than fees payable in the ordinary course of business in connection with servicing receivables of such entity, and
(c) to which neither the issuer nor any Restricted Subsidiary has any obligation to maintain or preserve such entity's financial condition or cause such entity to achieve certain levels of operating results. Any such designation by the board of directors shall be evidenced to each of the Trustees by filing with the Trustees a certified copy of the resolution of the board of directors giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions.

     "Series A Original Issue Date" means April 22, 1999, the date of the issuance of the issuer's outstanding Series A Senior Subordinated Notes due 2009.

     "Significant Subsidiary" means any subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

     "Standard Securitization Undertakings" means representations, warranties, covenants and indemnities entered into by the issuer or any subsidiary of the issuer that are reasonably customary in an accounts receivable or equipment transactions.

     "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

     "subsidiary" means, with respect to any specified Person:

          (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such person or one or more of the other subsidiaries of that person (or a combination thereof); and

          (2) any partnership (a) the sole general partner or the managing general partner of which is such person or a subsidiary of such person or
     (b) the only general partners of which are such person or one or more subsidiaries of such person (or any combination thereof).

     "Total Assets" means the total assets of the issuer and its Restricted Subsidiaries on a consolidated basis determined in accordance with GAAP, as shown on the most recently available consolidated balance sheet of the issuer and its Restricted Subsidiaries.

     "Treasury Rate" means, as of any Redemption Date, the yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Redemption Date to May 1, 2004;

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provided, however, that if the period from the Redemption Date to May 1, 2004 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

     "Unrestricted Subsidiary" means any subsidiary of the issuer (other than Dura UK Limited or any successor thereto) that is designated by the board of directors as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary:

          (1) has no Indebtedness other than Non-Recourse Debt:

          (2) is not party to any agreement, contract, arrangement or understanding with the Issuer or any Restricted Subsidiary of the issuer unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the issuer or such Restricted Subsidiary than those that might be obtained at the time from persons who are not Affiliates of the issuer;

          (3) is a person with respect to which neither the issuer nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such person's financial condition or to cause such person to achieve any specified levels of operating results; and

          (4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the issuer or any of its Restricted Subsidiaries.

     Any designation of a subsidiary of the issuer as an Unrestricted Subsidiary shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption "-- Certain Covenants -- Restricted Payments." If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the issuer as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption "-- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock," the issuer shall be in default of such covenant. The board of directors of the issuer may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the issuer of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (1) such Indebtedness is permitted under the covenant described under the caption "-- Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock," calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

     "Voting Stock" of any person as of any date means the Capital Stock of such person that is at the time entitled to vote in the election of the board of directors of such person.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

          (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

          (2) the then outstanding principal amount of such Indebtedness.

     "Wholly Owned Restricted Subsidiary" of any specified person means a Restricted Subsidiary of such person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such person or by one or more Wholly Owned Restricted Subsidiaries of such person.

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                CERTAIN UNITED STATES FEDERAL TAX CONSIDERATIONS

     The following discussion summarizes the material U.S. federal income tax aspects of the acquisition, ownership and disposition of the exchange notes. This discussion is a summary for general information purposes and does not consider all aspects of U.S. federal income taxation that may be relevant to the ownership and disposition of the exchange notes by a holder in light of such holder's personal circumstances. This discussion also does not address the U.S. federal income tax consequences of ownership of exchange notes not held as capital assets within the meaning of Section 1221 of the U.S. Internal Revenue Code of 1986, as amended (the "Code"), or the U.S. federal income tax consequences to a holder subject to special treatment under the U.S. federal income tax laws, such as dealers in securities or foreign currency, tax-exempt entities, financial institutions, insurance companies, regulated investment companies, persons that hold the exchange notes as part of a "straddle," a "hedge" or a "conversion transaction," persons that have a "functional currency" other than the U.S. dollar, except as specifically described under "Non-U.S. Holders," and investors in pass-through entities. Accordingly, these holders should consult their respective tax advisors concerning the U.S. federal income tax consequences of acquiring the exchange notes. In addition, this discussion does not describe any tax consequences arising under U.S. federal gift and estate taxes or out of the tax laws of any state, local or foreign jurisdiction.

     This discussion is based upon the Code, existing Treasury regulations thereunder, and current administrative rulings and court decisions. All of the foregoing is subject to change, possibly on a retroactive basis, and any changes could affect the continuing validity of this discussion.

     This discussion deals only with beneficial owners who acquired exchange notes in exchange for outstanding notes acquired at original issue. It does not address some issues that are relevant to subsequent purchasers of outstanding notes or exchange notes including, but not limited to, the treatment of market discount for federal income tax purposes.

     HOLDERS OF NOTES SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THE APPLICATION OF FEDERAL INCOME TAX LAWS, AS WELL AS THE LAWS OF ANY STATE, LOCAL OR FOREIGN TAXING JURISDICTION, TO THEIR PARTICULAR SITUATIONS.

U.S. HOLDERS

     The following discussion is limited to the U.S. federal income tax consequences relevant to a holder of a note that is:

     - a citizen or resident (as defined in Section 7701(b)(1) of the Code) of the United States;

     - a corporation organized under the laws of the United States or any political subdivision of the United States;

     - an estate, the income of which is subject to U.S. federal income tax regardless of the source; or

     - a trust with respect to which a court within the United States is able to exercise primary supervision over its administration and one or more United States persons have the authority to control all of its substantial decisions or if the trust was in existence on August 20, 1996 and has properly elected to continue to be treated as a U.S. person (a "U.S. Holder").

Certain U.S. federal income tax consequences relevant to a holder other than a U.S. Holder are discussed separately below.

  Exchange Notes

     Neither an exchange of the outstanding notes for exchange notes nor the filing of any registration statement with respect to the resale of the notes should be a taxable event to holders of notes, and holders should not recognize any taxable gain or loss or any interest income as a result of such an exchange or such a filing. An exchange note will have the same amount of market discount or bond premium (if any) as the

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

outstanding note exchanged therefor, and any elections with respect to such market discount or bond premium made by the exchanging holder will remain in effect.

     The issuer is obligated to pay additional interest to the holders of outstanding series C notes under certain circumstances described under "Exchange Offer -- Purpose of the Exchange Offer" above. Although the matter is not free from doubt, this additional interest should be taxable as ordinary income at the time it accrues or is received in accordance with the U.S. Holder's regular method of accounting for federal income tax purposes. It is possible, however, that the IRS may take a different position, in which case the timing and amount of income inclusion may be different from that described above. U.S. Holders should consult their own tax advisors about payments of additional interest.

Stated Interest

     Stated interest on an outstanding note or an exchange note should be taxable to a U.S. Holder as ordinary interest income at the time it accrues or is received in accordance with such U.S. Holder's method of accounting for U.S. federal income tax purposes, unless there is original issue discount, or OID, on the exchange notes received in exchange for outstanding series C notes (as discussed in the next paragraph), in which case a portion of each payment of stated interest would have to be accounted for as OID. The outstanding series C notes were sold with accrued interest from May 1, 2001 ("pre-issuance interest"). For federal income tax purposes the amount paid by a purchaser of the outstanding series C notes representing the amount of the pre-issuance interest is excluded from the issue price of the note. The portion of the first payment on the outstanding series C notes equal to the amount of the pre-issuance interest is not includable in income, but is treated as a return of the amount paid for the pre-issuance interest.

     We intend to take the position that the outstanding series C notes were not issued with original issue discount, and therefore that any exchange notes received in exchange for outstanding series C notes do not have OID. However, the IRS may take a contrary position. We have not obtained an IRS ruling or an opinion of counsel regarding the tax treatment of the outstanding series C notes. If the outstanding series C notes were deemed by the IRS to be issued with original issue discount, such OID would be equal to the difference between their issue price and their stated redemption price at maturity (as defined below). The "issue price" of the outstanding series C notes is the first price at which a substantial amount of the notes is sold for money, excluding sales to underwriters, placement agents or wholesalers. The "stated redemption price at maturity" of the outstanding series C notes is the amount payable at maturity (other than qualified stated interest). The IRS may take a position that the delayed draw special payment constitutes a reduction in the issue price of the outstanding series C notes rather than a commitment fee, and, accordingly, that the outstanding series C notes were issued with OID in an amount equal to the sum of the delayed draw special payment and the 1.75% stated discount. However, if the treatment of the delayed draw special payment as a commitment fee is respected, holders of exchange notes received in exchange for outstanding series C notes will not be required to include any OID in gross income for U.S. federal income tax purposes as a consequence of the issuance of the outstanding series C notes at an approximately 1.75% discount from their principal amount because the amount of OID created by such discount will not exceed the de minimis threshold as determined under Section 1273(a)(3) of the Code and thus will be treated as zero.

     Generally, if the outstanding series C notes or any exchange notes received in exchange therefor were treated as being issued with OID, U.S. Holders would be required to include the OID in ordinary income for U.S. federal income tax purposes as it accrues. The OID would accrue daily in accordance with a constant yield method based on a compounding of interest. The OID allocable to any accrual period would equal the product of the adjusted issue price of the notes as of the beginning of such period and the notes' yield to maturity, less any qualified stated interest allocable to that accrual period. The "adjusted issue price" of the notes as of the beginning of any accrual period would equal the issue price of the notes increased by OID, if any, previously includable in income and decreased by any payments under the notes (other than qualified stated interest). Because OID would accrue and be includable in income at least annually and no payments other than qualified stated interest would be made under the notes, the adjusted issue price of the notes would increase throughout their life if the notes were deemed issued with OID. OID includable in income, if any, would therefore increase during each accrual period.
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

  Sale, Exchange or Redemption of the Notes

     Upon the disposition of an outstanding note or an exchange note by sale, exchange or redemption, a U.S. Holder will generally recognize gain or loss equal to the difference between the amount realized on the disposition, other than amounts attributable to accrued interest not yet taken into income which will be taxed as ordinary income, and the U.S. Holder's tax basis in the note. A U.S. Holder's adjusted tax basis in a note generally will equal the cost of the note to such holder, including the amount paid for pre-issuance interest, plus OID previously accrued on the note, if any, less the amount of pre-issuance interest received and any principal payments received by such holder.

     Assuming the note is held as a capital asset, such gain or loss, except to the extent that the market discount rules otherwise provide, will generally constitute capital gain or loss and will be long-term capital gain (which is taxed, in the case of non-corporate taxpayers, at a maximum statutory rate of 20%) or loss if the U.S. Holder has held such note for longer than 12 months. The deductibility of capital losses is subject to limitations.

  Backup Withholding and Information Reporting

     Under the Code, a U.S. Holder of an outstanding note or an exchange note may be subject, under certain circumstances, to information reporting and/or backup withholding at a 31% rate with respect to cash payments in respect of interest on, or the gross proceeds from disposition of, a note. This withholding applies only if a U.S. Holder:

     - fails to furnish its social security or other taxpayer identification number ("TIN") within a reasonable time after a request therefor;

     - furnishes an incorrect TIN;

     - fails to report interest or dividends properly; or

     - fails, under certain circumstances, to provide a certified statement, signed under penalty of perjury, that the TIN provided is its correct number and that it is not subject to backup withholding.

     Any amount withheld from a payment to a U.S. Holder under the backup withholding rules is allowable as a credit, and may entitle such holder to a refund, against such holder's U.S. federal income tax liability, provided that the required information is furnished to the IRS. Certain persons are exempt from backup withholding, including corporations and financial institutions. Holders of notes should consult their tax advisors as to their qualification for exemption from withholding and the procedure for obtaining such exemption.

NON-U.S. HOLDERS

     The following discussion is limited to the U.S. federal income tax consequences relevant to a holder of an outstanding note or an exchange note (each referred to in this discussion as a "note") that is not a U.S. Holder (a "Non-U.S. Holder").

     This discussion does not address all aspects of U.S. federal income taxation that may be relevant to the ownership or disposition of the notes by any particular Non-U.S. Holder in light of such holder's personal circumstances, including holding the notes through a partnership. For example, persons who are partners in foreign partnerships or beneficiaries of foreign trusts or estates and who are subject to U.S. federal income tax because of their own status, such as U.S. residence or foreign persons engaged in a trade or business in the United States, may be subject to U.S. federal income tax even though the entity is not subject to income tax on disposition of its note.

     For purposes of the following discussion, interest and gain on the sale, exchange or other disposition of the note will be considered "U.S. trade or business income" if such income or gain is effectively connected with the conduct of a U.S. trade or business, or in the case of an applicable income tax treaty between the

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United States and the country of which the holder is a qualified resident, attributable to a U.S. permanent establishment (or to a fixed base) in the United States.

  Stated Interest

     Generally, any interest paid to a Non-U.S. Holder of a note that is not U.S. trade or business income will not be subject to U.S. federal income tax if the interest qualifies as "portfolio interest." Interest on the notes will qualify as portfolio interest if:

     - the Non-U.S. Holder does not actually or constructively own 10% or more of the total combined voting power of our voting stock, and is not a "controlled foreign corporation" with respect to which the issuer is a "related person" within the meaning of Section 881(c)(3)(C) of the Code; and

     - the beneficial owner, under penalties of perjury, certifies that the beneficial owner is not a U.S. person and such certificate provides the beneficial owner's name and address.

     The gross amount of payments to a Non-U.S. Holder of interest that does not qualify for the portfolio interest exception and that is not U.S. trade or business income will be subject to U.S. withholding tax at the rate of 30%, unless a U.S. income tax treaty applies to reduce or eliminate withholding. U.S. trade or business income will be taxed at regular U.S. federal income tax rates rather than the 30% gross rate. To claim the benefit of a tax treaty or to claim exemption from withholding because the income is U.S. trade or business income, the Non-U.S. Holder must provide a properly executed Form W-8BEN or W-8ECI, or such successor forms as the IRS designates, as applicable, prior to payment of interest. These forms must be periodically updated. A Non-U.S. Holder who is claiming the benefits of a tax treaty may be required to obtain a U.S. TIN and to provide certain documentary evidence issued by foreign governmental authorities to prove residence in the foreign country.

  Sale, Exchange or Redemption of the Notes

     Subject to the discussion concerning backup withholding, any gain realized by a Non-U.S. Holder on the sale, exchange or redemption of a note generally will not be subject to U.S. federal income tax unless such gain is U.S. trade or business income, or, subject to certain exceptions, the Non-U.S. Holder is an individual who holds the note as a capital asset and is present in the United States for 183 days or more in the taxable year of the disposition.

  Information Reporting and Backup Withholding

     The issuer must report annually to the IRS and to each Non-U.S. Holder any interest that is subject to U.S. withholding tax or that is exempt from withholding pursuant to a tax treaty or the portfolio interest exception. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides.

     Backup withholding and information reporting will not apply to payments of principal on the notes by the issuer to a Non-U.S. Holder, if the holder certifies as to its non-U.S. status under penalties of perjury or otherwise establishes an exemption, provided that neither the issuer nor its paying agent has actual knowledge that the holder is a U.S. Holder or that the conditions of any other exemption are not, in fact, satisfied.

     Payments of the proceeds from the sale of the notes to or through a foreign office or broker will not be subject to information reporting or backup withholding unless the broker is (1) a United States person, (2) a foreign person that derives 50% or more of its gross income for certain periods from activities that are effectively connected with the conduct of a trade or business in the United States, (3) a controlled foreign corporation for United States federal income tax purposes or (4) a foreign partnership more than 50% of the capital or profits of which is owned by one or more U.S. persons or which engages in a U.S. trade or business. Payment of the proceeds of any such sale effected outside the United States by a foreign office of any broker that is described in (1), (2), (3), or (4) of the preceding sentence may be subject to backup withholding tax, and will be subject to information reporting requirements unless such broker has documentary evidence in its records that the beneficial owner is a non-U.S. Holder and certain other
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

conditions are met, or the beneficial owner otherwise establishes an exemption. Payment of the proceeds of any such sale to or through the United States office of a broker is subject to information reporting and backup withholding requirements, unless the broker has documentary evidence in its files that the owner is a Non-U.S. Holder and the broker has no knowledge to the contrary.

     Any amounts withheld under the backup withholding rules from a payment to a Non-U.S. Holder will be allowed as a refund or a credit against such Non-U.S. Holder's U.S. federal income tax liability, provided that the requisite procedures are followed.

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                              PLAN OF DISTRIBUTION

     Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where such securities were acquired as a result of market-making activities or other trading activities. We have agreed that, starting on the expiration date of the exchange offer and ending on the close of business on the 180th day after the expiration date, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

     We will not receive any proceeds from any sale of exchange notes by brokers-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit of any such resale of exchange notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     For a period of 180 days after the expiration date, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer, including the expenses of one counsel for the holders of the outstanding notes, other than commissions or concessions of any brokers or dealers and will indemnify the holders of the outstanding notes, including any broker-dealers, against certain liabilities, including liabilities under the Securities Act.

     Prior to the exchange offer, there has not been any public market for the outstanding series C notes. The outstanding series C notes have not been registered under the Securities Act and will be subject to restrictions on transferability to the extent that they are not exchanged for exchange notes by holders who are entitled to participate in this exchange offer. The holders of outstanding series C notes, other than any holder that is our affiliate within the meaning of Rule 405 under the Securities Act, who are not eligible to participate in the exchange offer are entitled to certain registration rights, and we are required to file a shelf registration statement with respect to those outstanding series C notes.

     The exchange notes will constitute a new issue of securities with no established trading market. We do not intend to list the exchange notes on any national securities exchange or to seek the admission thereof to trading in the National Association of Securities Dealers Automated Quotation System. In addition, such market making activity will be subject to the limits imposed by the Securities Act and the Exchange Act and may be limited during the exchange offer and the pendency of the shelf registration statements. Accordingly, no assurance can be given that an active public or other market will develop for the exchange notes or as to the liquidity of the trading market for the exchange notes. If a trading market does not develop or is not maintained, holders of the exchange notes may experience difficulty in reselling the exchange notes or may be unable to sell them at all. If a market for the exchange notes develops, any such market may be discontinued at any time.

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                                 LEGAL MATTERS

     The validity of the exchange notes and the guarantees and other legal matters, including the tax-free nature of the exchange, will be passed upon on our behalf of the by Kirkland & Ellis (a partnership that includes professional corporations), Chicago, Illinois.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     The consolidated financial statements of Dura Automotive Systems, Inc. as of December 31, 2000 and 1999 and for each of the three years in the period ended December 31, 2000 incorporated by reference in this prospectus to the extent and for the periods indicated in their reports have been audited by Arthur Andersen LLP, independent public accountants, as set forth in its reports thereon, incorporated herein by reference, and are incorporated by reference in reliance upon the authority of said firm as an expert in auditing and accounting in giving said reports.

     The consolidated financial statements of Excel Industries, Inc. as of and for the year ended January 2, 1999 incorporated by reference in this prospectus to the extent and for the period indicated in their report have been audited by Arthur Andersen LLP, independent public accountants, as set forth in its report therein, incorporated herein by reference, and are incorporated by reference in reliance upon the authority of said firm as an expert in auditing and accounting in giving said report.

     The consolidated financial statements of Adwest Automotive Plc as of and for the fiscal year ended June 30, 1998 incorporated by reference in this prospectus were audited by KPMG Audit Plc, independent certified public accountants. Such financial statements have been incorporated by reference in reliance upon the report of KPMG Audit Plc.

                              GENERAL INFORMATION

     We intend to apply to list the exchange notes on the Luxembourg Stock Exchange. In connection with the listing application and if the application is to be approved, the Certificate of Incorporation and the By-Laws of the Issuer and a legal notice relating to the issuance of the exchange notes will be deposited prior to listing with the Geffier en Chef du Tribunal d'Arrondissement de at a Luxembourg, where copies thereof may be obtained upon request. Copies of the above documents together with this prospectus, the exchange notes, the guarantees and the indenture and Dura's Annual Report on Form 10-K for the year ended December 31, 2000, Dura's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001, as well as all Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed by Dura since December 31, 2000, so long as any of the exchange notes are outstanding, will be made available for inspection at the main office of Kredietbank S.A. Luxembourgeoise Societe Anonyme, which will act as intermediary between the Luxembourg Stock Exchange and Dura and the holders of the exchange notes. We will publish annual audited consolidated financial statements and unaudited quarterly financial statements for each of the first three fiscal quarters of each year. In addition, copies of the Annual Reports, Quarterly Reports and Current Reports of Dura may be obtained free of charge at such office.

     Except as may be disclosed herein (including the documents incorporated by reference), there has been no material adverse change in the financial or trading position of Dura since December 31, 2000.

     Except as may be disclosed in the documents incorporated by reference, Dura is not a party to any legal or arbitration proceedings (including any that are pending or threatened) which may have or have had during the previous 12 months a significant effect on Dura's consolidated financial position.

     Resolutions relating to the issuance and sale of the exchange notes were adopted by the boards of directors of the issuer and each of the guarantors on June 6, 2001 and June 7, 2001.

     The exchange notes, the indenture and the guarantees are governed by, and shall be construed in accordance with, the laws of the State of New York, United States of America.

     The issuer was incorporated on November 13, 1990 in the State of Delaware. The issued and outstanding capital stock of the issuer consists of 1,000 shares of common stock, all of which are fully paid.

                    PRINCIPAL EXECUTIVE OFFICE OF THE ISSUER

                              DURA OPERATING CORP.
                                4508 IDS CENTER
                          MINNEAPOLIS, MINNESOTA 55402

                              INDEPENDENT AUDITORS

                              ARTHUR ANDERSEN LLP
                            45 SOUTH SEVENTH STREET
                          MINNEAPOLIS, MINNESOTA 55402

                                 LEGAL ADVISERS

                                KIRKLAND & ELLIS
                            200 EAST RANDOLPH DRIVE
                            CHICAGO, ILLINOIS 60601

                     TRUSTEE, REGISTRAR, PRINCIPAL PAYING,
                          TRANSFER AND EXCHANGE AGENT

                      U.S. BANK TRUST NATIONAL ASSOCIATION
                              180 E. 5(TH) STREET
                           ST. PAUL, MINNESOTA 55101

                      LISTING AGENT AND LUXEMBOURG PAYING,
                          TRANSFER AND EXCHANGE AGENT

                KREDIETBANK S.A. LUXEMBOURGEOISE SOCIETE ANONYME
                           43, BOULEVARD ROYAL L-2955
                       LUXEMBOURG R.C. LUXEMBOURG B 6395

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                  [DURA LOGO]

                              DURA OPERATING CORP.

                               EXCHANGE OFFER FOR

                                  $300,000,000
                 SERIES B 9% SENIOR SUBORDINATED NOTES DUE 2009
                                      AND
                                  $158,500,000
                 SERIES C 9% SENIOR SUBORDINATED NOTES DUE 2009

  Unconditionally Guaranteed on a Senior Subordinated Basis by DURA AUTOMOTIVE
                                 SYSTEMS, INC.

                         ------------------------------

                                   PROSPECTUS
                                        , 2001
                         ------------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II:
                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Dura Automotive Systems, Inc.; Dura Operating Corp.; Adwest Electronics, Inc.; and Dura Automotive Cable Operations, Inc. Dura Automotive Systems, Inc. is incorporated under the laws of the State of Delaware. Section 145 of the General Corporation Law of the State of Delaware ("Section 145") provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. A Delaware corporation may indemnify any persons who are, or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorney's fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.

     Article Eleven of the Restated Certificate of Incorporation of Dura provides that no director of the corporation shall be liable to the corporation or its stockholders for monetary damages arising from a breach of fiduciary duty owed to the corporation or its stockholders to the fullest extent permitted by the Delaware General Corporation Law.

     Article V of Dura's Amended and Restated By-Laws (the "Dura By-laws") provides that each person who was or is made a party or is threatened to be made a party to or is otherwise involved (including involvement as a witness) in any action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he or she is or was a director or officer of the corporation, is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators; provided, however, that, except as provided below with respect to proceedings to enforce rights to indemnification, the corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors. The right to indemnification is a contract right and includes the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition (advancement of expenses); provided, however, that, if and to the extent that the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the corporation of an undertaking by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal than such indemnitee is not entitled to be indemnified for such expenses.

     Article V of the Dura By-laws further provides that any person serving as a director, officer, employee or agent of a subsidiary of Dura shall be conclusively presumed to be serving in such capacity at the request of Dura and, hence subject to indemnification by Dura.

     Article V of the Dura By-laws further provides that persons who after the date of the adoption of Article V become or remain directors or officers of the corporation or who, while a director or officer of the corporation, become or remain a director, officer, employee or agent of a subsidiary, shall be conclusively presumed to have relied on the rights to indemnify, advancement of expenses and other rights contained in Article V in entering into or continuing such service. The rights to indemnification and to the advancement of expenses conferred in Article V shall apply to claims made against a indemnitee arising out of acts or omissions which occurred or occur both prior and subsequent to the adoption hereof. The rights to indemnification and to the advancement of expenses conferred in Article V shall not be exclusive of any other right which any person may have or hereafter acquire under the Amended and Restated Certificate of Incorporation or under any statute, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

     Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

     All of the directors and officers of Dura are covered by insurance policies maintained and held in effect by such corporation against certain liabilities for actions taken in such capacities, including liabilities under the Securities Act of 1933.

     Dura Operating Corp., Adwest Electronics, Inc. and Dura Automotive Systems Cable Operations, Inc. are also incorporated under the General Corporation Law of the State of Delaware. Under their respective charter documents, each corporation has agreed to indemnify their officers and directors to the fullest extent authorized by the Delaware General Corporation Law.

     In addition, the bylaws of Adwest Electronics, Inc. provide that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit.

     Atwood Automotive, Inc. Each director and officer of the corporation shall be indemnified by the corporation against all expenses in connection with any claim (civil, criminal or otherwise, including appeals) in which he or she may become involved due to his or her position with the corporation. Where such cases proceed to final adjudication, indemnification shall not be allowed for such directors found liable for negligence or misconduct in performance of duties to the corporation. Neither a judgment of conviction or the entry of any plea in a criminal case shall of itself be deemed an adjudication that such individual was liable of negligence or misconduct if the individual acted in good faith, for a purpose believed to be in the best interest of the corporation and had no reasonable cause to believe the conduct was unlawful. The rights contained in the bylaws of Atwood Automotive, Inc. shall not be deemed exclusive of other rights to which the individual is entitled.

     Atwood Mobile Products, Inc. The corporation shall indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that such person is or was a director or officer of the corporation, or is or was serving another organization or entity (whether for profit or not) at the corporation's request. Such indemnification shall be to the fullest extent, and shall be determined in such manner, as now or hereafter permitted by law. The indemnification shall continue as to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee's heirs, executors and administrators. No director of the corporation shall be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its shareholders,
(ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 8.65 of the Illinois Business Corporation Act, or (iv) for any transaction from which the director derived an improper personal benefit. The corporation may, by action of its board of directors, indemnify its employees and agents to the same extent as the indemnification of its directors and officers. Notwithstanding the foregoing, the indemnification and advancement of expenses provided by or granted under the Illinois Business Corporation Act shall not be considered exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled to under the articles of incorporation, by-laws, insurance, or a contractual agreement.

     Dura Automotive Systems of Indiana, Inc. and Universal Tool & Stamping Company, Inc. A corporation may indemnify an individual who was or is a director made party to a proceeding if the individual's conduct was in good faith and the individual reasonably believed that the individual's conduct was in the corporation's best interest or not opposed to its best interest. For indemnification in a criminal proceeding, the individual must either: had reasonable cause to believe the conduct was lawful or no reasonable cause to believe it was unlawful. In respect to an employee benefit plan, a director's conduct believed to be in the best interest of the participants and beneficiaries of the plan is enough to exercise the indemnification protection. The corporation shall indemnify a director who was wholly successful in the defense of a proceeding to which the director was party because of his position as director. A director may apply for indemnification from the court. The court must determine if: (1) if the director is entitled to mandatory indemnification as noted above or (2) the director is fairly and reasonably entitled to indemnification in view of all relevant circumstances. The corporation shall have the power to purchase and maintain insurance for above said person for liability from actions regardless of the corporation's power to indemnify said person under this provision. This provision shall not be deemed exclusive and those seeking indemnification may be entitled to indemnification under any articles of incorporation, by-laws, resolution by board of directors or shareholders, or any other authorization by a majority vote of the voting shares.

     Mark I Molded Plastics of Tennessee, Inc. Subject to certain exceptions described below, a corporation may indemnify an individual made a party to a proceeding because the individual is or was a director against liability incurred in the proceeding if: (i) the individual's conduct was in good faith; and (ii) the individual reasonably believed: (a) In the case of conduct in the individual's official capacity with the corporation, that the individual's conduct was in its best interest; and (b) in all other cases, that the individual's conduct was at least not opposed to its best interests; and (iii) in the case of any criminal proceeding, the individual had no reasonable cause to believe the individual's conduct was unlawful. A corporation may not indemnify a director under: (i) in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation; or (ii) in connection with any other proceeding charging improper personal benefit to the director, whether or not involving action in the director's official capacity, in which the director was adjudged liable on the basis that personal benefit was improperly received by the director. Unless limited by its charter, a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director was a party because the director is or was a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding. A corporation may not indemnify a director unless authorized in the specific case after a determination has been made that indemnification of the director is permissible in the circumstances because the director has met the relevant standard of conduct. The determination shall be made: (i) by the board of directors by majority vote of a quorum consisting of directors not at the time parties to the proceeding; (ii) if a quorum cannot be obtained under subdivision (b)(i), by majority vote of a committee duly designated by the board of directors (in which designation directors who are parties may participate), consisting solely of two (2) or more directors not at the time parties to the proceeding; (iii) by independent special legal counsel; or by the shareholders, but shares owned by or voted under the control of directors who are at the time parties to the proceeding may not be voted on the determination.

ITEM 21.  EXHIBITS.

     (a) The following exhibits are filed as part of the Registration Statement or incorporated by reference herein:

EXHIBIT NO.                            DESCRIPTION
-----------                            -----------
1.1            Purchase Agreement, dated June 8, 2001, among Dura Operating
               Corp., Dura Automotive Systems, Inc., the subsidiary
               guarantors named therein (the "Subsidiary Guarantors") and
               Banc of America Securities LLC, Credit Suisse First Boston
               Corporation and J.P. Morgan Securities Inc. (collectively, the "Initial Purchasers").*
3.1            Restated Certificate of Incorporation of Dura Automotive
               Systems, Inc. incorporated by reference to Exhibit 3.1 of
               the Registration Statement on Form S-4 (Registration No.
               33381213) (the "S-4").
3.2            Amendment and Restated By-laws of Dura Automotive Systems,
               Inc. incorporated by reference to Exhibit 3.2 of the
               Registration Statement on Form S-1 (Registration No.
               333-06601) (the "S-1").
3.3            Certificate of Incorporation of Dura Operating Corp.
               incorporated by reference to Exhibit 3.3 of the S-4.
3.4            By-laws of Dura Operating Corp. incorporated by reference to
               Exhibit 3.4 of the S-4.
3.5            Certificate of Incorporation of Universal Tool and Stamping
               Company, Inc. incorporated by reference to Exhibit 3.7 of
               the S-4.
3.6            By-laws of Universal Tool & Stamping Inc. incorporated by
               reference to Exhibit 3.8 of the S-4.
3.7            Certificate of Incorporation of Dura Automotive Systems
               Cable Operations, Inc. incorporated by reference to Exhibit
               3.9 of the S-4.
3.8            By-laws of Dura Automotive Systems Cable Operations, Inc.
               incorporated by reference to Exhibit 3.10 of the S-4.
3.9            Certificate of Incorporation of Adwest Electronics, Inc.
               incorporated by reference to Exhibit 3.11 of the S-4.
3.10           By-laws of Adwest Electronics, Inc. incorporated by
               reference to Exhibit 3.12 of the S-4.
3.11           Certificate of Incorporation of Dura Automotive Systems of
               Indiana, Inc. incorporated by reference to Exhibit 3.19 of the S-4.
3.12           By-laws of Dura Automotive Systems of Indiana, Inc.
               incorporated by reference to Exhibit 3.20 of the S-4.
3.13           Certificate of Incorporation of Atwood Automotive, Inc.
               incorporated by reference to Exhibit 3.27 of the S-4.
3.14           By-laws of Atwood Automotive, Inc. incorporated by reference to Exhibit 3.28 of the S-4.
3.15           Certificate of Incorporation of Mark I Molded Plastics of
               Tennessee, Inc. incorporated by reference to Exhibit 3.31 of the S-4.
3.16           By-laws of Mark I Molded Plastics of Tennessee, Inc.
               incorporated by reference to Exhibit 3.32 of the S-4.
3.17           Restated Articles of Incorporation of Atwood Mobile
               Products, Inc.*
3.18           By-laws of Atwood Mobile Products, Inc.*
4.1            Indenture, dated April 22, 1999, between Dura Operating
               Corp., Dura Automotive Systems, Inc., the Subsidiary
               Guarantors and U.S. Bank Trust National Association, as
               trustee, incorporated by reference to Exhibit 4.7 of the
               S-4.

EXHIBIT NO.                            DESCRIPTION
-----------                            -----------
4.2            Supplemental Indenture, dated July 29, 1999 between Dura
               Operating Corp., Dura Automotive Systems, Inc., the
               Subsidiary Guarantors, and U.S. Bank Trust National
               Association, as trustee, incorporated by reference to
               Exhibit 4.1 of the report filed on Form 10-Q dated August
               16, 1999.
4.3            Second Supplemental Indenture, dated June 22, 2001, between
               Dura Operating Corp., Dura Automotive Systems, Inc., the
               Guaranteeing Subsidiary, the Original Guarantors and U.S.
               Bank Trust National Association, as trustee.*
4.4            Indenture, dated June 22, 2001, between Dura Operating
               Corp., Dura Automotive Systems, Inc., the Guarantors and
               U.S. Bank Trust National Association, as trustee, relating to the Notes.*
4.5            Registration Rights Agreement, dated June 22, 2001, between the Initial Purchasers and Dura Operating Corp., Dura
               Automotive Systems, Inc. and the Guarantors.*
5.1            Opinion of Kirkland & Ellis regarding the validity of the
               securities offered hereby.**
8.1            Opinion of Kirkland & Ellis regarding federal income tax
               considerations.*
12.1           Statement of Computation of Ratio of Earnings to Fixed
               Charges.*
23.1           Consent of Arthur Andersen LLP, Minneapolis, Minnesota.*
23.2           Consent of KPMG Audit Plc.*
23.3           Consents of Kirkland & Ellis (included in Exhibits 5.1 and
               8.1).*
24.1           Powers of Attorney.*
25.1           Statement of Eligibility of Trustee on Form T-1 under the
               Trust Indenture Act of 1939 of U.S. Bank Trust National
               Association.*
99.1           Form of Letter of Transmittal for the Notes.*
99.2           Form of Notice of Guaranteed Delivery for the Notes.*
99.3           Form of Tender Instructions for the Notes.*

-------------------------
*  Filed herewith.

** To be filed by amendment.

     (b) No financial statement schedules are required to be filed herewith pursuant to this Item.

ITEM 22.  UNDERTAKINGS

     (a) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 20, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a directors, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (b) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as a part of this Registration Statement in reliance on Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be a part of this registration statement as of the time it was declared effective.

     (c) For purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (d) The undersigned hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the date of the registration statement through the date of responding to the request.

     (e) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and Dura being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

     (f) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

        (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (f)(i) and (f)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (g) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Dura Operating Corp. has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rochester Hills, State of Michigan, on the 19th day of July, 2001.

                                          DURA OPERATING CORP.

                                          By:        /s/ DAVID R. BOVEE
                                            ------------------------------------
                                                       David R. Bovee
                                              Vice President, Chief Financial
                                                         Officer and
                                               Assistant Secretary (principal
                                                        financial and
                                               accounting officer); Director

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 19th day of July, 2001.

                       SIGNATURE                                               TITLE
                       ---------                                               -----
                           *                                Chairman of the Board
--------------------------------------------------------
                      S.A. Johnson

                           *                                President and Chief Executive Officer
--------------------------------------------------------      (principal executive officer); Director
                    Karl F. Storrie

                   /s/ DAVID R. BOVEE                       Vice President, Chief Financial Officer and
--------------------------------------------------------      Assistant Secretary (principal financial
                     David R. Bovee                           and accounting officer); Director

                           *                                Director
--------------------------------------------------------
                 Robert E. Brooker, Jr.

                           *                                Director
--------------------------------------------------------
                    Jack K. Edwards

                           *                                Director
--------------------------------------------------------
               James O. Futterknecht, Jr.

                           *                                Director
--------------------------------------------------------
                    J. Richard Jones

                           *                                Director
--------------------------------------------------------
                  William L. Orscheln

                           *                                Director
--------------------------------------------------------
                   John C. Jorgensen

                       SIGNATURE                                               TITLE
                       ---------                                               -----


                           *                                Director
--------------------------------------------------------
                     Eric J. Rosen

                           *                                Director
--------------------------------------------------------
                 Ralph R. Whitney, Jr.

                 By: /s/ DAVID R. BOVEE
  ----------------------------------------------------
                     David R. Bovee
                    Attorney in Fact

---------------
* The undersigned by signing his or her name hereto, does sign and execute this registration statement pursuant to the Power Attorney executed by the above-named officers and directors of the registrant and previously filed with the Commission.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Dura Automotive Systems, Inc. has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rochester Hills, State of Michigan, on the 19th day of July, 2001.

                                          DURA AUTOMOTIVE SYSTEMS, INC.

                                          By:        /s/ DAVID R. BOVEE
                                            ------------------------------------
                                                       David R. Bovee
                                              Vice President, Chief Financial
                                                         Officer and
                                               Assistant Secretary (principal
                                                        financial and
                                               accounting officer); Director

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 19th day of July, 2001.

                       SIGNATURE                                               TITLE
                       ---------                                               -----

                           *                                Chairman of the Board
--------------------------------------------------------
                      S.A. Johnson

                           *                                President and Chief Executive Officer
--------------------------------------------------------      (principal executive officer); Director
                    Karl F. Storrie

                   /s/ DAVID R. BOVEE                       Vice President, Chief Financial Officer and
--------------------------------------------------------      Assistant Secretary (principal financial
                     David R. Bovee                           and accounting officer); Director

                           *                                Director
--------------------------------------------------------
                 Robert E. Brooker, Jr.

                           *                                Director
--------------------------------------------------------
                    Jack K. Edwards

                           *                                Director
--------------------------------------------------------
               James O. Futterknecht, Jr.

                           *                                Director
--------------------------------------------------------
                    J. Richard Jones

                           *                                Director
--------------------------------------------------------
                  William L. Orscheln

                       SIGNATURE                                               TITLE
                       ---------                                               -----


                           *                                Director
--------------------------------------------------------
                   John C. Jorgensen

                           *                                Director
--------------------------------------------------------
                     Eric J. Rosen

                           *                                Director
--------------------------------------------------------
                 Ralph R. Whitney, Jr.

                 By: /s/ DAVID R. BOVEE
  ----------------------------------------------------
                     David R. Bovee
                    Attorney in Fact

---------------
* The undersigned by signing his or her name hereto, does sign and execute this registration statement pursuant to the Power Attorney executed by the above-named officers and directors of the registrant and previously filed with the Commission.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Dura Automotive Systems Cable Operations, Inc. has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rochester Hills, State of Michigan, on the 19th day of July, 2001.

                                          DURA AUTOMOTIVE SYSTEMS CABLE
                                            OPERATIONS, INC.

                                          By:        /s/ DAVID R. BOVEE
                                            ------------------------------------
                                                       David R. Bovee
                                              President, Chief Financial Officer
                                              and Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 19th day of July, 2001.

                       SIGNATURE                                               TITLE
                       ---------                                               -----

                   /s/ DAVID R. BOVEE                       President, Chief Financial Officer and
--------------------------------------------------------      Treasurer (principal executive officer)
                     David R. Bovee                           (principal financial and accounting
                                                              officer); Director

                           *                                Assistant Secretary; Director
--------------------------------------------------------
                    Brian Ghesquiere

                 By: /s/ DAVID R. BOVEE
  ----------------------------------------------------
                     David R. Bovee
                    Attorney in Fact

---------------
* The undersigned by signing his or her name hereto, does sign and execute this registration statement pursuant to the Power Attorney executed by the above-named officers and directors of the registrant and previously filed with the Commission.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Dura Automotive Systems of Indiana, Inc. has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rochester Hills, State of Michigan, on the 19th day of July, 2001.

                                          DURA AUTOMOTIVE SYSTEMS OF
                                            INDIANA, INC.

                                          By:        /s/ DAVID R. BOVEE
                                            ------------------------------------
                                                       David R. Bovee
                                             President, Chief Financial Officer
                                                        and Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 19th day of July, 2001.

                       SIGNATURE                                             TITLE
                       ---------                                             -----

                   /s/ DAVID R. BOVEE                     President, Chief Financial Officer and
--------------------------------------------------------    Treasurer (principal executive officer)
                     David R. Bovee                         (principal financial and accounting
                                                            officer); Director

                           *                              Signature
--------------------------------------------------------
                    Brian Ghesquiere

                 By: /s/ DAVID R. BOVEE
  ----------------------------------------------------
                     David R. Bovee
                    Attorney in Fact

---------------
* The undersigned by signing his or her name hereto, does sign and execute this registration statement pursuant to the Power Attorney executed by the above-named officers and directors of the registrant and previously filed with the Commission.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Adwest Electronics, Inc. has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rochester Hills, State of Michigan, on the 19th day of July, 2001.

                                          ADWEST ELECTRONICS, INC.

                                          By:        /s/ DAVID R. BOVEE
                                            ------------------------------------
                                                       David R. Bovee
                                             President, Chief Financial Officer
                                                        and Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 19th day of July, 2001.

                       SIGNATURE                                             TITLE
                       ---------                                             -----

                   /s/ DAVID R. BOVEE                     President, Chief Financial Officer and
--------------------------------------------------------    Treasurer (principal executive officer)
                     David R. Bovee                         (principal financial and accounting
                                                            officer); Director

                           *                              Assistant Secretary; Director
--------------------------------------------------------
                    Brian Ghesquiere

                 By: /s/ DAVID R. BOVEE
  ----------------------------------------------------
                     David R. Bovee
                    Attorney in Fact

---------------
* The undersigned by signing his or her name hereto, does sign and execute this registration statement pursuant to the Power Attorney executed by the above-named officers and directors of the registrant and previously filed with the Commission.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Atwood Automotive, Inc. has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rochester Hills, State of Michigan, on the 19th day of July, 2001.

                                          ATWOOD AUTOMOTIVE, INC.

                                          By:        /s/ DAVID R. BOVEE
                                            ------------------------------------
                                                       David R. Bovee
                                             President, Chief Financial Officer
                                                        and Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 19th day of July, 2001.

                       SIGNATURE                                             TITLE
                       ---------                                             -----

                   /s/ DAVID R. BOVEE                     President, Chief Financial Officer and
--------------------------------------------------------    Treasurer (principal executive officer)
                     David R. Bovee                         (principal financial and accounting
                                                            officer); Director

                           *                              Assistant Secretary; Director
--------------------------------------------------------
                    Brian Ghesquiere

                 By: /s/ DAVID R. BOVEE
  ----------------------------------------------------
                     David R. Bovee
                    Attorney in Fact

---------------
* The undersigned by signing his or her name hereto, does sign and execute this registration statement pursuant to the Power Attorney executed by the above-named officers and directors of the registrant and previously filed with the Commission.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Atwood Mobile Products, Inc. has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rochester Hills, State of Michigan, on the 19th day of July, 2001.

                                          ATWOOD MOBILE PRODUCTS, INC.

                                          By:        /s/ DAVID R. BOVEE
                                            ------------------------------------
                                                       David R. Bovee
                                             President, Chief Financial Officer
                                                        and Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 19th day of July, 2001.

                       SIGNATURE                                             TITLE
                       ---------                                             -----
                   /s/ DAVID R. BOVEE                     President, Chief Financial Officer and
--------------------------------------------------------    Treasurer (principal executive officer)
                     David R. Bovee                         (principal financial and accounting
                                                            officer); Director

                           *                              Assistant Secretary; Director
--------------------------------------------------------
                    Brian Ghesquiere

                 By: /s/ DAVID R. BOVEE
  ----------------------------------------------------
                     David R. Bovee
                    Attorney in Fact

---------------
* The undersigned by signing his or her name hereto, does sign and execute this registration statement pursuant to the Power Attorney executed by the above-named officers and directors of the registrant and previously filed with the Commission.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Mark I Molded Plastics of Tennessee, Inc. has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rochester Hills, State of Michigan, on the 19th day of July, 2001.

                                          MARK I MOLDED PLASTICS OF
                                            TENNESSEE, INC.

                                          By:        /s/ DAVID R. BOVEE
                                            ------------------------------------
                                                       David R. Bovee
                                             President, Chief Financial Officer
                                                        and Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 19th day of July, 2001.

                       SIGNATURE                                             TITLE
                       ---------                                             -----
                   /s/ DAVID R. BOVEE                     President, Chief Financial Officer and
--------------------------------------------------------    Treasurer (principal executive officer)
                     David R. Bovee                         (principal financial and accounting
                                                            officer); Director

                           *                              Assistant Secretary; Director
--------------------------------------------------------
                    Brian Ghesquiere

                 By: /s/ DAVID R. BOVEE
  ----------------------------------------------------
                     David R. Bovee
                    Attorney in Fact

---------------
* The undersigned by signing his or her name hereto, does sign and execute this registration statement pursuant to the Power Attorney executed by the above-named officers and directors of the registrant and previously filed with the Commission.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Universal Tool & Stamping Company, Inc. has duly caused this registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rochester Hills, State of Michigan, on the 19th day of July, 2001.

                                          UNIVERSAL TOOL & STAMPING
                                            COMPANY, INC.

                                          By:        /s/ DAVID R. BOVEE
                                            ------------------------------------
                                                       David R. Bovee
                                             President, Chief Financial Officer
                                                        and Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 19th day of July, 2001.

                       SIGNATURE                                             TITLE
                       ---------                                             -----
                   /s/ DAVID R. BOVEE                     President, Chief Financial Officer and
--------------------------------------------------------    Treasurer (principal executive officer)
                     David R. Bovee                         (principal financial and accounting
                                                            officer); Director

                           *                              Assistant Secretary; Director
--------------------------------------------------------
                    Brian Ghesquiere

                 By: /s/ DAVID R. BOVEE
  ----------------------------------------------------
                     David R. Bovee
                    Attorney in Fact

---------------
* The undersigned by signing his or her name hereto, does sign and execute this registration statement pursuant to the Power Attorney executed by the above-named officers and directors of the registrant and previously filed with the Commission.

                                 EXHIBIT INDEX

EXHIBIT NO.                            DESCRIPTION
-----------                            -----------
1.1            Purchase Agreement, dated June 8, 2001, among Dura Operating
               Corp., Dura Automotive Systems, Inc., the subsidiary
               guarantors named therein (the "Subsidiary Guarantors") and
               Banc of America Securities LLC, Credit Suisse First Boston
               Corporation and J.P. Morgan Securities Inc. (collectively, the "Initial Purchasers").*
3.1            Restated Certificate of Incorporation of Dura Automotive
               Systems, Inc. incorporated by reference to Exhibit 3.1 of
               the Registration Statement on Form S-4 (Registration No.
               33381213) (the "S-4").
3.2            Amendment and Restated By-laws of Dura Automotive Systems,
               Inc., incorporated by reference to Exhibit 3.2 of the
               Registration Statement on Form S-1 (Registration No.
               333-06601) (the "S-1").
3.3            Certificate of Incorporation of Dura Operating Corp.
               incorporated by reference to Exhibit 3.3 of the S-4.
3.4            By-laws of Dura Operating Corp. incorporated by reference to
               Exhibit 3.4 of the S-4.
3.5            Certificate of Incorporation of Universal Tool and Stamping
               Company, Inc. incorporated by reference to Exhibit 3.7 of
               the S-4.
3.6            By-laws of Universal Tool & Stamping Inc. incorporated by
               reference to Exhibit 3.8 of the S-4.
3.7            Certificate of Incorporation of Dura Automotive Systems
               Cable Operations, Inc. incorporated by reference to Exhibit
               3.9 of the S-4.
3.8            By-laws of Dura Automotive Systems Cable Operations, Inc.
               incorporated by reference to Exhibit 3.10 of the S-4.
3.9            Certificate of Incorporation of Adwest Electronics, Inc.
               incorporated by reference to Exhibit 3.11 of the S-4.
3.10           By-laws of Adwest Electronics, Inc. incorporated by
               reference to Exhibit 3.12 of the S-4.
3.11           Certificate of Incorporation of Dura Automotive Systems of
               Indiana, Inc. incorporated by reference to Exhibit 3.19 of the S-4.
3.12           By-laws of Dura Automotive Systems of Indiana, Inc.
               incorporated by reference to Exhibit 3.20 of the S-4.
3.13           Certificate of Incorporation of Atwood Automotive, Inc.
               incorporated by reference to Exhibit 3.27 of the S-4.
3.14           By-laws of Atwood Automotive, Inc. incorporated by reference to Exhibit 3.28 of the S-4.
3.15           Certificate of Incorporation of Mark I Molded Plastics of
               Tennessee, Inc. incorporated by reference to Exhibit 3.31 of the S-4.
3.16           By-laws of Mark I Molded Plastics of Tennessee, Inc.
               incorporated by reference to Exhibit 3.32 of the S-4.
3.17           Restated Articles of Incorporation of Atwood Mobile
               Products, Inc.*
3.18           By-laws of Atwood Mobile Products, Inc.*
4.1            Indenture, dated April 22, 1999, between Dura Operating
               Corp., Dura Automotive Systems, Inc., the Subsidiary
               Guarantors and U.S. Bank Trust National Association, as
               trustee, incorporated by reference to Exhibit 4.7 of the
               S-4.
4.2            Supplemental Indenture, dated July 29, 1999 between Dura
               Operating Corp., Dura Automotive Systems, Inc., the
               Subsidiary Guarantors, and U.S. Bank Trust National
               Association, as trustee, incorporated by reference to
               Exhibit 4.1 of the report filed on Form 10-Q dated August
               16, 1999.

EXHIBIT NO.                            DESCRIPTION
-----------                            -----------
4.3            Second Supplemental Indenture, dated June 22, 2001, between
               Dura Operating Corp., Dura Automotive Systems, Inc., the
               Guaranteeing Subsidiary, the Original Guarantors and U.S.
               Bank Trust National Association, as trustee.*
4.4            Indenture, dated June 22, 2001, between Dura Operating
               Corp., Dura Automotive Systems, Inc., the Guarantors and
               U.S. Bank Trust National Association, as trustee, relating to the Notes.*
4.5            Registration Rights Agreement, dated June 22, 2001, between the Initial Purchasers and Dura Operating Corp., Dura
               Automotive Systems, Inc. and the Guarantors.*
5.1            Opinion of Kirkland & Ellis regarding the validity of the
               securities offered hereby.**
8.1            Opinion of Kirkland & Ellis regarding federal income tax
               considerations.*
12.1           Statement of Computation of Ratio of Earnings to Fixed
               Charges.*
23.1           Consent of Arthur Andersen LLP, Minneapolis, Minnesota.*
23.2           Consent of KPMG Audit Plc.*
23.3           Consents of Kirkland & Ellis (included in Exhibits 5.1 and
               8.1).*
24.1           Powers of Attorney.*
25.1           Statement of Eligibility of Trustee on Form T-1 under the
               Trust Indenture Act of 1939 of U.S. Bank Trust National
               Association.*
99.1           Form of Letter of Transmittal for the Notes.*
99.2           Form of Notice of Guaranteed Delivery for the Notes.*
99.3           Form of Tender Instructions for the Notes.*

-------------------------
*  Filed herewith.

** To be filed by amendment.